UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

P&F INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☐ Fee paid previously with preliminary materials.

☒ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

DATED AS OF NOVEMBER 3, 2023

P&F Industries, Inc.

445 Broadhollow Road, Suite 100

Melville, New York 11747

November [•], 2023

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of P&F Industries, Inc. (“P&F” or the “Company”). The Special Meeting will be held on [•], 2023, at 10:00 a.m. Eastern Standard Time (EST) at [•].

At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 13, 2023, by and among P&F, Tools AcquisitionCo, LLC, a Delaware limited liability company and an affiliate of ShoreView Industries, LLC (“Parent”), and Tools MergerSub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”) (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Acquisition Sub will merge with and into P&F (the “Merger”), with P&F surviving the Merger, and P&F becoming a wholly owned subsidiary of Parent. You will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger.

If the Merger contemplated by the Merger Agreement is consummated, you will be entitled to receive $13.00, without interest, subject to deduction for any required withholding tax or other amounts required to be withheld therefrom for each share of P&F’s common stock that you own immediately prior to the effective time of the Merger, par value $1.00 per share (“P&F common stock”) (unless you have properly exercised your appraisal rights in accordance with Section 262 of the Delaware General Corporation Law with respect to such shares).

The Board of Directors of P&F (the “Board”), after considering factors more fully described in the enclosed proxy statement (the “Proxy Statement”), approved the adoption of the Merger Agreement, and resolved that the Merger Agreement and the transactions contemplated thereby, including the consummation of the Merger, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware, are advisable to, fair to and in the best interests of P&F and its stockholders.

After careful consideration, the Board has unanimously recommended that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

The enclosed Proxy Statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. The Proxy Statement also describes the actions and determinations of our Board in connection with its evaluation of the Merger Agreement and the Merger. You are encouraged to read the Proxy Statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about P&F from documents we file with the U.S. Securities and Exchange Commission (the “SEC”) from time to time.

We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience. Your shares cannot be voted unless you (i) vote by Internet, (ii) vote by phone, (iii) sign, date and return the enclosed proxy card by mail or (iv) attend the Special Meeting and vote at the Special Meeting in person. In addition, your proxy is revocable at any time before it is voted by written notice to the Secretary of P&F or by delivery of a later-dated proxy. If you attend the Special Meeting and vote in person, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction card you will receive from your broker, bank or other nominee.

Your vote is very important, regardless of the number of shares of the Company that you own. We cannot consummate the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of a majority of the shares of P&F common stock outstanding and entitled to vote thereon and the affirmative vote of a majority of the votes cast at the Special Meeting by stockholders other than Richard A. Horowitz, as applicable, provided a quorum is present. In addition, the Merger Agreement makes the approval by the stockholders of P&F (“P&F stockholders”) of the proposal to adopt the Merger Agreement a condition to the parties’ obligations to consummate the Merger. The failure of any stockholder to vote in person at the Special Meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and will not have any effect on the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting. Broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal to adopt the Merger Agreement and will not have any effect on the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

If you have any questions about the accompanying Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (212) 929-5500 / Toll-Free: (800) 322-2885.

On behalf of our Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

JOSEPH A. MOLINO, JR.

Secretary

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying Proxy Statement is dated [•], 2023 and, together with the enclosed form of proxy card, is first being mailed to P&F stockholders on or about [•], 2023.

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

DATED AS OF NOVEMBER [●], 2023

P&F Industries, Inc.

445 Broadhollow Road, Suite 100

Melville, New York 11747

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR SHARES PROMPTLY.

A special meeting of the stockholders (the “Special Meeting”) of P&F Industries, Inc., a Delaware corporation (“P&F” or the “Company”), will be conducted on [●], 2023, at 10:00 a.m. Eastern Standard Time (EST), at [●], with respect to the following matters:

1.	to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of October 13, 2023, by and among P&F, Tools AcquisitionCo, LLC, an affiliate of ShoreView Industries, LLC (“Parent”), and Tools MergerSub, Inc., a wholly owned subsidiary of Parent (“Acquisition Sub”) (as may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement (the “Proxy Statement”) accompanying this notice;

2.	to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the merger of Acquisition Sub with and into P&F (the “Merger”); and

3.	to consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The affirmative vote of (i) the majority of the shares of common stock of P&F, par value $1.00 per share (“P&F common stock”), outstanding and entitled to vote thereon and (ii) the affirmative vote of a majority of the votes cast at the Special Meeting by stockholders other than Richard A. Horowitz, as applicable, is required to adopt the Merger Agreement. The affirmative vote of a majority of the shares of P&F common stock entitled to vote which are present at the Special Meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger. The affirmative vote of a majority of the shares of P&F common stock entitled to vote which are present at the Special Meeting, whether or not a quorum is present, is required to approve the proposal to adjourn the Special Meeting. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will not have any effect on the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting. Abstentions will be counted as votes “AGAINST” the proposal to adopt the Merger Agreement with respect to the vote required by clause (i) above and will have no effect on the vote required by clause (ii) above. Abstentions will be counted as votes “AGAINST” the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and the proposal to adjourn the Special Meeting. A broker, bank or other nominee holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. All of the proposals in the Proxy Statement are non-routine matters.

When a matter is not routine and the brokerage firm has not received voting instructions from the stockholder, the brokerage firm cannot vote the shares on that matter. This is called a broker “non-vote.” Broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal to adopt the Merger Agreement and will not have any effect on the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

Only P&F stockholders of record as of the close of business on [●], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our principal executive offices located at 445 Broadhollow Road, Suite 100, Melville, New York 11747, during regular business hours for a period of no less than ten (10) days before the Special Meeting and at the place of the Special Meeting during such meeting.

P&F’s board of directors (the “Board”) has unanimously recommended that you vote “FOR” the adoption of the Merger Agreement, “FOR” the non-binding, advisory proposal regarding compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and “FOR” the adjournment of the Special Meeting (if necessary or appropriate). In considering the recommendation of the Board, P&F stockholders should be aware that its executive officers and members of the Board may have agreements and arrangements in place that provide them with interests in the Merger that may be different from, or in addition to, those of P&F. See the section entitled “The Merger-Interests of the Directors and Executive Officers of P&F in the Merger” beginning on page [●] of this Proxy Statement.

Our Notice of Special Meeting and Proxy Statement are available at /.

By order of the Board of Directors,

JOSEPH A. MOLINO, JR.

Secretary

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, P&F ENCOURAGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY TELEPHONE, OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before your proxy is exercised at the Special Meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you fail to either (i) return your proxy card, (ii) grant your proxy electronically over the Internet or by telephone, or (iii) vote in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record, voting in person at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid “legal” proxy issued in your name in order to vote in person at the Special Meeting.

P&F encourages you to read the accompanying Proxy Statement, including all documents incorporated by reference into the accompanying Proxy Statement, and its annexes carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway

New York, New York 10018

Call (212) 929-5500 / Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

SUMMARY

This summary highlights selected information from this proxy statement (this “Proxy Statement”) related to the merger of Tools MergerSub, Inc. (“Acquisition Sub”) with and into P&F Industries, Inc. (the “Merger”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page [•] of this Proxy Statement. The Merger Agreement (as defined below) is attached as Annex A to this Proxy Statement. You are encouraged to read the Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this Proxy Statement, “P&F,” the “Company,” “we,” “our,” “us” and similar words in this Proxy Statement refer to P&F Industries, Inc., including, in certain cases, our subsidiaries. Throughout this Proxy Statement we refer to Tools AcquisitionCo, LLC as “Parent” and Tools MergerSub, Inc. as “Acquisition Sub.” In addition, throughout this Proxy Statement we refer to the Agreement and Plan of Merger, dated as of October 13, 2023, as it may be amended from time to time, by and among P&F, Parent and Acquisition Sub as the “Merger Agreement.”

The Special Meeting (page [•])

Date, Time and Place

The Special Meeting will be held on [•], 2023, at 10:00 a.m. Eastern Standard Time (EST), at [•].

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting of P&F stockholders (the “Special Meeting”) if you owned shares of our common stock at the close of business on [•], 2023, the record date for the Special Meeting (the “Record Date”). You will have one vote at the Special Meeting for each share of P&F common stock you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask P&F stockholders of record as of the Record Date to vote on proposals to adopt the Merger Agreement, to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Quorum

As of the Record Date, there were approximately [•] shares of our common stock outstanding and entitled to be voted at the Special Meeting. The holders of a majority in voting power of the outstanding shares of P&F common stock, present either by attendance at the Special Meeting or represented by proxy, will constitute a quorum at the Special Meeting. As a result, [•] shares must be represented by proxy or by stockholders present and entitled to vote at the Special Meeting to have a quorum.

Required Vote

The affirmative vote of the majority of the shares of common stock of P&F, par value $1.00 per share (“P&F common stock”), outstanding and entitled to vote thereon and the affirmative vote of a majority of the votes cast at the Special Meeting by stockholders other than Richard A. Horowitz, as applicable, is required to adopt the Merger Agreement. The affirmative vote of a majority of the shares of P&F common stock entitled to vote which are present, by attendance or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger. The affirmative vote of a majority of the shares of P&F common stock entitled to vote which are present, by attendance or represented by proxy, at the Special Meeting, whether or not a quorum is present, is required to approve the proposal to adjourn the Special Meeting. This means that the proposal to adopt the Merger Agreement will be approved if (i) the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of shares of P&F common stock entitled to vote at the Special Meeting and (ii) the number of shares held by stockholders other than Richard A. Horowitz, P&F’s Chief Executive Officer and Director, voted “FOR” such proposal is greater than fifty present (50%) of the total number of such shares of P&F common stock cast at the Special Meeting. Abstentions will be counted as votes “AGAINST” the proposal to adopt the Merger Agreement with respect to the vote required by clause (i) above and will have no effect on the vote required by clause (ii) above. Abstentions will be counted as votes “AGAINST” the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and the proposal to adjourn the Special Meeting. Broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal to adopt the Merger Agreement and will not have any effect on the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

Share Ownership of P&F’s Directors and Executive Officers

As of [•], 2023, the Record Date, P&F’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of P&F common stock, representing approximately [•]% of the outstanding shares of P&F common stock. Except as otherwise provided in the Support Agreement, P&F’s directors and executive officers have informed P&F that they currently intend to vote all of their shares of P&F common stock “FOR” the adoption of the Merger Agreement, “FOR” the non-binding, advisory proposal regarding compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and “FOR” the adjournment of the Special Meeting (if necessary or appropriate).

Support Agreement

In connection with the consummation of the transactions contemplated by the Merger Agreement, Richard A. Horowitz has executed a voting and support agreement (the “Support Agreement”) in favor of Parent concurrently with the execution of the Merger Agreement, pursuant to which Richard A. Horowitz has agreed, among other things, to (i) vote the shares of P&F common stock owned by him constituting 42.5% of the outstanding shares of P&F common stock in favor of the approval and adoption of the Merger Agreement and the Merger and the remaining shares of P&F common stock owned by him (constituting approximately 2.7% of the outstanding shares of P&F common stock) proportionately with other stockholders and (ii) in the event the Company termination fee is payable in connection with a Competing Proposal (as defined in the section entitled “Terms of the Merger Agreement – Restrictions on Solicitations of Other Offers” beginning on page [●] of this Proxy Statement), pay to Parent a fee in an amount equal to 50% of Mr. Horowitz’s profit above $13.00 per share from the sale or transfer of any securities pursuant to the transactions contemplated by such Competing Proposal, in each case subject to the terms and conditions of the Support Agreement.

Agreement Related to Richard A. Horowitz’s Common Stock

On October 13, 2023, P&F’s Board of Directors (the “Board”) and Richard A. Horowitz entered into a letter agreement (the “Letter Agreement”) which amended the letter agreement between the Board and Richard A. Horowitz, dated February 14, 2019 (the “Existing Letter Agreement”). Pursuant to the Letter Agreement, Mr. Horowitz agreed to cause any shares held by him in excess of 42.5% of the outstanding shares of P&F common stock to be voted proportionally in accordance with the vote of all holders of P&F common stock (other than shares held by him or any other 13(d) filer) in connection with any vote of securities of the Company subject to the voting requirements of the Support Agreement. Mr. Horowitz further agreed that any vote of securities of the Company that are subject to the voting requirements of the Support Agreement shall be deemed for purposes of Sections 2, 3 and 4 of the Existing Letter Agreement to be irrevocably approved for all purposes by all of the independent directors of the Company. Any Adverse Recommendation Change (as defined in the Merger Agreement) shall not affect such irrevocable approval.

Voting and Proxies

Any P&F stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the postage-paid envelope provided or voting electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of P&F common stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how you wish to vote your shares of P&F common stock using the instructions provided by your broker, bank or other nominee. Under applicable rules, brokers, banks or other nominees have the discretion to vote on routine matters. All of the proposals in this Proxy Statement are non-routine matters, and brokers, banks and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the exercise of your proxy at the Special Meeting or attending the Special Meeting and voting in person.

If you hold your shares of P&F common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote by attending the Special Meeting if you obtain a valid “legal” proxy from your broker, bank or other nominee.

Parties Involved in the Merger (page [•])

P&F Industries, Inc.

445 Broadhollow Road, Suite 100,

Melville, New York 11747

(631) 694-9800

P&F imports, manufactures and markets pneumatic hand tools of its own design, primarily to the retail, industrial, automotive and aerospace markets. Its products include sanders, grinders, drills, saws and impact wrenches. These tools are powered by compressed air, rather than by electricity or a battery.

P&F common stock is currently listed on The NASDAQ Stock Market under the symbol “PFIN.”

Tools AcquisitionCo, LLC

222 South Ninth Street, Suite 3300
Minneapolis, Minnesota 55402

(612) 436-4280

Parent is a Delaware limited liability company and an affiliate of ShoreView Industries, LLC. ShoreView Industries is an investment firm which partners with family and entrepreneur-owned companies across many sectors, including building products, industrial technology, plastics and packaging, aerospace and defense, business and professional services, life sciences, industrial distribution, niche consumer products, specialty materials, and residential services. Parent was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger, and the related financing transactions. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, P&F will be a wholly owned subsidiary of Parent.

Tools MergerSub, Inc.

Acquisition Sub is a Delaware corporation and a direct wholly owned subsidiary of Parent formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger, and the related financing transactions. Acquisition Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Acquisition Sub will cease to exist.

Effect of the Merger (page [•])

If the Merger Agreement is adopted by P&F stockholders and certain other conditions to the consummation of the Merger are either satisfied or waived, Acquisition Sub will merge with and into P&F, with P&F surviving and continuing under the name “P&F Industries, Inc.” (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent, and P&F common stock will no longer be publicly traded. In addition, P&F common stock will be delisted from The Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case, in accordance with applicable law, rules and regulations, and P&F will no longer file periodic reports with the United States Securities and Exchange Commission (“SEC”) on account of P&F common stock. If the Merger is consummated you will not own any shares of capital stock of the Surviving Corporation.

The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of the State of Delaware (or at such later time as P&F, Acquisition Sub and Parent may agree and specify in the certificate of merger).

Effect on P&F if the Merger is Not Consummated (page [•])

If the Merger Agreement is not adopted by P&F stockholders or if the Merger is not consummated for any other reason, P&F stockholders will not receive any payment for their shares of P&F common stock. Instead, P&F will remain an independent public company, the P&F common stock will continue to be listed and traded on The Nasdaq Stock Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC on account of P&F common stock. Under certain specified circumstances, P&F may be required to reimburse Parent’s expenses or pay Parent a termination fee, or under certain other specified circumstances, P&F may be entitled to receive a reimbursement of P&F’s expenses or a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in the section entitled “Terms of the Merger Agreement – Termination Fees” and “Terms of the Merger Agreement – Expense Reimbursement” beginning on page [•] of this Proxy Statement.

Merger Consideration (page [•])

Upon the consummation of the Merger, each share of P&F common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by P&F or held, directly or indirectly, by Parent or Acquisition Sub, which will be canceled for no consideration, and (ii) any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law (“Dissenting Shares”)) will be converted into the right to receive $13.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Recommendation of the Board and Reasons for the Merger (page [•])

The Board – after carefully considering various factors described in the section entitled “The Merger – Recommendation of the Board and Reasons for the Merger,” beginning on page [•] of this Proxy Statement, and after consultation with P&F’s legal and financial advisors – has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable to, fair to and in the best interests of P&F and its stockholders, and has approved the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

The Board unanimously recommends that you (i) vote “FOR” the proposal to adopt the Merger Agreement, (ii) “FOR” the non-binding, advisory proposal regarding compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and contemplated by the Merger Agreement and (iii) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Opinion of P&F’s Financial Advisor (page [•])

East Wind Securities, LLC (“East Wind”) delivered its opinion to the Board that, as of October 13, 2023, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of P&F common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of East Wind, dated as of October 13, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion and which you should read carefully and in its entirety, is attached as Annex B to this Proxy Statement. East Wind provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The East Wind opinion is not a recommendation as to how any holder of P&F common stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between P&F and East Wind, P&F has agreed to pay East Wind a transaction fee that is estimated, based on the information available as of the date of announcement of the Merger, at approximately $1.050 million, of which $850 thousand is contingent upon consummation of the Merger.

Interests of the Directors and Executive Officers of P&F in the Merger (page [•])

In considering the recommendations of the Board with respect to the Merger, our stockholders should be aware that the directors and executive officers of the Company have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of Company stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that Company stockholders adopt the Merger Agreement. These interests are described in more detail below, and certain of them are quantified in the narrative below in the section entitled “The Merger – Interests of the Directors and Executive Officers of P&F in the Merger” beginning on page [•] of this Proxy Statement.

Treatment of Equity-Based Awards (page [•])

Stock Options

At the Effective Time, each option to purchase shares of P&F common stock that is outstanding immediately prior to the Effective Time (a “Company Option”), whether vested or unvested, will be canceled and terminated in exchange for the right to receive an amount in cash, without interest, equal to the product of (x) the total number of shares of P&F common stock subject to, and outstanding under, such Company Option and (y) the excess of the Merger Consideration over the applicable per share exercise price, subject to any applicable withholding or other taxes or other amounts required by applicable law to be withheld; provided, that if the per share exercise price of P&F common stock underlying a Company Option is equal to or greater than the Merger Consideration, such Company Option shall be canceled without any cash payment or other consideration being made in respect thereof.

Restricted Shares

At the Effective Time, any vesting conditions or restrictions applicable to each restricted share of P&F common stock outstanding immediately prior to the Effective Time (a “Company Restricted Share”) shall lapse, and each holder of an award of Company Restricted Shares will be entitled to receive an amount in cash equal to the product of (x) the total number of shares of P&F common stock subject to such an award of Company Restricted Shares and (y) the Merger Consideration.

Executive Agreements (page [●])

Horowitz Agreement

Mr. Horowitz is party to an executive employment agreement with the Company (as amended, the “Horowitz Employment Agreement”). The Horowitz Employment Agreement provides that Mr. Horowitz’s Annual Bonus (as defined therein) for the Company’s 2023 fiscal year will equal $1,050,000 and will not be subject to pro-ration and will be paid no later than March 15, 2024 (the “Horowitz 2023 Annual Bonus”) and that Mr. Horowitz will not be eligible for any Annual Bonus for the Company’s 2024 fiscal year in the event a Change in Control (as defined therein) occurs during the Company’s 2024 fiscal year. The Merger Agreement provides that, immediately following the Closing Date, Mr. Horowitz’s employment with the Company shall be terminated without Cause effective as of such date. In connection with such termination and consistent with the terms of the Horowitz Employment Agreement, with respect to Mr. Horowitz’s employment being terminated by the Company without Cause or resignation by Mr. Horowitz for Good Reason, in either case within two years following a 409A Change in Control (as defined in the Horowitz Employment Agreement), then subject to his timely execution and non-revocation of a general release in favor of the Company, Parent and their respective affiliates, he would receive:

•	a lump sum payment equal to thirty six (36) months of his base salary, paid on the sixtieth (60th) day following the date of his termination; and

•	the Horowitz 2023 Annual Bonus to the extent unpaid; and

•	a monthly payment in the amount of $2,600, payable until the earlier of (a) thirty six (36) months from the date of his termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) the death of him and his spouse.

In addition to the amounts noted above, Mr. Horowitz would be entitled to receive payments for accrued but unpaid salary, unpaid prior period bonus (except as noted above) and eligible unreimbursed expenses.

Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Horowitz Employment Agreement) would otherwise be incurred by Mr. Horowitz, amounts paid to Mr. Horowitz upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) if such amount would result in a higher after-tax net payment to Mr. Horowitz.

Molino Agreement

Mr. Molino is party to an executive employment agreement with the Company (as amended, the “Molino Employment Agreement”). The Molino Employment Agreement provides that Mr. Molino’s Annual Bonus (as defined therein) for the Company’s 2023 fiscal year will equal $225,000 and will not be subject to pro-ration and shall be paid no later than March 15, 2024 (the “Molino 2023 Annual Bonus”) and that Mr. Molino will not be eligible for any Annual Bonus for the Company’s 2024 fiscal year in the event a Change in Control (as defined therein) occurs during the Company’s 2024 fiscal year.

The Molino Agreement provides that, if he remains continuously employed by the Company through December 31, 2023, he will be eligible for the following payments and benefits (the “Retention Benefits”), subject to his timely execution and non-revocation of a general release in favor of the Company, Parent and their respective affiliates:

•	an amount equal to eighteen (18) months of the base salary, to be paid in equal ratable installments over eighteen (18) months in accordance with the Company’s normal payroll policies, (except as such amount would be paid in a lump sum as noted below with respect to Mr. Molino’s termination as a result of a Change in Control) (the “Retention Bonus”);

•	accelerated vesting, as of December 31, 2023, of any unvested portion of any equity awards previously granted to him;

•	the Molino 2023 Annual Bonus to the extent unpaid; and

•	if he timely elects COBRA, an amount equal to the difference in his COBRA premium and the active employee contribution for medical coverage until the earlier of (a) eighteen (18) months from the date of termination,(b) his becoming eligible for medical benefits from a subsequent employer which amount equals $5,650 per month, or (c) he and his dependents otherwise ceasing to be eligible for COBRA coverage which amount, absent a Change in Control, equals $5,650 per month; provided that, if his termination occurs on or prior to December 31, 2023 and COBRA coverage becomes unavailable during the period in which the COBRA payments would otherwise be made.

In addition to the amounts noted above, Mr. Molino would be entitled to receive payments for accrued but unpaid salary, unpaid prior period bonus (except as noted above) and eligible unreimbursed expenses.

Mr. Molino will forfeit all rights to the Retention Benefits upon either (i) his termination of employment with the Company for any reason (other than by the Company without Cause (as defined in the Molino Employment Agreement) or due to his death or disability), prior to December 31, 2023, or (ii) the Company’s termination of his employment with the Company for Cause at any time prior to the full and final payment of the Retention Benefits. In addition, if a Change in Control occurs within ninety (90) days after the termination of Mr. Molino’s employment by the Company without Cause, or if he remains employed by the Company through December 31, 2023 and a Change in Control occurs on or prior to June 30, 2024, he will receive both the Retention Benefits and the lump sum payment in respect of his target annual bonus as provided by the Molino Employment Agreement (which is fixed at $140,000 for the Company’s 2024 fiscal year pursuant to the Molino Employment Agreement), in each case, to the extent unpaid, and any such unpaid amounts to be paid in a lump sum on the 60th day following the consummation of the Change in Control. The Merger Agreement provides that, immediately following the Closing Date, Mr. Molino’s employment with the Company shall be terminated without Cause effective as of such date. In connection with such termination and consistent with the terms of the Molino Employment Agreement, Mr. Molino will receive payments in respect of Retention Benefits as described above and the lump sum payment in respect of his target annual bonus as provided by the Molino Employment Agreement.

Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Molino Employment Agreement) would otherwise be incurred by Mr. Molino, amounts paid to Mr. Molino upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Section 280G of the Code).

Financing of the Merger (page [•])

On October 13, 2023, in connection with the Merger Agreement, Acquisition Sub entered into: (i) a debt commitment letter (the “Senior Commitment Letter”), from RCS SBIC Fund II, L.P. (“Riverside”), pursuant to which Riverside has provided commitments in respect of a senior secured term loan facility in an aggregate principal amount of $22 million, and (ii) a debt commitment letter (the “Subordinated Commitment Letter” and, together with the Senior Commitment Letter, the “Debt Commitment Letters”), from NorthStar Mezzanine Partners VIII L.P. and Northstar Mezzanine Partners SBIC L.P. (collectively, “Northstar”), pursuant to which Northstar has provided commitments in respect of a subordinated unsecured note facility in an aggregate principal amount of $7 million. Funding of the debt financing is subject to the satisfaction of certain closing conditions, including the closing of the Merger. In addition, Parent has obtained an equity commitment letter dated as of October 13, 2023, which we refer to as the “equity commitment letter,” from Shoreview Capital Partners IV, L.P., which we refer to as the “Guarantor.” The equity commitment letter provides for up to $29 million in the aggregate of equity financing on the terms and subject to the conditions set forth therein, which was delivered to the Company concurrently with the execution of the Merger Agreement.

Limited Guarantee (Page [•])

In connection with entering into the Merger Agreement, the Guarantor provided the Company with a limited guarantee pursuant to which Guarantor guaranteed the payment of Parent’s obligations to the Company with respect to the payment of the reverse termination fee (as discussed below) and enforcement expenses related to the reverse termination fee, subject to a maximum aggregate obligation with respect to enforcement expenses of $250,000.

U.S. Federal Income Tax Consequences of the Merger (page [•])

The exchange of P&F common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, the receipt of cash by a U.S. Holder (as defined in the section entitled “The Merger – U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this Proxy Statement) in exchange for such U.S. Holder’s shares of P&F common stock pursuant to the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of P&F common stock surrendered in the Merger. Gain or loss will be determined separately for each block of shares of P&F common stock (that is, shares acquired for the same cost in a single transaction).

If you are a Non-U.S. Holder (as defined in the section entitled “The Merger – U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this Proxy Statement), the Merger generally will not result in U.S. federal income tax to you unless you have certain connections with the United States.

For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger – U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this Proxy Statement.

P&F stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Legal Proceedings Regarding the Merger (page [•])

As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to P&F, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is the absence of any law, injunction or order by any governmental entity restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Merger is consummated may adversely affect P&F’s business, financial condition, results of operations and cash flows.

Restrictions on Solicitations of Other Offers (page [•])

For purposes of this Proxy Statement, each of “Competing Proposal,” “Intervening Event,” and “Superior Proposal” is defined in the section entitled “Terms of the Merger Agreement – Restrictions on Solicitations of Other Offers” beginning on page [•] of this Proxy Statement.

In the Merger Agreement, P&F agreed that, subject to certain exceptions, P&F will not, and will cause its directors, officers and subsidiaries not to, and will instruct other representatives not to, directly or indirectly (i) solicit, initiate, knowingly encourage or knowingly facilitate, whether publicly or otherwise, any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, a Competing Proposal; (ii) engage in negotiations or substantive discussions with or furnish material non-public information to, any person relating to a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal; (iii) provide any information or data concerning P&F or any of its subsidiaries to any person, or afford access to the properties, books, records or employees of P&F or any of its subsidiaries in connection with or that would reasonably be expected to lead to a Competing Proposal or (iv) agree, propose or resolve to take any of the foregoing actions. However, subject to the terms of the Merger Agreement, P&F may grant a waiver of any standstill or similar obligation of any person with respect to P&F or any of its subsidiaries solely to the extent to allow such person to submit a confidential Competing Proposal to the Board.

Adverse Recommendation Changes (page [•])

Except as described in the following paragraph, under the terms of the Merger Agreement, neither the Board or any committee thereof may (i) make an “Adverse Recommendation Change” (as defined in the section entitled “Terms of the Merger Agreement – Adverse Recommendation Changes” beginning on page [•] of this Proxy Statement) or (ii) approve or recommend, or allow P&F or any of its subsidiaries to enter into, any letter of intent, memorandum of understanding, or definitive merger or similar agreement with respect to any Competing Proposal (other than a confidentiality agreement).

Under the Merger Agreement, under certain circumstances and subject to certain requirements described in the section entitled “Terms of the Merger Agreement – Adverse Recommendation Changes” beginning on page [•] of this Proxy Statement, the Board is entitled to make an Adverse Recommendation Change or enter into an agreement with respect to such Competing Proposal prior to obtaining approval of the Merger Agreement by a majority of the outstanding shares of P&F common stock entitled to vote thereon (the “P&F Stockholder Approval”), (i) if the Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the Board’s duties to P&F stockholders under applicable law; or (ii) if P&F has received a Competing Proposal that the Board has determined in good faith constitutes a Superior Proposal, authorize, adopt or approve such Superior Proposal and cause P&F to enter into a definitive agreement with respect to such Superior Proposal concurrently with the termination of the Merger Agreement pursuant to its terms.

Employee Benefits (page [•])

For the period commencing at the Effective Time and ending six (6) months following the Closing Date (or such shorter period during which a Continuing Employee (as defined below) remains in employment with P&F and its subsidiaries), Parent will, or will cause the Surviving Corporation or an affiliate thereof to, provide each employee of P&F and its subsidiaries immediately prior to the Effective Time who remains employed with Parent, the Surviving Corporation or any of their affiliates following the Merger (each a “Continuing Employee”), (i) base salary and wage rate, and target short- and long-term cash incentive compensation opportunities that are, in the aggregate, no less favorable than those being provided to each such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits (excluding any employee benefits that are frozen, discontinued or, as of the Effective Time, being frozen or discontinued) that are, in the aggregate, no less favorable (including with respect to the proportion of employee cost) than those being provided as of the date of the Merger Agreement under P&F’s (and its subsidiaries’) benefit plans set forth on a schedule (excluding any equity or equity-based compensation, short- and long-term cash incentive compensation opportunities, retention, one time or special non-ordinary incentive compensation opportunities payable in connection with, or a result of, the Merger, retiree health or welfare, defined benefit pension benefits and employee benefits that are frozen, discontinued or, as of the Effective Time, being frozen or discontinued) to such Continuing Employee immediately prior to the Effective Time.

Parent has also agreed to provide or to cause the Surviving Corporation or an affiliate thereof, to provide, from the Effective Time until six (6) months following the Closing Date, severance payments and benefits to each Continuing Employee whose employment is terminated during such period that are no less favorable than the severance payments and benefits that such Continuing Employee is eligible to receive under any applicable severance plan, policy practice, or arrangements of the Company or any of its subsidiaries as in effect immediately prior to the Effective Time and set forth on a schedule.

Conditions to the Closing of the Merger (page [•])

The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver by P&F and Parent at or prior to the Effective Time, of the following conditions:

•	the P&F Stockholder Approval (including the affirmative vote of a majority of the votes cast at the Special Meeting by P&F stockholders other than Richard A. Horowitz) shall have been obtained; and

•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

The obligations of Parent and Acquisition Sub to consummate the Merger are also subject to the satisfaction or (to the extent permitted by law) waiver by Parent at or prior to the Effective Time, of the following conditions:

•	the representations and warrants of P&F:

o	regarding P&F’s organization and qualification, subsidiaries, corporate authority and resolutions, vote required by P&F stockholders in connection with the Merger Agreement, and the absence of any undisclosed brokers fees being true and correct in all material respects as of the date of the Merger Agreement and the closing date of the Merger, as if made on and as of such date (except to the extent made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only);

o	regarding the absence of any adverse change, event or development that has had a Company Material Adverse Effect being true and correct in all respects as of the closing date; and

o	regarding P&F’s capital structure being true and correct in all respects as of the date of the Merger Agreement and the closing date of the Merger, as if made at and as of such date, except for de minimis inaccuracies;

•	other than the representations and warranties described in the three (3) clauses above, being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications therein) as of the date of the Merger Agreement and the closing date of the Merger, except for such failures to be true and correct as would not have a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warrants will be so true and correct as of the specific date only);

•	P&F having performed or complied in all material respects with its obligations required under the Merger Agreement on or prior to the closing date;

•	Parent’s receipt of a certificate of P&F signed by an executive officer confirming the satisfaction of the foregoing conditions;

•	since the date of the Merger Agreement, there shall not have been a Company Material Adverse Effect that continues as of the Effective Date; and

•	P&F’s receipt of consent from a large aerospace manufacturer that is a customer of one of P&F’s subsidiaries. There can be no assurances regarding whether the contractual consent referred to above would be obtained or the timing thereof.

The obligations of P&F to consummate the Merger are also subject to the satisfaction or waiver by P&F of the following conditions:

•	the representations and warranties of Parent and Acquisition Sub:

•	regarding organization and qualification and corporate authority and resolutions being true and correct in all material respects as of the date of the Merger Agreement and the closing date of the Merger, as if made at and as of such date (except the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

•	other than the representations and warranties described in the clause above, being true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications therein) as of the date of the Merger Agreement and the closing date of the Merger, as if made at and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not have a Parent Material Adverse Effect;

•	Parent and Acquisition Sub each having performed or complied in all material respects with its obligations required under the Merger Agreement on or prior to the closing date; and

•	P&F’s receipt of a certificate of Parent signed by an executive officer of Parent confirming the satisfaction of the foregoing conditions.

Termination of the Merger Agreement (page [●])

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the P&F Stockholder Approval is obtained:

•	by mutual written consent of each of Parent and P&F;

•	by either Parent or P&F if:

o	the Merger has not been consummated by the Termination Date. However, the right to terminate the Merger Agreement as a result of the occurrence of the Termination Date will not be available to any party if the failure of the closing of the Merger to have occurred on or before such date was primarily due to the failure of such party to materially perform any of its obligations under the Merger Agreement;

o	prior to the Effective Time, any governmental authority has enacted, issued, promulgated, enforced or entered any law or order that permanently restrained, enjoined, rendered illegal or otherwise prohibited the transactions contemplated by the Merger Agreement and such law or order has become final and non-appealable. The right to terminate the Merger Agreement pursuant to the previous sentence will not be available to a party if the issuance of such law or order or taking of such action was primarily due to the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform any of its obligations under the Merger Agreement;

o	P&F has failed to obtain the P&F Stockholder Approval at the Special Meeting or at any adjournment or postponement thereof, at which a vote of the Merger Agreement and the Merger was taken;

•	by P&F:

o	if Parent or Acquisition Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is thirty (30) calendar days following P&F’s delivery of written notice to Parent or Acquisition Sub of such breach. However, P&F will not have the right to terminate the Merger Agreement pursuant to this provision if P&F is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement;

o	prior to the P&F Stockholder Approval, to enter into a definitive agreement with respect to a Superior Proposal, subject to the terms of P&F’s non-solicitation obligations, and provided that P&F pays the related termination fee of [•] to Parent (see the section entitled “Terms of the Merger Agreement-Termination Fees” beginning on page [•] of this Proxy Statement); or

o	if (i) all of the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the Merger; provided that such conditions would then be capable of being satisfied), (ii) Parent and Acquisition Sub have failed to consummate the Merger by the fifth Business Day after the satisfaction or waiver of all of the conditions to the closing of the Merger, (iii) P&F has notified Parent in writing that the conditions to the Merger have been satisfied or, with respect to P&F’s conditions, waived (or would be satisfied or waived if the closing of the Merger were to occur on the date of such notice) and that it stands ready, willing and able to consummate the Merger at such time, and (iv) the Merger shall not have been consummated within five (5) Business Days after delivery of such notice; or

•	by Parent if:

o	P&F shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that specified conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, prior to the earlier of the Termination Date or the date that is thirty (30) calendar days following Parent’s deliver of written notice to P&F of such breach. However, Parent will not have the right to terminate the Merger Agreement pursuant to this provision if Parent or Acquisition Sub is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

o	prior to the adoption of the Merger Agreement by the P&F stockholders, the Board makes an Adverse Recommendation Change.

Termination Fees (page [•])

If the Merger Agreement is terminated in specified circumstances, the terminating party may be required to pay a termination fee.

Parent would be entitled to receive a termination fee of $2,107,240 from P&F in the event that:

•	(i) a third party has made a Competing Proposal after the date of the Merger Agreement, (ii) the Merger Agreement is subsequently terminated by (x) P&F or Parent as a result of the failure of P&F to obtain the P&F Stockholder Approval or (y) Parent because P&F has breached its representations, warranties, covenants or agreements in the Merger Agreement that would cause conditions to the Merger to not be satisfied and at the time of such Stockholder Meeting in the case of clause (x) or at the time of such breach in the case of clause (y), a Competing Proposal has been publicly announced and has not been withdrawn and (iii) within twelve (12) months of such termination of the Merger Agreement, P&F consummates a transaction involving a Competing Proposal or enters into a definitive agreement providing for the consummation of a Competing Proposal and such Competing Proposal is subsequently consummated; provided that for purposes of termination, references to twenty percent (20%) in the definition of Competing Proposal shall be deemed to be references to fifty percent (50%);

•	P&F terminates the Merger Agreement, prior to obtaining P&F Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal; and

•	Parent terminates the Merger Agreement because P&F has made an Adverse Recommendation Change.

In the event that Parent is entitled to a termination fee from P&F in connection with a competing proposal, Mr. Horowitz will pay to Parent a fee equal to fifty percent (50%) of his profit above $13.00 per share from the transfer of any securities pursuant to the transactions contemplated by such competing proposal, subject to the terms and conditions of the Support Agreement.

P&F would be entitled to receive a reverse termination fee of $3,687,670 from Parent in the event that:

•	P&F terminates the Merger Agreement because Parent or Acquisition Sub has materially breached or failed to perform its covenants related to the Financing and such breach or failure is not capable of being cured, or is not cured, by Parent on or before the earlier of the Termination Date or the date that is thirty (30) calendar days following P&F’s delivery of written notice of such breach;

•	P&F terminates the Merger Agreement and (i) all of the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the Merger; provided that such conditions would then be capable of being satisfied), (ii) Parent and Acquisition Sub have failed to consummate the Merger by the fifth Business Day after the satisfaction or waiver of all of the conditions to the closing of the Merger, (iii) P&F has notified Parent in writing that the conditions to the Merger have been satisfied or, with respect to P&F’s conditions, waived (or would be satisfied or waived if the closing of the Merger were to occur on the date of such notice) and that it stands ready, willing and able to consummate the Merger at such time, and (iv) the Merger shall not have been consummated within five (5) Business Days after delivery of such notice; or

•	P&F or Parent terminates the Merger Agreement because the Merger has not been consummated on or before the Termination Date and P&F would have been entitled to terminate the Merger Agreement for the reasons set forth in the immediately preceding clause above.

Expense Reimbursement (page [•])

In the event that P&F is required by the Merger Agreement to pay the Termination Fee to Parent, P&F will also pay to Parent an amount, not to exceed $300,000, equal to Parent or Acquisition Sub’s documented and reasonable out-of-pocket legal, consulting and other third-party costs and expenses incurred in connection with the Merger Agreement, from and after the date of the Merger Agreement and prior to the Termination Date.

In the event that Parent is required by the Merger Agreement to pay the Reverse Termination Fee to P&F and P&F commences a suit that results in a judgement against Parent for payment of the Reverse Termination Fee, Shoreview Capital Partners IV, L.P. has guaranteed, pursuant to a limited guarantee (the “limited guarantee”), the punctual payment and discharge of P&F’s costs and expenses incurred in connection with such suit, together with interest, up to $250,000.

Specific Performance (page [•])

Parent, Acquisition Sub and P&F are entitled to seek an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce the terms and provisions of the Merger Agreement in addition to any other remedy to which they are entitled to at law or in equity. P&F is entitled to seek specific performance or other equitable relief to cause Parent to effect the closing of the Merger if and only if (i) all conditions of the parties’ obligations to consummate the Merger (other than conditions to be satisfied at the closing of the Merger, each of which is capable of being satisfied at the closing) have been satisfied at the time when the closing of the Merger would have occurred, (ii) the financing provided for by the Debt Commitment Letters have been funded or will be funded at the closing of the Merger in accordance with its terms if the Equity Financing is funded at the closing, and (iii) with respect to any funding of the Equity Financing to occur at the closing, P&F has irrevocably confirmed that if specific performance is granted and the Equity Financing and Debt Financing are funded, the closing of the Merger will occur.

Market Prices (page [•])

The P&F common stock trades on the Nasdaq Global Market under the symbol “PFIN”. The closing price of the P&F common stock on October 12, 2023, the last full trading day prior to the Board’s approval of the Merger Agreement, was $6.60. On [•], 2023, the latest practicable trading day before the date of this Proxy Statement, the closing price of P&F common stock was $[•] per share.

Pursuant to the term of the Merger Agreement, P&F is prohibited from declaring or paying any dividends without the written consent of Parent following the third-quarter 2023 dividend, which is anticipated to be declared in November 2023.

Appraisal Rights (page [•])

If the Merger is adopted by P&F stockholders, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). This means that P&F stockholders will be entitled to have their shares of P&F common stock appraised by the Court of Chancery of the State of Delaware (the “Court of Chancery”) and to receive payment in cash of the “fair value” of the shares of P&F common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest based to paid upon the amount determined to be fair value, if any, as determined by the Court of Chancery. P&F stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to P&F before the vote is taken on the adoption of the Merger Agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement and you must continue to hold the shares of P&F common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement in the section entitled “Appraisal Rights” beginning on page [•] of this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement. If you hold your shares of P&F common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a P&F stockholder. You are encouraged to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page [●] of this Proxy Statement.

Q: Why am I receiving these materials?

A: On October 13, 2023, P&F entered into the Merger Agreement providing for the Merger of Acquisition Sub with and into P&F, with P&F surviving the Merger as a wholly owned subsidiary of Parent. The Board is furnishing this Proxy Statement and form of proxy card to the holders of P&F common stock in connection with the solicitation of proxies in favor of the proposal to adopt the Merger Agreement and to approve the other proposals to be voted on at the Special Meeting or any adjournment or postponement thereof. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting on the matters presented at the Special Meeting. P&F stockholders of record as of the close of business on [●], 2023 may attend the Special Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement.

Q: What is included in the proxy materials?

A: The proxy materials include this Proxy Statement, the annexes to this Proxy Statement, including the Merger Agreement, and a proxy card.

Q: When and where is the Special Meeting?

A: The Special Meeting will be held on [•], 2023, at 10:00 a.m. Eastern Standard Time (EST), at [•].

Q: What is the proposed Merger and what effects will it have on P&F?

A: The proposed Merger is the acquisition of P&F by Parent through the Merger of Acquisition Sub with and into P&F pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by the requisite number of shares of P&F common stock, and the other closing conditions under the Merger Agreement have been satisfied or waived, Acquisition Sub will merge with and into P&F, with P&F continuing as the Surviving Corporation. As a result of the Merger, P&F will become a wholly owned subsidiary of Parent and you will no longer own shares of P&F common stock. P&F expects to delist its common stock from The Nasdaq Stock Market as promptly as practicable after the Effective Time and de-register its common stock under the Exchange Act as promptly as practicable after such delisting. Thereafter, P&F would no longer be a publicly traded company, and P&F will no longer file periodic reports with the SEC on account of P&F common stock.

Q: What will I receive if the Merger is consummated?

A: Upon the consummation of the Merger, you will be entitled to receive the Merger Consideration of $13.00 in cash, without interest and less applicable tax withholdings, for each share of P&F common stock that you own, unless you have properly exercised and perfected and not withdrawn your demand for appraisal rights under DGCL with respect to such shares. For example, if you own one hundred (100) shares of P&F common stock, you will receive $1,300 in cash, without interest and less any applicable withholding taxes, in exchange for your one hundred (100) shares of P&F common stock. In either case, your shares will be cancelled and you will not own shares in the Surviving Corporation.

Q: Who is entitled to vote at the Special Meeting?

A: Only stockholders of record as of the close of business on [•], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. If you hold shares of P&F common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is you broker, bank or similar institution. Instructions on how to vote shares held in “street name” are described under the question “How may I vote?” below.

Q: How may I vote?

A: For P&F stockholders of record: If you are eligible to vote at the Special Meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four (4) ways:

•	(i) by Internet – If you have Internet access, you may submit your proxy by following the instructions provided with your proxy materials and on your proxy card. Proxies submitted via Internet must be received by 11:59 p.m., Eastern Time, on [•], 2023;

•	(ii) by telephone – You can also submit your proxy by telephone by following the instructions provided with your proxy materials and on your proxy card. Proxies submitted via telephone must be received by 11:59 p.m., Eastern Time, on [•], 2023;

•	(iii) by mail – You may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the postage-paid envelope P&F has provided; or

•	(iv) at the Special Meeting – You may vote in person at the Special Meeting. You are encouraged to sign, date and return the proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone, regardless of whether you plan to attend the Special Meeting.

For holders in “street name”: If you hold your shares in “street name” and, therefore, are not a stockholder of record, you will need to follow the specific voting instruction card provided to you by your broker, bank or other similar instruction. If you wish to vote your shares at the Special Meeting, you must obtain a legal proxy from such broker, trust, bank or other nominee (which indicates that you were the beneficial owner of the shares on the Record Date, and that such broker, trust, bank or other nominee is giving you its proxy to vote the shares).

If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of P&F common stock will be voted in accordance with your instructions.

Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares of P&F common stock by proxy. If you are a stockholder of record or if you obtain a valid “legal” proxy to vote shares which you beneficially own and wish to change your vote, you may still vote your shares of P&F common stock at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person, your previous vote by proxy will not be counted.

Q: How many votes do I have?

A: Each holder of P&F common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of P&F common stock that such holder owned as of the Record Date.

Q: May I attend the Special Meeting and vote?

A: Yes. All P&F Stockholders of record as of the Record Date may attend the Special Meeting and vote in person.

Q: What am I being asked to vote on at the Special Meeting?

A: You are being asked to consider and vote on the following proposals:

•	to adopt the Merger Agreement, pursuant to which Acquisition Sub will merge with and into P&F, and P&F will become a wholly owned subsidiary of Parent;

•	to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger; and

•	to approve the adjournment of the Special Meeting to a later date if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q: How does the Merger Consideration compare to the market price of P&F common stock prior to the announcement of the Merger?

A: The Merger Consideration represents a premium of approximately 97 percent over the closing price of P&F common stock on October 12, 2023, the last full trading day prior to the Board’s approval of the Merger Agreement. The Merger Consideration also represents approximately a 95 percent premium over the 30-day volume weighted average price of P&F common stock, a 89 percent premium over the 90-day volume weighted average price of P&F common stock, and a 104 percent premium over the 180-day volume weighted average price of P&F common stock, in each case, for the period through and including October 12, 2023.

Q: Will P&F pay a quarterly dividend before the closing of the Merger?

A: Under the terms of the Merger Agreement, from October 13, 2023 until the consummation of the Merger, P&F is permitted to pay its regular quarterly dividend in the fourth quarter of fiscal 2023 but is not permitted to pay any dividends thereafter, as further described in the section entitled “Terms of the Merger Agreement – Conduct of Business Pending the Merger” beginning on page [•] of this Proxy Statement, is prohibited from declaring or preparing any dividends without the written consent of Parent following the third quarter 2023 dividend which is anticipated to be declared in November 2023, not to exceed $0.05 per share.

Q: Does Parent have the financial resources to consummate the Merger?

A: Parent has obtained an Equity Commitment Letter and Debt Commitment Letters which will provide it with sufficient resources to consummate the Merger, as further described in the section entitled “The Merger – Financing of the Merger” beginning on page [●] of this Proxy Statement.

Q: What do I need to do now?

A: You are encouraged to read this Proxy Statement, the annexes to this Proxy Statement (including the Merger Agreement) and the documents we refer to in the Proxy Statement carefully and consider how the Merger affects you. Then, complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction card provided by your broker, bank or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q: Should I send in my stock certificates now?

A: No. If you are a record holder, after the Merger is consummated, under the terms of the Merger Agreement, you will receive a letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the Merger Consideration for each share of P&F common stock represented by such stock certificates. You should use the letter of transmittal to exchange your stock certificates for the Merger Consideration to which you are entitled upon the consummation of the Merger. Please do not send in your stock certificates now.

Q: If I do not know where my stock certificates are, how will I get the Merger Consideration for my shares of P&F common stock?

A: If the Merger is consummated, the transmittal materials you will receive after the closing of the Merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q: How does the Board recommend that I vote?

A: The Board – after considering the various factors as set forth in the section entitled “The Merger – Recommendation of the Board and Reasons for the Merger,” beginning on page [●] of this Proxy Statement, the comprehensive sale process conducted by the Board and the alternatives to the Merger (including remaining as a standalone company) – has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable to, fair to and in the best interests of P&F and its stockholders, and has approved the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

The Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement, by means of a non-binding, advisory vote, “FOR” the proposal to approve compensation that will or may become payable by P&F to its named executed officers in connection with the Merger and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q: What happens if the Merger is not consummated?

A: If the Merger Agreement is not adopted by P&F stockholders or if the Merger is not consummated for any other reason, P&F stockholders will not receive any payment for their shares of P&F common stock. Instead, P&F will remain an independent public company, P&F common stock will continue to be listed and traded on The Nasdaq Stock Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of P&F common stock.

Under certain specified circumstances, P&F may be required to reimburse Parent’s expenses or pay Parent a termination fee, or under certain other specific circumstances, P&F may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in the sections entitled “Terms of the Merger Agreement. – Termination Fees” and “Terms of the Merger Agreement – Expense Reimbursement” beginning on page [•] of this Proxy Statement.

Q: Do any of P&F’s directors or officers have interests in the Merger that may differ from those of P&F stockholders generally?

A: Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that P&F’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of P&F stockholders generally. The Board was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by P&F stockholders. For a description of the interests of P&F’s directors and executive officers in the Merger, see the section entitled “The Merger – Interests of the Directors and Executive Officers of P&F in the Merger” beginning on page [•] of this Proxy Statement.

Q: What vote is required to approve the proposal submitted to a vote at the Special Meeting?

A: The affirmative vote of the majority of the shares of P&F common stock, outstanding and entitled to vote thereon and the affirmative vote of a majority of the votes cast at the Special Meeting by stockholders other than Richard A. Horowitz, as applicable, is required to adopt the Merger Agreement. The affirmative vote of a majority of the shares of P&F common stock entitled to vote which are present, by attendance at the Special Meeting or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger. The affirmative vote of a majority of the shares of P&F common stock entitled to vote which are present, by attendance at the Special Meeting or represented by proxy, at the Special Meeting, whether or not a quorum is present, is required to approve the proposal to adjourn the Special Meeting. This means that the proposal to adopt the Merger Agreement will be approved if (i) the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of shares of P&F common stock entitled to vote at the Special Meeting and (ii) the number of shares held by stockholders other than Richard A. Horowitz, P&F’s Chief Executive Officer and Director, voted “FOR” such proposal is greater than fifty present (50%) of the total number of such shares of P&F common stock cast at the Special Meeting. Abstentions will be counted as votes “AGAINST” the proposal to adopt the Merger Agreement with respect to the vote required by clause (i) above and will have no effect on the vote required by clause (ii) above. Abstentions will be counted as votes “AGAINST” the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and the proposal to adjourn the Special Meeting. Broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal to adopt the Merger Agreement and will not have any effect on the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

As of [•], 2023, the record date for determining who is entitled to vote at the Special Meeting, there were [●] shares of P&F common stock issues and outstanding. Each holder of P&F common stock is entitled to one vote per share of stock owned by such holder as of the Record Date.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by P&F.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of P&F common stock held in “street name.” in that case, this Proxy Statement has been forwarded to your by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid “legal” proxy from your broker, bank or other nominee.

Q: What is a proxy?

A: A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of P&F common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of P&F common stock is called a “proxy card.” The Board has designated Richard A. Horowitz and Richard Goodman, and each of them, with full power of substitution, as proxies for the Special Meeting.

Q: Can I change or revoke my proxy?

A: For P&F Stockholders of record: Yes. A proxy may be changed or revoked at any time prior to the vote at the Special Meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to P&F’s Secretary. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on [●], 2023. You may also attend the Special Meeting and vote your shares in person.

For holders in “street name”: Yes. You must follow the specific voting instruction card provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

Q: If a P&F stockholder gives a proxy, how will the shares be voted?

A: Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the adoption of the Merger Agreement, “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q: I understand that a quorum is required in order to conduct business at the Special Meeting. What constitutes a quorum?

A: A majority in voting power of P&F common stock issued and outstanding and entitled to vote at the Special Meeting, which are present by attendance at the Special Meeting or represented by proxy, constitutes a quorum at the Special Meeting. As of the close of business on the Record Date, there were [●] shares of P&F common stock issued and outstanding and entitled to vote. If you submit a properly executed proxy by Internet, telephone or mail, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. As a result, [•] shares must be present at the Special Meeting or represented by proxy to have a quorum. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained, subject to the terms of the Merger Agreement. The affirmative vote of a majority of the voting power of the shares of P&F common stock, present, by attendance or represented by proxy, and entitled to vote at the Special Meeting, or the chairman of the Special Meeting, may adjourn the Special Meeting.

Q: How can I obtain a proxy card?

A: If you lose, misplace or otherwise need to obtain a proxy card, please follow the applicable procedure below.

For P&F Stockholders of record: Please contact [•] or by telephone. Stockholders may call toll free at [•].

For holders in “street name”: Please contact your account representative at your broker, bank or other similar institution.

Q: What happens if I sell or otherwise transfer my shares of P&F common stock after the close of business on the Record Date but before the Special Meeting?

A: The Record Date is earlier than both the date of the Special Meeting and the date the Merger is expected to be consummated. If you sell or transfer your shares of P&F common stock after the close of business on the Record Date but before the Special Meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies P&F in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shared of P&F common stock, but you will retain your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of P&F common stock after the close of business on the Record Date, you are encouraged to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q: Who will count the votes?

A: The votes will be counted by [•], the independent inspector of election appointed by the Board for the Special Meeting.

Q: Who pays for the expenses of this proxy solicitation?

A: P&F will bear the entire cost of this proxy solicitation, including the preparation, printing, mailing and distribution of these proxy materials. P&F has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $7,500 plus expenses. P&F has also agreed to reimburse MacKenzie Partners, Inc., for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify MacKenzie Partners, Inc. against losses arising out of its provision of such services on P&F’s behalf. P&F may also reimburse brokerage firms and other persons representing stockholders who hold their shares in “street name” for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods or electronic communication.

Q: Where can I find the voting results of Special Meeting?

A: P&F intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four (4) business days after the Special Meeting.

Q: Will I be subject to U.S. federal income tax upon the exchange of P&F common stock for cash pursuant to the Merger?

A: The exchange of P&F common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section entitled “The Merger – U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this Proxy Statement) who exchanges shares of P&F common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares of P&F common stock (that is, shares acquired for the same cost in a single transaction). If you are a Non-U.S. Holder (as defined in the section entitled “The Merger – U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this Proxy Statement), the Merger generally will not result in U.S. federal income tax to you unless you have certain connections with the United States.

For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger – U.S. Federal Income Tax Consequences of the Merger” beginning on page [•] of this Proxy Statement.

Q: What will the holders of outstanding P&F equity awards receive in the Merger?

A: For information regarding the treatment of P&F’s outstanding equity awards, see the section entitled “Terms of the Merger Agreement – Merger Consideration – Outstanding Equity Awards and Long-Term Incentive Plan Awards” beginning on page [•] of this Proxy Statement.

Q: When do you expect the Merger to be consummated?

A: We are working toward consummating the Merger as quickly as possible and currently expect to consummate the Merger shortly following the Special Meeting. However, the exact timing of consummation of the Merger cannot be predicted because the Merger is subject to specified conditions, including, among other things, the P&F Stockholder Approval.

Q: Are there any other risks to me from the Merger that I should consider?

A: Yes. There are risks associated with all business combinations, including the Merger. See the section entitled “Cautionary Statement on Forward-Looking Statements” beginning on page [•] of this Proxy Statement.

Q: Am I entitled to appraisal rights under the DGCL?

A: If the Merger is adopted by P&F stockholders, stockholders who do not vote (whether by attendance at the Special Meeting or by proxy) in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that P&F stockholders common stock are entitled to have their shares appraised by the Court of Chancery and to receive payment in cash of the “fair value” of the shares of P&F common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest based to be paid upon the amount determined to be fair value, if any, as determined by the Court of Chancery. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in the section entitled “Appraisal Rights” beginning on page [●] of this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement.

Q: How can I obtain more information about P&F?

A: You can find more information about P&F from various sources described in the section entitled “Where You Can Obtain Additional Information” beginning on page [●] of this Proxy Statement.

Q: Who can help answer my questions?

A: If you have any questions concerning the Merger, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your shares of common stock, please contact P&F’s proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway

New York, New York 10018

Call (212) 929-5500 / Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, and the documents to which P&F refers you in this Proxy Statement, as well as information included in oral statements or other written statements made or to be made by P&F or on P&F’s behalf, contain “forward-looking statements” within the meaning of federal securities laws about P&F’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which P&F operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

This Proxy Statement includes forward-looking statements relating to the proposed Merger between P&F, Parent and Acquisition Sub, including financial estimates and statements as to the expected timing, completion and effects of the proposed Merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed Merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of P&F’s management and are subject to significant risks and uncertainties outside of P&F’s control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the risk that P&F stockholders may not approve the proposed Merger; (iii) inability to complete the proposed Merger because, among other reasons, conditions to the closing of the proposed Merger may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed Merger; (v) potential adverse effects or changes to the relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed Merger; (vi) potential litigation relating to the proposed Merger that could be instituted against P&F or its directors and officers, including the effects of any outcomes related thereto; or (vii) possible disruptions from the proposed Merger that could harm P&F’s business, including current plans and operations.

All of the forward-looking statements P&F makes in this Proxy Statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information in P&F’s consolidated financial statements and notes thereto included in our most recent filing on Form 10-K for the fiscal year ended December 31, 2022 and subsequent periodic and interim report filings (see the section entitled “Where You Can Find More Information” beginning on page [•] of this Proxy Statement).

Discussions of additional risks and uncertainties are contained in P&F’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect P&F’s judgment only as of the date hereof. P&F undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place

The Special Meeting will be held on [•], 2023, at 10:00 a.m. Eastern Standard Time (EST) at [•].

Purpose of the Special Meeting

At the Special Meeting, P&F stockholders will be asked to vote on proposals to adopt the Merger Agreement, to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

Only P&F Stockholders of record as of the close of business on [•], 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection in P&F’s headquarters located at 445 Broadhollow Road, Suite 100, Melville, New York 11747, during regular business hours for a period of at least ten (10) days before the Special Meeting and at the location of the Special Meeting during the Special Meeting.

A majority in voting power of P&F common stock issued and outstanding and entitled to vote at the Special Meeting, which are present in person or represented by proxy, constitutes a quorum at the Special Meeting. As of the close of business on the Record Date for the Special Meeting, there were [•] shares of P&F common stock issued and outstanding and entitled to vote. If you submit a properly executed proxy by Internet, telephone or mail, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes, if any, will not be counted for purposes of establishing a quorum. As a result, [•] shares must be present by attendance at the Special Meeting or represented by proxy to have a quorum. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained, subject to the terms of the Merger Agreement. The affirmative vote of a majority of voting power of the shares of P&F common stock entitled to vote which are present, by attendance at the Special Meeting or represented by proxy, at the Special Meeting, or the chairman of the Special Meeting, may adjourn the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the majority of the shares of P&F common stock, outstanding and entitled to vote thereon and the affirmative vote of a majority of the votes cast at the Special Meeting by stockholders other than Richard A. Horowitz, as applicable, is required to adopt the Merger Agreement. The affirmative vote of a majority of the shares of P&F common stock entitled to vote which are present, by attendance at the Special Meeting or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger. The affirmative vote of a majority of the shares of P&F common stock entitled to vote which are present, by attendance at the Special Meeting or represented by proxy, at the Special Meeting, whether or not a quorum is present, is required to approve the proposal to adjourn the Special Meeting. This means that the proposal to adopt the Merger Agreement will be approved if (i) the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of shares of P&F common stock entitled to vote at the Special Meeting and (ii) the number of shares held by stockholders other than Richard A. Horowitz, P&F’s Chief Executive Officer and Director, voted “FOR” such proposal is greater than fifty present (50%) of the total number of such shares of P&F common stock cast at the Special Meeting. Abstentions will be counted as votes “AGAINST” the proposal to adopt the Merger Agreement with respect to the vote required by clause (i) above and will have no effect on the vote required by clause (ii) above. Abstentions will be counted as votes “AGAINST” the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and the proposal to adjourn the Special Meeting. Broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal to adopt the Merger Agreement and will not have any effect on the proposal to approve compensation that will or may become payable by P&F to its named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

Shares Held by P&F’s Directors and Executive Officers

At the close of business on [•], P&F’s directors and executive officers beneficially owned [•] shares of P&F common stock, which represented approximately [•]% of the shares of P&F’s outstanding common stock on that date. Except as otherwise provided in the Support Agreement, the directors and executive officers have informed P&F that they currently intend to vote all of their shares of P&F common stock “FOR” the adoption of the Merger Agreement, “FOR” the non-binding, advisory proposal regarding compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and “FOR” the adjournment of the Special Meeting (if necessary or appropriate).

Voting of Proxies

If your shares are registered in your name with P&F’s transfer agent, [•], you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the Special Meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

You are encouraged to sign, date and return the proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone, regardless of whether you plan to attend the Special Meeting. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Voting instructions are included on your enclosed proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholders. Properly executed proxies that do not contain voting instructions will be voted “FOR” adoption of the Merger Agreement, “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. [No proxy that is specifically marked against adoption of the Merger Agreement will be voted in favor of the proposed compensation arrangements for P&F’s named executive officers in connection with the Merger, unless it is specifically marked “FOR” the approval of such proposal.]

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting instruction form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting instruction card provided by your broker, bank or other nominee. If you do not return your bank’s broker’s or other nominee’s voting instruction form, do not vote via the Internet or telephone through your broker, bank or other nominee, if possible, or do not attend the Special Meeting and vote by attendance at the Special Meeting with a “legal” proxy from your broker, bank or other nominee, it will be counted as a vote “AGAINST” the proposal to adopt the Merger Agreement with respect to the vote requiring a majority of P&F’s outstanding shares and will not have any effect on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger or the proposal to adjourn the Special Meeting.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to P&F’s Secretary;

•	completing and properly executing another proxy card with a later date and returning it in the postage paid envelope provided; or

•	attending the Special Meeting and voting in person.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by P&F’s Secretary prior to the Special Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on [●], 2023. If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting by attendance at the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of P&F common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. If you wish to vote your shares in person at the Special Meeting, you must obtain a legal proxy from such broker, trust, bank or other nominee (which indicates that you were the beneficial owner of the shares on the Record Date, and that such broker, trust, bank or other nominee is giving you its proxy to vote the shares).

Please note, if you do not provide a copy of the legal proxy, you may still attend the Special Meeting by showing proof of ownership but you will be unable to vote your shares in person at the Special Meeting.

Any adjournment, recess or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow P&F stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting which was adjourned, recessed or postponed.

Board Recommendation

The Board – after considering various factors described in the section entitled “The Merger - Recommendation of the Board of Directors and Reasons for the Merger” beginning on page [•] of this Proxy Statement, and after consultation with legal and financial advisors – has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable to, fair to and in the best interests of P&F and its stockholders, and has adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Tabulation of Votes

All votes will be tabulated by a representative of [•], who will act as the inspector of election appointed for the Special Meeting, and will separately tabulate affirmative and negative votes, abstentions and Broker non-votes.

Solicitation of Proxies

This Proxy Statement is sent on behalf of, and the proxies are being solicited by, the Board. The expense of soliciting proxies in the enclosed form will be borne by P&F. P&F has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $7,500 plus expenses. P&F has also agreed to reimburse MacKenzie Partners, Inc., for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify MacKenzie Partners, Inc. against losses arising out of its provision of such services on P&F’s behalf. In addition, P&F may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of P&F’s directors, officers and employees, in person, or by telephone, facsimile, email and other methods of electronic communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

Assuming timely satisfaction of necessary closing conditions, including, among other things, the P&F Stockholder Approval and receipt of required regulatory approvals, we currently anticipate that the Merger will be consummated shortly following the Special Meeting.

Attending the Special Meeting

P&F stockholders of record as of the close of business on the Record Date may attend and vote in person at the Special Meeting.

If you hold your shares in “street name” and, therefore, are not a stockholder of record, you will need to follow the specific voting instruction card provided to you by your broker, bank or other similar instruction. If you wish to vote your shares in person at the Special Meeting, you must obtain a legal proxy from such broker, trust, bank or other nominee (which indicates that you were the beneficial owner of the shares on the Record Date, and that such broker, trust, bank or other nominee is giving you its proxy to vote the shares).

Please note, if you do not provide a copy of the legal proxy, you may still attend the Special Meeting by showing proof of ownership but you will be unable to vote your shares in person at the Special Meeting.

Even if you plan to attend the Special Meeting, you are encouraged to complete, sign, date and return the enclosed proxy card or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the Special Meeting. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you follow the procedures set forth above.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact [•]. Brokers, banks and other nominees may call collect at [•].

Rights of Stockholders Who Seek Appraisal

If the proposal to adopt the Merger Agreement is approved by P&F stockholders, stockholders who do not vote (whether by attendance at the Special Meeting or by proxy) in favor of the adoption of the Merger Agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of P&F common stock are entitled to have their shares appraised by the Court of Chancery and to receive payment in cash of the “fair value” of the shares of P&F common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $13.00 per share Merger Consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to P&F before the vote is taken on the proposal to adopt the Merger Agreement, you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement, and you must continue to hold the shares of P&F common stock of record through the Effective Time. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement. If you hold your shares of P&F common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. Stockholders should refer to the discussion in the section entitled “Appraisal Rights” beginning on page [•] of this Proxy Statement and the DGCL requirements for exercising appraisal rights reproduced and attached as Annex C to this Proxy Statement.

Other Matters

At this time, we know of no other matters to be submitted at the Special Meeting.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

THE MERGER

The discussion of the Merger in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the entire Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Additional information about the Company may be found elsewhere in this Proxy Statement and in the Company’s other public filings. See attached entitled “Where You Can Find Additional Information” beginning on page [●] of this Proxy Statement.

Parties Involved in the Merger

P&F Industries, Inc.

445 Broadhollow Road, Suite 100,

Melville, New York 11747

(631) 694-9800

P&F imports, manufactures and markets pneumatic hand tools of its own design, primarily to the retail, industrial, automotive and aerospace markets. Its products include sanders, grinders, drills, saws and impact wrenches. These tools are primarily powered by compressed air, rather than by electricity or a battery. P&F conducts its business through a wholly-owned subsidiary, Continental Tool Group, Inc. (“Continental”), which in turn operates through its wholly-owned subsidiaries, Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic” or “FP”) and Hy-Tech Machine, Inc. (“Hy-Tech” or “HT”). Exhaust Technologies Inc. (“ETI”), Universal Air Tool Company Limited (“UAT”) and Jiffy Air Tool, Inc. (“Jiffy”), are wholly-owned subsidiaries of Florida Pneumatic. The business of Air Tool Service Company (“ATSCO”) operates through a wholly-owned subsidiary of Hy-Tech. Blaz-Man Gear, Inc. and Gear Products & Manufacturing, Inc. are each wholly-owned subsidiaries of Hy-Tech.

Tools AcquisitionCo, LLC

222 South Ninth Street, Suite 3300
Minneapolis, Minnesota 55402

(612) 436-4280

Parent is a Delaware limited liability company and an affiliate of ShoreView Industries, LLC. ShoreView Industries, LLC is an investment firm which partners with family and entrepreneur-owned companies across many sectors, including building products, industrial technology, plastics and packaging, aerospace and defense, business and professional services, life sciences, industrial distribution, niche consumer products, specialty materials, and residential services. Parent was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger, and the related financing transactions. Parent has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, P&F will be a wholly owned subsidiary of Parent.

Tools MergerSub, Inc.

Acquisition Sub is a Delaware corporation and a direct wholly owned subsidiary of Parent formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement, including the Merger, and the related financing transactions. Acquisition Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Acquisition Sub will cease to exist.

Effect of the Merger

If the Merger Agreement is adopted by P&F stockholders and certain conditions to the consummation of the Merger are either satisfied or waived, Acquisition Sub will merge with and into P&F, with P&F surviving and continuing under the name “P&F Industries, Inc.” as the Surviving Corporation. As a result of the Merger, P&F will become a wholly-owned subsidiary of Parent and P&F common stock will no longer be publicly traded. In addition, P&F common stock will be delisted from Nasdaq and deregistered under the Exchange Act, in each case, in accordance with applicable law, rules and regulations, and P&F will no longer file periodic reports with the SEC on account of P&F common stock. If the Merger is consummated, you will not own any shares of common stock of the Surviving Corporation.

The Effective Time will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such other time as may be agreed to by Parent, Acquisition Sub and the Company).

Effect on P&F if the Merger is Not Consummated

If the Merger Agreement is not adopted by P&F stockholders or if the Merger is not consummated for any other reason, P&F stockholders will not receive any payment for their shares of P&F common stock. Instead, P&F will remain an independent public company, P&F common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and P&F will continue to file periodic reports with the SEC on account of P&F common stock. In addition, if the Merger is not consummated, P&F expects that P&F’s management will operate the business in a manner similar to that in which it is operated today.

Furthermore, if the Merger is not consummated, depending on the circumstances that would have caused the Merger not to be consummated, it is likely that the price of P&F common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of P&F common stock would return to the price at which it trades as of the date of this Proxy Statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of P&F common stock. If the Merger is not consummated, the Board will continue to evaluate and review P&F’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by P&F stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to P&F will be offered or that P&F’s business, prospects or results of operation will not be adversely impacted.

In addition, under specific circumstances, P&F may be required to reimburse Parent’s expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon termination of the Merger Agreement, as described in the sections entitled “Terms of the Merger Agreement – Termination Fees” and “Terms of the Merger Agreement – Expense Reimbursement” beginning on page [●] of this Proxy Statement.

Merger Consideration

Upon the consummation of the Merger, each share of P&F common stock issued and outstanding prior to the Effective Time (other than (i) shares held by P&F or any of its subsidiaries or held, directly or indirectly, by Parent or Acquisition Sub, which will be canceled for no consideration, and (ii) Dissenting Shares) will be canceled and automatically converted into the right to receive the Merger Consideration.

Background of the Merger

As part of its ongoing evaluation of P&F’s business, the Board, together with senior management, regularly reviews and assesses P&F’s strategic direction, financial performance and business plans with a view towards strengthening P&F’s business and identifying opportunities to increase stockholder value. As part of this review, the Board has periodically considered whether the continued execution of P&F’s business strategy as a standalone company or through a business combination with a third party would provide the best avenue to enhance stockholder value.

In the Summer and Fall of 2018, Richard A. Horowitz, the Chairman of the Board and P&F’s President and Chief Executive Officer and Joseph A. Molino, Jr., P&F’s Chief Operating Officer and Chief Financial Officer had various discussions about ways to maximize stockholder value. During such time period, they began discussions with Peter Rothschild of Daroth Capital Advisors LLC (“Daroth”) regarding the Company, its markets, and the value of the Company relative to comparable businesses.

On November 26, 2018, at a regular meeting of the Board, following a presentation by Daroth containing, among other things, a market and industry overview and valuation considerations, the Board authorized Daroth to undertake a market check on behalf of the Company. In December 2018, Daroth merged with an affiliate of East Wind Securities, LLC (“East Wind”).

In January 2019, the Company engaged East Wind to evaluate strategic alternatives for maximizing stockholder value including a possible sale of the Company (the “Previous Process”). In connection with the Previous Process, East Wind approached 83 parties, including 8 strategic companies about their possible interest in the Company. During that process, the potential strategic acquirers who had been approached by East Wind had either declined to pursue an acquisition of the Company or were only interested in acquiring a segment of the business and not the Company as a whole.

Discussions between East Wind continued with potential financial buyers until May 2020 when P&F’s management, following consultation with the Board, paused the Previous Process based on, among other things, the updated financial outlook for the business and its customers who were being negatively impacted by the COVID-19 pandemic and, in the case of one significant aerospace Company customer, by the grounding in March 2019 of one of its most popular aircraft.

Between June 2020 and July 2022, management engaged in periodic conversations with East Wind about the Company’s business and its markets.

On August 1, 2022, Messrs. Molino and Horowitz engaged in a conversation with East Wind about the Company. Mr. Molino updated East Wind about the current operations as well as the opportunities and threats facing the Company over the next several years. East Wind requested an updated financial model from Mr. Molino, which Mr. Molino provided to East Wind.

Throughout August 2022, Messrs. Horowitz and Molino discussed with each other the health of the business including the risks and opportunities associated with, among other things: (i) the growing demand for battery operated tools in the markets in which the Company serves that could potentially impact the Company’s business lines, especially the automotive market; (ii) the recovery by a major aerospace customer that was affecting prospects for the Company’s aerospace sales: (iii) the Company’s UK operation in dealing with a post-Brexit business climate; (iv) the negative cash flow and delays in integrating the Company’s most recent acquisition of a business into the Company’s Power Transmission Group (“PTG”) and the operational challenges PTG was experiencing; (v) concerns relating to senior management succession planning; (vi) the significant sourcing from Asia, especially Taiwan, and the potential impact on the business in the event of an outbreak of hostilities between China and Taiwan; (vii) the improved margins the Company began achieving as the result of the across-the-board price increases; (viii) the initial interest expressed by potential European aerospace and automotive customers in the Company’s products; (ix) the excitement around a new president at the Company’s Hy-Tech Machine, Inc. subsidiary with fresh ideas; (x) the significant growth opportunities with several large Hy-Tech customers; (xi) the significant profit growth opportunities at Hy-Tech as it begins to absorb overhead with additional sales; (xii) the opportunities for growth of the PTG business through a possible roll-up acquisition program; and (xiii) the opportunities for substantial margin improvement at Hy-Tech and PTG as a result of more efficient operations through improved equipment automation.

In August 2022, Messrs. Molino and Horowitz continued to have general discussions with East Wind regarding the M&A markets and its receptivity to the acquisition of a power tools/industrial company. East Wind expressed that, although there were general concerns about a potential recession, with the favorable outlook for the Company’s aerospace business and its aftermarket automotive business, East Wind believed there would be enough potential interest in the Company to merit moving forward with exploring a potential sale process.  East Wind further explained that its optimism for the successful sale of the business was also based on the lack of available for sale companies of lower middle market, interest in industrial manufacturing types of businesses and the significant amount of private equity capital seeking acquisitions.

On September 19, 2022, Messrs. Molino and Horowitz discussed with East Wind the various attributes that differentiate PTG from not only the rest of P&F, but even Hy-Tech. These attributes include the customer base, the selling process, the branding strategy, and the industries served. It was concluded that these factors would make it more difficult to sell PTG with the rest of the Company as it was likely that potential buyers of the tools segment of the Company are likely not to be interested in PTG. As a result, the possibility of spinning off PTG was discussed and potentially marketing the remaining tools business in a separate transaction. This was ultimately rejected as PTG was determined to be too small to be attractive as a standalone public company.

On September 27, 2022, Messrs. Horowitz and Molino discussed the potential valuation of the Company and various strategic planning issues and whether to include the PTG business in the marketing and sale of the Company. In addition, they also discussed their belief that the traditional market for Hy-Tech’s legacy large impact tools may have peaked, which would require a pivot in strategy for this part of the Hy-Tech business.

During October 2022 there were various discussions among Messrs. Molino and Horowitz and East Wind about the Company’s overall projections and the expected results for the Company’s PTG group in 2022 and 2023 and how the losses it was projecting for 2022 would impact the overall valuation of the Company. Mr. Molino and Mr. Horowitz shared with East Wind the slow progress of the integration of the Jackson Gear acquisition and how they anticipated that it would take at least until the end of 2022 for this to be substantially complete. East Wind recommended marketing PTG both as part of a potential sale of the entire Company as well as potentially as the subject of a standalone sale in order to maximize the overall Company’s value.

On November 21, 2022, East Wind circulated to management of the Company a draft engagement letter between East Wind and the Company.

On December 6, 2022, the Board held a regular meeting, at which Messrs. Horowitz and Molino shared with the Board their views on the strategic position of the Company and the various opportunities and risks associated with continuing to operate the business. The Board discussed engaging a strategic advisor to explore options to maximize stockholder value. At this meeting, Messrs. Horowitz and Molino recommended to the Board that it consider engaging East Wind as its advisor to explore strategic alternatives for the Company. They shared information regarding East Wind’s knowledge of the Company based on prior engagements and well as the capabilities that it could bring to bear as an advisor. In addition, the Board had a conversation regarding the terms of a potential engagement with East Wind.

On December 12, 2022, January 5, 2023 and January 6, 2023, members of the Company’s management and East Wind discussed the terms of a draft engagement letter with East Wind.

On January 10, 2023, the Board held a special meeting, at which the Board approved executing an engagement letter with East Wind with the stated goal of exploring ways to maximize the stockholder value of the Company. Also on such day, Company management directed East Wind to begin preparing a Confidential Information Memorandum (“CIM”).

During the remainder of January 2023, Messrs. Molino and Horowitz and other members of Company management worked with East Wind to prepare and finalize the CIM. Starting at the end of January, 2023 and the beginning of February, 2023, East Wind started to contact potential acquirers about their potential interest in a middle market power tools company under the code name “Project Tools”. As part of that process East Wind contacted ShoreView Industries, LLC (“ShoreView”) who requested an NDA which was executed by both parties on March 5, 2023, at which point East Wind provided ShoreView with the CIM. East Wind and ShoreView had a follow-up call on March 17, 2023 to address questions about the business. East Wind had several similar conversations with many of the other parties that received the CIM. In total East Wind contacted 87 parties about the potential opportunity to purchase the Company of which 8 were potential strategic acquirers.

On March 7, 2023, the Board held a regular meeting. At such meeting, among other things, Messrs. Molino and Horowitz updated the Board on the activities of East Wind on behalf of the Company. In early March, East Wind sent out process letters to approximately 29 parties who were still reviewing the opportunity to purchase the Company. East Wind requested the indications of interest to be submitted based on enterprise value of P&F because East Wind believed it would likely result in a higher per share value than if they were based on the per share value of P&F. As a result, East Wind received indications of interest from four parties, of which two were in a range that the Board viewed could potentially be acceptable to stockholders. The indications of interest that were received were as follows:

Bidder	Initial Bids (Enterprise Value) [1,2]	Revised Bids Through 7/12/2023 [1,2]
ShoreView	$47 - $57	$53 [3]
Bidder A	$45 - $47	Declined
Bidder B	$30 - $32	NA
Bidder C	$24 - $26	NA

(1)	All bids were either received on the basis of, or converted into, an enterprise value for the operating business

(2)	$ in millions

(3)	ShoreView’s revised bid did not include the proceeds associated with the Company’s sale-leasebacks, but included PTG.

On March 24, 2023, ShoreView and East Wind had a conference call to confirm ShoreView’s preliminary Indication of Interest, which was previously submitted. During this meeting, East Wind discussed with ShoreView the timing and location of potential management presentations.

On March 27, 2023, the Board held a special meeting, at which East Wind, gave a presentation to the Board on, among other things, the status of the process that East Wind had undertaken on behalf of the Company to maximize stockholder value, which included exploring potential transactions. The update included the status of contacts with third parties, execution of non-disclosure agreements, sharing of the CIM, and receiving preliminary indications of interest from four parties. East Wind then discussed matters relating to the valuation of the Company and types of potential transactions. Also at such Board meeting, the Company’s corporate counsel discussed with the Board duties of the Board under Delaware law and the benefits of the establishment of an independent special committee in connection with this process.

East Wind scheduled for mid-April management presentations for the two firms that provided indications of interest that were viewed as potentially being acceptable to stockholders.

Management met with ShoreView and the other potential purchaser who submitted a potentially acceptable indication of interest on April 19, 2023 and April 20, 2023. Management provided a detailed presentation on the Company and the markets in which it operates. The presentation included detailed information about the Company’s subsidiaries: Florida Pneumatic Manufacturing Corporation, Jiffy Air Tool, Inc., Hy-Tech Machine, Inc. and the PTG business. It also included information on the Company’s New York corporate office and the functions it serves as well as the costs associated with running that office.

On April 27, 2023, the Board held a special meeting, at which Messrs. Horowitz and Molino updated the Board on the process undertaken by East Wind on behalf of the Company. Additionally at such meeting, attorneys from the Company’s outside legal counsel, Ruskin Moscou Faltischek, PC (“RMF”), discussed with the Board the fiduciary duties and standards of judicial review applicable to the Board under Delaware law generally, and specifically as it related to a potential transaction of the type that the Company is considering pursuing. The Board then continued a discussion from a prior Board meeting relating to the establishment of an independent special committee of the Board and determined that, although under the facts and circumstances an independent committee was not necessarily required, the establishment of such a committee would enable the Board to act more efficiently and in the best interests of the Company and its stockholders with the intent of maximizing stockholder value. The Board then approved establishing such special committee of the Board (the “Special Committee”), appointed its members (Mitchell A. Solomon and Kenneth M. Scheriff) and established its duties and powers, including the power to engage its own counsel and other advisors.

On May 2, 2023, the Special Committee held a meeting. At such meeting, attorneys from Skadden, Arps, Slate, Meagher & Flom LLP, the Special Committee’s outside legal counsel (“Skadden”), outlined that the purpose of the meeting was to provide to the Special Committee an update on the process undertaken by East Wind, which includes recently conducted management presentations and the planned opening of a virtual data room (the “VDR”) for prospective buyers to conduct due diligence of Company documents.

At such meeting, East Wind then gave a presentation to the Special Committee on the process undertaken by East Wind, including providing a summary of the process undertaken by East Wind on behalf of the Company in 2019-2020 with both strategic and financial parties. East Wind then presented a summary of the management presentations with the two interested parties, and additional preliminary follow-up discussions with other parties. Further, East Wind also outlined the next steps in the process, including noting that East Wind was assisting the Company in establishing the VDR for the potential buyers’ high level business due diligence as a first step, which would be followed by more detailed legal due diligence, if and when the process continues. East Wind noted that the Company is considering arranging select facility tours and follow-up management meetings, followed by requests for updated indications of interest with markups of the transaction agreement. Skadden then outlined the process for drafting and finalizing the definitive transaction documentation, as well as the anticipated SEC review and closing timeline.

In executive session, among other things, Skadden outlined certain key terms of the anticipated merger agreement draft, including with respect to closing certainty, indemnification obligations and contractual terms required in transacting with financial buyers. Skadden also summarized certain considerations related to the capitalization of the Company, including with respect to the expected Company stockholder approvals.

On May 3, 2023, East Wind had a follow-up call with Bidder A who received a management presentation to answer some of their questions. Also, management met with East Wind to discuss creating the VDR and preparing a form of merger agreement to provide to the interested parties. East Wind opened up the VDR on May 11, 2023 for the two interested parties.

On May 19, 2023, East Wind had a follow-up call with Bidder A who asked several questions, which East Wind and the Company addressed on May 26, 2023.

On June 1, 2023, Bidder A indicated it would not continue in the process for several reasons, including that it focuses on acquiring domestic manufacturing businesses and it was not comfortable with the sourcing side of the Company’s business. It also stated that it was also not comfortable with the private label business and the customer concentration that the Company has with its private label customers.

From the middle of May, 2023 through the end of June, 2023, ShoreView continued to complete its preliminary due diligence and East Wind and management responded to ShoreView’s questions about the business. On June 12, 2023, ShoreView informed East Wind that based on its due diligence and the required capital investment in the business, it was not prepared to move forward based on its original indication of interest. ShoreView indicated it liked the Company’s businesses, but was not comfortable from a valuation point of view. East Wind asked that ShoreView respond with a revised purchase price at which it would be willing to move forward with the transaction. ShoreView requested additional information, which was provided prior to June 26, 2023. ShoreView ultimately responded that it would move forward with the process at an enterprise valuation of $53 million assuming the Company cancelled the contemplated sale leaseback transactions, and the purchase included the PTG business. After East Wind advised ShoreView that its indicated valuation would keep ShoreView in the process, ShoreView requested a copy of the Merger Agreement to be sent to its counsel.

On June 12, 2023, the Special Committee held a meeting, at which East Wind gave a presentation to the Special Committee on the transaction process, including providing a summary of the recent discussions East Wind had conducted with prospective buyers, noting that one of the potential buyers had indicated it is no longer interested in proceeding with a business combination transaction at this time, and that East Wind was advancing discussions with the other potential buyer while continuing selective preliminary conversations with other third parties that had expressed an interest in the Company. East Wind then outlined the next steps in the process, including noting that East Wind is assisting the Company in launching the VDR, in which the auction draft of the merger agreement, as well as certain diligence materials, would be populated and provided to prospective buyers. Skadden then provided a summary of certain key terms of the auction draft of the merger agreement, a summary of which had previously been provided to the Special Committee, and outlined the transaction structure and consideration mechanics, certain representations, warranties and covenants provided by each party, anticipated regulatory approvals and financing requirements, the Company’s non-solicitation obligations and related exceptions and termination rights and obligations in connection with receiving an unsolicited superior proposal, as well as the parties’ closing conditions and termination rights.

On July 11, 2023, the Special Committee held a meeting, with all members of the Board in attendance, at which representatives from East Wind provided a summary of the process undertaken by East Wind, including a summary of the recent discussions East Wind had conducted with prospective buyers, noting that the current focus is primarily on ShoreView. East Wind summarized the evolution of such potential buyer’s valuation range. East Wind indicated that it expects it would be able to deliver a fairness opinion, provided ShoreView submits a bid consistent with the present valuation range.

At such meeting, East Wind then presented to the Special Committee the proceeds analysis prepared by East Wind, discussing the inputs required in the analysis and methodology for calculating them, including the adjustments to convert the $53 million enterprise value to a per share price. East Wind further discussed the justification for asking ShoreView to indicate its interest at this stage in the form of an enterprise value, rather than a price per share. Skadden and East Wind then discussed the process for sharing the proceeds analysis with ShoreView and the Special Committee, with the concurrence of the Board, unanimously determined to authorize East Wind to share the appropriate portion of its proceeds analysis with the potential buyer. Skadden then outlined the next steps in the process and noted that ShoreView may request exclusivity with its bid.

On July 11, 2023, East Wind provided ShoreView with a per share reconciliation of the $53 million enterprise value to a price of $13.39 per share, based on various assumptions.

On July 12, 2023, East Wind had a conference call with ShoreView to review the per share reconciliation, which East Wind had provided to ShoreView the day before.

On July 17, 2023, ShoreView sent a letter to East Wind, as representative of the Company, proposing an offer of $12.50 per share that included a Support Agreement from Richard Horowitz that would include: (i) customary transfer restrictions of P&F common stock and agreements to vote in favor of the transaction and (ii) a payment from Mr. Horowitz in any circumstance where the termination fee would be payable by the Company equal to the greater of: (x) $1.0 million or (y) 50% of the incremental consideration received by Mr. Horowitz from any Competing Proposal giving rise to payment of a termination fee. ShoreView also provided a responsive markup of the Merger Agreement draft, including, among other things, revisions to certain representations and warranties made by P&F, the Surviving Corporation’s obligation to maintain Directors and Officers insurance, to obligations of Parent in connection with Continuing Employees, the conditions to the obligations of Parent and Acquisition Sub to effect the Merger, the reasons for which each of P&F, Parent and Acquisition Sub could terminate the Merger Agreement and the amount of any termination fee and reverse termination fee.

On July 19, 2023, East Wind contacted ShoreView to let them know that Mr. Horowitz would not agree to a termination fee in excess of 50% of any incremental benefit from a Competing Proposal and that the Special Committee was seeking a share price in excess of $13.00 and would not agree to expense reimbursement in excess of $250,000-$300,000.  Furthermore, East Wind communicated to ShoreView that the Special Committee would not grant exclusivity without firm financing and only for a limited period of time not to exceed 30 calendar days.

On July 21, 2023, ShoreView responded with a revised proposal breaking their remaining due diligence process into two phases.  During Phase I there would be no exclusivity but if the Company closed on a Competing Proposal then ShoreView would be entitled to expense reimbursement up to $300,000. ShoreView also increased their proposed per share price from $12.50 to $13.00.  Also, the proposal required a Support Agreement from Mr. Horowitz whereby in the event the Company closed on a Competing Proposal, Mr. Horowitz would share 50% of any premium he received above $13.00 per share from such a Competing Proposal with ShoreView.  During Phase II of the due diligence process the Company would agree to provide ShoreView 30 days of exclusivity to complete their legal due diligence and any other remaining business due diligence.

On July 23, 2023, the Special Committee held a meeting, with all members of the Board in attendance. At such meeting, East Wind provided a summary of the events leading up to ShoreView’s current position, including discussion of ShoreView’s initial offer made on July 17, 2023 for $12.50 per share, requesting (i) the Support Agreement from Mr. Horowitz that provided a termination fee equal to the greater of $1.0 million or 50% of the incremental consideration received by Mr. Horowitz from any competing proposal and (ii) an expense reimbursement arrangement (the “Reimbursement Letter”) under which ShoreView would be reimbursed for its expenses during a 30-day period for up to $500,000.

East Wind also reviewed the discussions that occurred the prior week between it and ShoreView relating to the Reimbursement Letter and ShoreView’s proposed purchase price. East Wind reported that, following such discussions, ShoreView indicated that it is prepared to pay $13.00 per share, and the expense reimbursement would be capped at $300,000 and would only be payable in the event the Company and ShoreView terminated discussions and the Company consummated a transaction with another party within one year. East Wind then reviewed ShoreView’s requested Support Agreement with the Special Committee, which would require Mr. Horowitz to provide 50% of the incremental consideration received by Mr. Horowitz as an additional termination fee. East Wind noted that ShoreView had originally requested a $1 million minimum additional termination fee from Mr. Horowitz but ultimately agreed to eliminate the $1 million minimum.

The Special Committee discussed the terms and appropriateness of the proposed Support Agreement and Reimbursement Letter. Skadden commented on certain legal matters related to the Reimbursement Letter. The Special Committee expressed comfort with entering into the Reimbursement Letter, provided that Mr. Horowitz, through further discussion, would be comfortable that the Support Agreement would otherwise be on customary and reasonable terms. Mr. Horowitz indicated that he would be discussing the Support Agreement with his personal legal counsel, and indicated that he was prepared to enter into a reasonable Support Agreement for a transaction at a valuation of $13.00 per share on terms to be subsequently negotiated with ShoreView. The Special Committee, with the concurrence of the Board, unanimously resolved to proceed with the Reimbursement Letter.

On July 26, 2023, ShoreView provided to the Company and Mr. Horowitz an initial draft of the Support Agreement, proposing, among other things, that Mr. Horowitz appoint Parent as his proxy to vote his shares of P&F common stock for the adoption of the Merger Agreement and approval of the Merger and that Mr. Horowitz’s shares of P&F common stock would be subject to a lock-up and standstill in accordance with the terms of the Support Agreement.

On July 28, 2023, the Company and ShoreView executed the Reimbursement Letter, and ShoreView began Phase I (financial and operational diligence) of a two-phase diligence process, to be followed by Phase II (legal, insurance, environmental and other diligence).

Between August 1, 2023 and August 8, 2023, representatives of ShoreView’s operational due diligence consulting firm visited the Company’s U.S. manufacturing and distribution facilities and visited with certain members of the Company’s senior operational management team.

On August 10, 2023, the Company provided to ShoreView revised drafts of the Merger Agreement and Support Agreement, including, among other things, revisions to certain representations and warranties made by P&F, the restrictions on the operation of P&F pending the Merger, the circumstances under which P&F could enter into a competing proposal, the benefits to be provided to continuing employees of P&F and the amount of any termination fee or reverse termination fee. The parties made certain additional clarifying revisions to the Support Agreement until it was finalized on October 12, 2023.

Between August 15, 2023 and August 22, 2023, members of ShoreView visited the Company’s manufacturing and distribution facilities and visited with certain members of the Company’s senior operational management team. In addition, a representative of ShoreView’s operational due diligence consulting firm joined ShoreView on its visit to the Florida Pneumatic location.

On August 27, 2023, ShoreView provided to the Company a revised draft of the Merger Agreement, including, among other things, revisions to certain representations and warranties made by P&F, certain restrictions regarding the operation of P&F during the period between the date of the Merger Agreement and the Effective Time, the requirement that Parent provide or cause the Company to provide the existing directors and officers of P&F with D&O insurance coverage.

On August 28, 2023, ShoreView confirmed to East Wind that it had completed the first diligence phase and that it was prepared to begin the second phase of the diligence process, and it was prepared to proceed with a per-share price of $13.00 per share, subject to being granted exclusivity during Phase II.

On August 29, 2023, the Company held a meeting of the Special Committee, at which all of the Board members were in attendance. At such meeting, East Wind provided an overview of the diligence process to date as well as the status of the transaction. Skadden discussed the status of the negotiation of the terms of the Merger Agreement as well as ShoreView’s proposed exclusivity agreement, as revised by the Skadden and RMF. The Board and the Special Committee authorized management to proceed with entering into the exclusivity agreement for a period of 30 days, subject to the parties working together on the resolution of the most material open points in the draft Merger Agreement.

On August 30, 2023, legal counsel to the Company, the Special Committee and ShoreView held a videoconference meeting to discuss certain open items raised by ShoreView’s markup of the Merger Agreement.

On August 31, 2023, the Company and ShoreView executed the exclusivity agreement, granting exclusivity to ShoreView through September 30, 2023.

In September 2023, the Company and ShoreView continued to engage in the Phase II due diligence process, and the parties continued to negotiate the terms of the Merger Agreement.

Between September 7, 2023 and September 13, 2023, ShoreView’s environmental consulting firm visited the Company’s U.S. operational locations.

On September 11, 2023, the Company provided to ShoreView a revised draft of the Merger Agreement, including, among other things, revisions to certain representations and warranties made by P&F, certain restrictions on the continuing operation of P&F during the period between the execution of the Merger Agreement and the Effective Time, P&F’s repayment to Parent of expenses upon the termination of the Merger Agreement under certain circumstances and the amount of any termination fee or reverse termination fee payable upon the termination of the Merger Agreement.

On September 14, 2023, a member of the East Wind’s team and the President of Hy-Tech met with Shoreview at ShoreView’s offices to discuss the business’ operations, general corporate matters and future business opportunities.

On September 19, 2023, legal counsel to the Company, the Special Committee and ShoreView held a videoconference meeting to discuss certain open items raised by the Company’s markup of the Merger Agreement.

On September 22, 2023, ShoreView provided to the Company initial drafts of the ShoreView equity commitment letter and limited guarantee in connection with the financing of the transaction. Legal counsel to the Company, the Special Committee and ShoreView subsequently made certain revisions to such documents until they were finalized on October 12, 2023.

On September 26, 2023, ShoreView provided to the Company a revised draft of the Merger Agreement, including, among other things, revisions to certain representations and warranties of P&F, certain conditions to the obligations of Parent and Acquisition Sub to effect the Merger, the continued operation of P&F during the period from the execution of the Merger Agreement until the Effective Time and P&F’s ability to adjourn the Special Meeting. Legal counsel to the Company, the Special Committee and ShoreView subsequently held several videoconference and telephonic meetings and made additional revisions to the Merger Agreement draft until it was finalized on October 12, 2023.

On October 2, 2023, the Special Committee held a meeting, at which Skadden and East Wind provided an update of the process undertaken by the Company in connection with the potential strategic transaction with ShoreView, including noting that the consent of one of the Company’s customers was required in connection with the transaction, and that the Company was working diligently on obtaining such consent. Skadden noted that the exclusivity agreement had expired and ShoreView had asked for a 10-day extension. The Special Committee agreed to extend the exclusivity granted to ShoreView through October 10, 2023. On such date, an amendment to the exclusivity agreement was entered into by the Company and ShoreView, extending the term of the exclusivity agreement until October 10, 2023.

On October 4, 2023, ShoreView provided to the Company initial drafts of the debt commitment documents in connection with the debt financing of the transaction. Legal counsel to the Company, the Special Committee and ShoreView subsequently suggested certain revisions to such documents until they were finalized on October 12, 2023.

The Special Committee held a meeting on October 7, 2023. At such meeting, Skadden updated the Special Committee with respect to the status of the required third-party consent in connection with the transaction, noting that the Company has been working diligently on obtaining the consent and that the review process through such third-party’s finance and legal organizations was underway and the Company had received no negative feedback from this third party to date. Skadden noted that, in light of the third party’s procedural review requirements to grant the consent, the parties were considering proceeding with the execution of definitive documentation pending the consent, subject to the addition of obtaining this consent as a closing condition. Skadden and RMF then discussed the related disclosure considerations and litigation and closing risks. The Special Committee authorized management to continue pursuing the transaction, including, if necessary, adding the consent as a closing condition in the event the consent is not obtained shortly. Additionally, the Special Committee discussed ShoreView’s position that it would prohibit the Company from declaring any dividends subsequent to executing a merger agreement and the Special Committee’s view that the Company should be permitted to pay dividends pending completion of the merger. The parties subsequently agreed that (i) the Company would be permitted to pay its quarterly dividend in November but not thereafter and (ii) the required third-party consent in connection with the transaction would be added as a closing condition.

On October 10, 2023, ShoreView provided to the Company and Mr. Horowitz an initial draft of the amendment to Mr. Horowitz’s existing letter agreement with the Company. The parties subsequently made certain revisions to such amendment until it was finalized on October 11, 2023.

The Special Committee held a meeting on October 12, 2023. At such meeting, East Wind provided an overview of East Wind’s valuation and fairness presentation. East Wind noted that it had assisted the Company in running an extensive sale process with approximately 87 potential buyers, including approximately 60 potential buyers under an NDA. East Wind then presented on the several valuation techniques utilized by East Wind in its analysis of the transaction, including discounted cash flows, comparable companies and comparable transactions methods. East Wind then outlined its analysis process, noting that it had undergone East Wind’s fairness opinion committee review, and that East Wind would be prepared, if requested, to render an opinion that the proposed consideration of $13.00 per share is fair, from a financial point of view.

Skadden then presented to the Special Committee a summary of the transaction documentation, including transaction structure, consideration, representations and warranties, material covenants, closing conditions, termination rights and fees, including the fiduciary out, contained in the proposed merger agreement and ancillary agreements. The Company’s General Counsel then outlined proposed amendments to the employment agreements of Messrs. Horowitz and Molino.

Skadden then reviewed the reasons for recommending the transaction to the Board. The Committee then proceeded with an executive session attended by members of the Committee and Skadden.

On October 12, 2023, immediately following the meeting of the Special Committee, the Board and the Compensation Committee of the Board (the “Compensation Committee”) held a joint meeting. At such meeting, Skadden and the Board discussed the transaction process to date and expected next steps. Additionally, Proskauer Rose LLP, counsel to the Compensation Committee (“Proskauer”), updated the Compensation Committee regarding the negotiation process related to proposed employment agreement amendments for Messrs. Molino and Horowitz. Proskauer discussed the remaining employee-related open items, including with respect to the fixing of bonuses, post-employment health insurance payments, lump sum retention payments, and the payment of additional target bonuses.

Further, East Wind then provided an overview for the Board of East Wind’s valuation and fairness presentation, beginning with a presentation on the five-year performance of the Company’s stock. East Wind then provided an overview with respect to the proposed transaction consideration of $13.00 per share in cash, as well as the sources and uses of the transaction proceeds, followed by a summary of the Company’s historical financial performance and management’s estimates for the fiscal year 2023, the Company’s balance sheet and debt paydown history. East Wind then reviewed the Company’s sale process, noting that East Wind had contacted approximately 87 potential buyers, including approximately 60 potential buyers under an NDA. East Wind then outlined the evolution of the negotiation process with ShoreView, including with respect to the scope of the transaction and the transaction consideration, valuation and applicable multiples. East Wind presented on the several valuation techniques utilized by East Wind in its analysis of the transaction, including discounted cash flows, comparable companies and comparable transactions methods. East Wind then noted that it had undergone East Wind’s fairness opinion committee review, and that East Wind had reached a conclusion that the proposed consideration of $13.00 per share in cash is fair, from a financial point of view, to the Company’s stockholders, and would, if requested, be in a position to deliver its fairness opinion.

Skadden then presented to the Board a summary of the Merger Agreement, including with respect to transaction structure, consideration, representations and warranties, material covenants, closing conditions, termination rights and fees, including the fiduciary out. Skadden also outlined certain terms contained in the ancillary transaction agreements, including the financing documentation and Mr. Horowitz’s voting and support agreement and letter agreement amendment, including Mr. Horowitz’s agreement, upon the terms and conditions therein, to pay 50% of his profit above $13.00 per share to ShoreView if there is a competing transaction.

Skadden provided an overview of the reasons for approving the transaction, as described below in the section entitled “Recommendation and Reasons for the Merger”.

RMF then advised on the fiduciary duties of directors, including in the context of a transaction such as the contemplated transaction with ShoreView.

Mr. Horowitz then provided the Board with his views regarding the process undertaken by the Company and the reasons for the proposed transaction with ShoreView and his support for the transaction.

On October 13, 2023, the Company convened a combined meeting of the Board, the Compensation Committee of the Board, and the Special Committee. At such meeting, Proskauer Rose updated the Compensation Committee regarding the proposed final terms of the amendments of the employment agreements of Messrs. Horowitz and Molino, including certain modifications that were requested by ShoreView, and the Compensation Committee unanimously approved entry into the amendments of the employment agreements of Messrs. Horowitz and Molino.

Skadden then provided an update for the Special Committee on the remaining transaction documentation and process in connection with the proposed ShoreView transaction, and following related discussion between Skadden and the Special Committee, the Special Committee unanimously approved recommending that the Board approve the transaction.

Immediately following the recommendation by the Special Committee, Skadden and RMF provided an update for the Board on the transaction documentation and process in connection with the proposed ShoreView transaction, including the path to execution and announcement. East Wind confirmed that there were no material updates to East Wind’s fairness analysis previously provided to the Board and that East Wind was delivering to the Board East Wind’s opinion that the contemplated transaction with ShoreView is fair, from a financial point of view, to the Company’s stockholders.

Following a discussion with Skadden, the Board unanimously approved the transaction.

On October 13, 2023, the Company and ShoreView each executed and delivered the Merger Agreement and the other transaction documents and ShoreView and the Company issued a press release announcing the transaction.

Recommendation and Reasons for the Merger

On October 13, 2023, the Board, acting following the recommendation of the Special Committee, after considering various factors, including those described herein, and after consultation with the Company’s independent financial advisor and legal counsel for the Company and Special Committee, (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement, (ii) declared it advisable and approved and adopted the Merger Agreement, approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and conditions set forth therein and (iii) resolved to recommend that the Company stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement.

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board, among other things, considered and relied upon the analyses and the recommendation of the Special Committee (which analyses and recommendation were adopted by the Board) in arriving at this determination and recommendation. In making its determination, the Board reviewed and discussed information with respect to the Company’s financial condition, results of operations, businesses, competitive position and business strategy, on a historical and prospective basis, as well as current industry, economic and market conditions and trends, and discussed the Special Committee’s recommendation with the members of the Special Committee and the independent financial advisor and legal counsel for the Company and Special Committee. The following are the material factors that supported the Board’s determination and recommendation:

•	Special Committee Process. The following procedural safeguards implemented in an effort to ensure that the interests of all the Company’s stockholders were considered in connection with the transactions contemplated by the Merger Agreement:

•	the Special Committee consists solely of directors of the Company who are independent directors not affiliated with Parent or Acquisition Sub and who are not officers or employees of the Company, and who are independent and disinterested with respect to the Merger and the other transactions contemplated by the Merger Agreement, and the Special Committee was advised by independent legal counsel in its review, evaluation and negotiation of the Merger and the other transactions contemplated by the Merger Agreement;

•	the Special Committee held numerous meetings with the Company’s independent financial advisor and its independent legal counsel to discuss and evaluate the transaction, other alternatives to the transaction and other matters related thereto, and that each member of the Special Committee was actively engaged in the process on a regular basis; and

•	the Special Committee, after considering various factors, including those described herein, and after consultation with the Company’s independent financial advisor and its independent legal counsel, recommended to the Board the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

•	Premium to Market Price. The fact that the Merger Consideration of $13.00 per share of P&F common stock represents a premium of approximately (i) 97% relative to the unaffected closing price of the P&F common stock on October 12, 2023 of $6.60 (the last trading day prior to the Board’s approval of the Merger Agreement), (ii) 91% relative to the closing price of the P&F common stock on October 4, 2023 of $6.80 (the trading day one week prior to the Board’s approval of the Merger Agreement), (iii) 94% relative to the closing price of the P&F common stock on September 11, 2023 of $6.69 (the trading day one month prior to the Board’s approval of the Merger Agreement). [Certain historical market prices of the P&F common stock are set forth in the table in the section entitled “Market Prices and Dividend Data” beginning on page [•] of this Proxy Statement.]

•	EBITDA Multiple. The fact that Merger Consideration of $13.00 per share (based on the P&F common stock closing price of $6.60 on October 12, 2023, the last full trading day prior to the Board’s approval of the Merger Agreement) represents a valuation of the Company at an EV / EBITDA multiple for of 14.0x.

•	Opinion of East Wind. The opinion of East Wind, dated as of October 13, 2023 , to the Board to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in East Wind’s opinion, the Merger Consideration of $13.00 per share in cash to be received by the holders of shares of P&F common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “The Merger—Opinion of P&F’s Financial Advisor.”

•	Financial Analyses. The financial analyses reviewed and discussed with the Special Committee and the Board by representatives of East Wind.

•	Other Strategic Alternatives. The Board’s assessment that the Merger Consideration of $13.00 per share of P&F common stock is more favorable to the stockholders of the Company than the potential value that would reasonably be expected to result from other strategic and financial alternatives reasonably available, including a sale to another potential counterparty, the continuation of the Company’s business plan as an independent public company or potential expansion opportunities through acquisitions and combinations of the Company with other businesses, taking into account the potential risks, rewards and uncertainties associated with each alternative.

•	Form of Consideration. The fact that the Merger Consideration is all cash, and therefore would provide P&F stockholders significant, immediate and certain value and liquidity for their shares of P&F common stock, while avoiding long-term business and execution risk, including the risks and uncertainties relating to the Company’s prospects and the risks of an economic downturn that could adversely affect the Company, as well as risks related to the financial markets generally.

•	Solicitation Process Prior to Merger Agreement. The Company’s rigorous process, together with the Company’s independent financial advisor, for soliciting and responding to offers from potential counterparties that were believed to be the most willing and able to pay the highest price for the P&F common stock, including the fact that approximately 87 parties were contacted or solicited during the Company’s process for exploring a potential strategic transaction between early February and August 2023, in an effort to obtain the best value reasonably available to stockholders, 60 of which entered into confidentiality agreements with the Company and were provided with an opportunity to conduct due diligence, including conducting management diligence sessions with members of the Company’s management (as described under the section entitled “The Merger—Background of the Merger” beginning on page [•] of this Proxy Statement).

•	Quality of Bidders. The fact that 4 parties submitted initial indications of interest.

•	Liquidity of Common Stock. The fact that the P&F common stock has relatively low trading volume and resulting limited liquidity, in part due to the Company’s relatively small market capitalization, which could impair (i) the ability of the stockholders or prospective stockholders from trading a significant amount of the P&F common stock without affecting the price of the shares and (ii) the Company’s ability to raise cash through future sales of P&F common stock.

•	Negotiations Process. The Company’s negotiations and the fact that the Company, through management and the Company’s independent financial advisor and the Company’s and Special Committee’s legal counsel, negotiated vigorously with Parent with respect to price and other terms of the Merger Agreement, including obtaining a revised price from Parent’s initial offer price of $47 million - $57 million in enterprise value to an enterprise value of $53 million (or the equivalent of $13.00 per share of P&F common stock after the agreed upon adjustments between the Company and ShoreView), which, after consultation with East Wind, the Special Committee and the Board believed represented (i) the highest price that Parent was willing to pay and (ii) a price higher than any of the other interested parties was willing to pay. The Board also considered the fact that the consideration and negotiation of the Merger Agreement was conducted through extensive arm’s-length negotiations.

•	Loss of Opportunity. The possibility that, if the Board does not approve the Merger Agreement, it may not have another opportunity to do so or to pursue an opportunity offering the same or better value and certainty to the Company’s stockholders in the future, and that the short-term market price for the shares of P&F common stock could remain below the value of the per share consideration under the Merger Agreement, and possibly substantially below the value of the per share consideration under the Merger Agreement.

•	Company Prospects. The fact that there was no guarantee that Company profit margins would be sustained in the future given the potential volatility of supply and demand and potential adverse economic conditions, which is not in the Company’s control and difficult to predict.

•	Current Conditions. The current state of the U.S. and global economies, including increased volatility in the credit, financial and stock markets, global inflation trends and the increasing interest rate environment to combat inflation, the potential for a recession and the current and potential impact in both the near term and long term on the Company’s industry and the trading price of the P&F common stock.

•	Likelihood of Closing. The likelihood that the Merger would be completed, based on, among other things:

•	the fact that Parent and Acquisition Sub have committed equity financing for the transactions and the limited nature of the conditions to the equity financing;

•	the fact that Parent and Acquisition Sub obtained committed debt financing for the transactions, the obligation of Parent and Acquisition Sub to use reasonable best efforts to obtain such necessary debt financing and the limited number and nature of the conditions to the debt financing;

•	the absence of a financing condition in the Merger Agreement;

•	the Company’s ability, under certain circumstances pursuant to the Merger Agreement and the equity commitment letter to seek specific performance of Parent’s obligation to cause the equity commitment to Parent to be funded pursuant to the equity commitment letter;

•	the Company’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and enforce specifically the terms of the Merger Agreement;

•	the absence of a need to obtain regulatory approvals in connection with the Merger; and

•	Parent’s ability to complete the transaction.

•	Support Agreement. The fact that the Mr. Richard A. Horowitz, who holds approximately 45.2% of the voting power of the Company, entered into the Support Agreement, pursuant to which, among other things, he agreed to (i) vote the shares of P&F common stock owned by him constituting 42.5% of the outstanding shares of P&F common stock in favor of the approval and adoption of the Merger Agreement and the Merger and the remaining shares of P&F common stock owned by him (constituting approximately 2.7% of the outstanding shares of P&F common stock) proportionately with other stockholders, and (ii) in the event the Company termination fee is payable in connection with a competing proposal, pay to Parent a fee in an amount equal to 50% of Mr. Horowitz’s profit above $13.00 per share from the sale or transfer of any securities pursuant to the transactions contemplated by such competing proposal, in each case subject to the terms and conditions of the Support Agreement and the existing letter agreement between Mr. Horowitz and the Company.

•	Merger Agreement Terms. The terms of the Merger Agreement and the related agreements, which were reviewed by the Special Committee with its independent legal counsel and by the Company’s financial advisor and legal counsel, and the fact that such terms were the product of arm’s-length negotiations between the parties, including:

•	the Company’s obligation to consummate the Merger is conditioned on the approval of (i) a majority of the votes entitled to be cast by the holders of outstanding shares of P&F common stock entitled to vote thereon and (ii) a majority of the votes cast by stockholders other than Mr. Horowitz, in each case who will have the opportunity to approve or reject the Merger (subject, in the case of Mr. Horowitz, to the Support Agreement);

•	the Company’s ability to consider and respond to unsolicited acquisition proposals, including to furnish information to third parties under certain circumstances specified in the Merger Agreement;

•	the structure of the Merger and time required to obtain the Company’s stockholder approval would allow sufficient time for a third party to make a Superior Proposal if such third party desires to do so;

•	the Board’s ability to effect an Adverse Recommendation Change with respect to the adoption of the Merger Agreement prior to the adoption of the Merger Agreement by the vote of its stockholders, if, subject to certain limitations, it determines in good faith, after consulting with, and receiving advice from, its outside legal counsel and financial advisor, that the failure to change its recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

•	the Board’s ability to terminate the Merger Agreement to enter into a Superior Proposal, subject to its compliance with the Merger Agreement, if it determines in good faith, after consultation with its outside legal counsel and financial advisor, that a Competing Proposal constitutes a Superior Proposal and, after consulting with, and receiving advice from, its legal advisors, that the failure to change its recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

•	the continuing obligation on Parent to provide indemnification to, and maintain insurance for, officers and directors of the Company, which is common in transactions of this type; and

•	the fact that ShoreView Capital Partners IV, L.P. provided a limited guarantee in favor of the Company, which guarantees certain obligations of Parent and Acquisition Sub under the Merger Agreement, including the reverse termination fee.

•	Appraisal Rights. The fact that appraisal rights under the DGCL are available to holders of P&F common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of P&F common stock as determined by the Court of Chancery, as more fully described in the section entitled “Appraisal Rights” beginning on page [•] of this Proxy Statement.

•	Reverse Termination Fee. The ability of the Company to, under certain circumstances described in the Merger Agreement, receive a reverse termination fee of $3,687,670.00 as more fully described in the section entitled “Terms of the Merger Agreement-Termination Fees” beginning on page [•] of this Proxy Statement, or seek specific performance or other equitable relief to prevent breaches or to enforce the terms of the Merger Agreement, including with respect to obtaining the debt financing and equity financing.

•	Leadership Transition Risk. The fact that Mr. Horowitz, the Company’s founder and CEO, and Mr. Joseph Molino, the Company’s COO, are nearing retirement age and that, if not for the Merger, there would be potential uncertainty associated with succession planning and the success of the Company under different leadership who have not been identified at this time.

In the course of its deliberations, the Board weighed these advantages and opportunities against a number of other risks and potential negative factors concerning the Merger Agreement and the Merger, including, but not limited to, the following (not necessarily in order of relative importance):

•	Closing Certainty. The fact that the consummation of the Merger is subject to certain customary closing conditions, which may delay or prevent the consummation of the Merger, and the adverse impact such event may have on the Company and its business.

•	No Stockholder Participation in Future Growth. The fact that, following the Merger, the Company stockholders would no longer participate in the Company’s future earnings or growth, or benefit from any future appreciation in value of the P&F common stock, including the fact that that profitability could continue or grow over a sustainable period, which would provide further opportunity to return additional value, which stockholders would not receive if the Merger is consummated.

•	Impact of Failed Transaction. The fact that the Company’s business, sales operations and financial results could suffer in the event that the Merger is not consummated and that the Company’s stock price may be adversely affected.

•	Impact of Merger Announcement on the Company. The risk that disruptions from the Merger (including the ability of certain customers to terminate or cease business with the Company) may harm (i) the Company’s business, including current plans and operations, including during the pendency of the Merger, and (ii) the ability of the Company to retain and hire key personnel. The potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger and potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance.

•	Severance Payments. The fact that Messrs. Horowitz and Molino are expected to receive certain severance payments and benefits upon a termination of their employment following the consummation of the Merger, and that their employment agreements were amended with respect to, among other thing, certain post-employment medical benefits, as more fully described in the section entitled “The Merger—Interests of the Directors and Executive Officers in the Merger” beginning on page [•] of this Proxy Statement.

•	Tax Treatment. The fact that the receipt of the Merger Consideration, which is all cash, in exchange for shares of P&F common stock pursuant to the Merger Agreement would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Restrictions on Solicitation. The prohibition imposed by the Merger Agreement of solicitations by the Company of alternative acquisition proposals from third parties, and that prospective bidders may perceive Parent’s right under the Merger Agreement to negotiate with the Company during a period prior to the Company being able to terminate the Merger Agreement and accept a Superior Proposal to be a deterrent to making alternative acquisition proposals.

•	Termination Fee. The requirement that the Company must pay a termination fee of $2,107,240.00, plus certain transaction expenses, if the Merger Agreement is terminated under the circumstances described under “Terms of the Merger Agreement-Termination Fees” beginning on page [•] of this Proxy Statement, which may discourage third parties that might otherwise have an interest in a business combination with, or acquisition of, the Company from making unsolicited acquisition proposals;

•	Reverse Termination Fee. The fact that the reverse termination fee is not available in all instances where the Merger Agreement is terminated and may be the Company’s only recourse where it is available.

•	Cap on Parent Liability. That the Merger Agreement provides that in certain circumstances the maximum aggregate liability of Parent for breaches under the Merger Agreement or the transactions contemplated thereby, in the aggregate for all such breaches, will equal the reverse termination fee.

•	Pre-Closing Covenants. The restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities or transactions (such as sale-leaseback transactions) that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger.

•	Closing Timing. The amount of time it could take to consummate the Merger, and the uncertainty of timing to consummate the Merger, including the fact that the consummation of the Merger depends on factors outside of the Company’s, Parent’s or Acquisition Sub’s control, and the risk that the pendency of the Merger for an extended period of time following the announcement of the execution of the Merger Agreement could adversely affect the Company’s relationships with its customers, suppliers and any other persons with whom the Company has a business relationship.

•	Remedy Enforcement. The potential challenges in enforcing the Company’s rights and remedies, including, among other things, rights to specific performance or payment of the reverse termination fee.

•	Loss of Productivity. The potential for diversion of management and employee attention during the period prior to the consummation of the Merger and the potential negative effects on the Company as a result of such diversion, including with respect to relationships with the Company’s customers, employees, suppliers or other parties.

•	Loss of Personnel. The risk that, despite the retention efforts of the Company in connection with the Merger, the Company, in the event the Merger is not consummated, may lose key personnel.

•	Changing Circumstances. The risk that changes in the regulatory landscape, economic landscape (including the possibility of a recession) or new industry developments may adversely affect the Company, in the event the Merger is not consummated.

•	Industry Risks. The risks associated with the industry in which the Company operates, including the trend to switch from pneumatic tools to battery tools, which could have an adverse impact on the Company’s sales and, accordingly, business performance results.

•	Litigation. The risk of potential litigation relating to the Merger that could be instituted against the Company or its directors and officers, and the potential effects of any outcomes related thereto.

•	Forward-Looking. The risks of the type and nature described in the section entitled “Cautionary Statement on Forward-Looking Statements” beginning on page [•] of this Proxy Statement.

•	Consent of Customer. Risk of receiving a consent from a large aerospace manufacturer that is a customer of one of the Company’s subsidiaries and as a result Parent can terminate the Merger Agreement if the consent is not received.

The Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits.

In addition, the Board was aware of the fact that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the Company stockholders generally, including those interests that are a result of employment and compensation arrangements with the Company. The members of the Board considered these interests, among others, in reaching their determinations to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement, and to make their recommendation to the Company’s stockholders. For more information, see the section entitled “The Merger—Interests of the Directors and Executive Officers in the Merger” beginning on page [•] of this Proxy Statement.

The foregoing discussion of factors considered by the Board in reaching its conclusions and recommendation includes the principal factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights to the specific factors considered in reaching its determinations and recommendations. Rather, the Board based its decisions on the totality of the factors and information it considered. Moreover, each member of the Board applied his own personal business judgment to the process and may have given different weight to different factors.

Opinion of P&F’s Financial Advisor

East Wind rendered its opinion to the Board that, as of October 13, 2023, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of P&F common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of East Wind, dated as of October 13, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion and which you should read carefully and in its entirety, is attached as Annex B to this Proxy Statement. East Wind provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. The East Wind opinion is not a recommendation as to how any holder of P&F common stock should vote with respect to the Merger or any other matter.

The following summarizes the material financial analyses reviewed by East Wind with the Board at its meeting on October 12, 2023 and confirmed to the Board at its meeting on October 13, 2023, which material was considered by East Wind in rendering its opinion, to provide a view toward the fairness, from a financial point of view, of ShoreView’s proposal to enter into the Merger Agreement. No company or transaction used in the analyses described below is identical or directly comparable to P&F or the contemplated merger.

The preparation of a fairness opinion is a complex process and requires significant analysis and judgment. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses as a whole, could create an incomplete view of the processes underlying East Wind’s opinion. In developing East Wind’s opinion regarding the fairness from a financial point of view of the Merger Consideration to be received by the holders of P&F common stock in the Merger, East Wind utilized several valuation techniques including (i) Discounted Cash Flow Analyses (ii) Selected Public company trading comparables (iii) Selected M&A transaction comparables; and (iv) M&A premiums paid analysis.

Discounted Cash Flow Analysis. East Wind analyzed the discounted present value of P&F’s projected free cash flows beginning January 1, 2024, continuing through the end of fiscal year 2027 on a standalone basis. East Wind calculated unlevered free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.

The discounted cash flow analysis was based on projections prepared by management (the “Projections”), as set forth in the section below entitled “Projections Prepared by P&F Management”. Consistent with the periods included in the Projections, East Wind used fiscal year 2027 as the final year for the analysis and utilized two methodologies for comparison purposes to calculate a terminal value: (i) applied multiples ranging from 6.5x to 7.5x, selected by East Wind upon the application of its professional judgment and expertise after reviewing M&A transaction multiples for comparable companies, to normalized fiscal year 2027 EBITDA in order to derive a range of terminal values for P&F in 2027 and (ii) applied perpetual growth rates ranging from 2.5% to 3.5%, selected by East Wind upon the application of its professional judgment and expertise, to normalized fiscal year 2027 unlevered free cash flow in order to derive a range of terminal values for P&F in 2023. The perpetual growth rates were chosen based on historical inflation rates, as well as being below historical GDP growth rates.

The projected unlevered free cash flows and terminal values were discounted using rates ranging from 17.0% to 19.0%, which range was selected, upon the application of East Wind’s professional judgment and expertise, to reflect the weighted average after-tax cost of debt and equity capital associated with executing P&F’s business plan. This range was selected based on the beta from a simple average of 15 publicly traded companies, certain macroeconomic conditions, as well as East Wind’s experience and judgment. The resulting range of present enterprise values was adjusted by P&F’s net debt (the face amount of total debt and preferred stock and book value of non-controlling interests less the amount of excess cash and cash equivalents, as reflected on P&F’s most recent projection for the year-end balance sheet), as well as other wind down expenses and transaction fees associated with executing a transaction. This value was divided by the number of diluted shares outstanding in order to arrive at a range of present values per share of P&F common stock. East Wind reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for P&F common stock implied by the Merger Consideration. The results of the discounted cash flow analyses are summarized below:

Exit Multiple Methodology:

		Exit Multiple Methodology
		Discount Rate
		16%	17%	18%	19%	20%
	8.0x	$49,439	$48,024	$46,666	$45,361	$44,107
	7.5x	$47,293	$45,951	$44,662	$43,424	$42,234
Exit Multiple	7.0x	$45,147	$43,878	$42,658	$41,487	$40,360
	6.5x	$43,002	$41,804	$40,654	$39,549	$38,487
	6.0x	$40,856	$39,731	$38,650	$37,612	$36,613

Perpetual Growth Rate Methodology:

		Perpetual Growth Rate Methodology
		Discount Rate
		16%	17%	18%	19%	20%
	4.0%	$39,589	$36,781	$34,369	$32,274	$30,437
	3.5%	$38,610	$35,969	$33,688	$31,696	$29,943
Growth Rate	3.0%	$37,706	$35,215	$33,052	$31,155	$29,478
	2.5%	$36,869	$34,513	$32,457	$30,646	$29,039
	2.0%	$36,092	$33,857	$31,899	$30,167	$28,625

Furthermore, East Wind applied the high and low range of each discounted cash flow analyses and determined the implied equity price per share of P&F common stock and then compared those implied equity values per share to the Merger Consideration of $13.00 per share. The results of this are summarized below:

	Price Per Share Reconciliation Based off of
	Exit Multiple Methodology	Perpetual Growth Rate Methodology
Low	$8.55	$5.83
High	$10.50	$7.45

Selected Publicly Trading Companies Analysis. East Wind analyzed the relative valuation multiples of six publicly traded, lower middle market, industrial tools and engineered products companies that it deemed relevant to valuing P&F common stock. East Wind calculated various financial multiples for each company including enterprise value (market equity value plus debt, plus preferred stock, plus minority interests, less excess cash and equivalents) compared to revenue, EBITDA, and EBIT for the latest twelve months period for which financial results were available.

	Enterprise Value /
Company	LTM Revenue		LTM EBITDA		LTM EBIT
The L.S. Starrett Company	0.3	x	2.3	x	2.8	x
The Eastern Company	0.6	x	9.2	x	14.9	x
Coventry Group Ltd	0.5	x	14.1	x	18.6	x
Cominix Co.,Ltd.	0.3	x	7.0	x	9.1	x
KPT Industries Limited	1.0	x	8.0	x	9.1	x
Halcyon Technology	0.6	x	3.0	x	7.8	x

East Wind then reviewed the harmonic mean, 25th percentile and 75th percentile relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for P&F implied by the Merger Consideration. The results of the selected publicly traded companies analysis are summarized below:

	Enterprise Value /
	LTM Revenue		LTM EBITDA		LTM EBIT
25th Percentile	0.4	x	4.0	x	8.1	x
Har. Mean	0.5	x	5.0	x	7.3	x
75th Percentile	0.6	x	8.8	x	13.4	x
Merger Consideration	0.9	x	14.0	x	46.2	x

Furthermore, East Wind applied the 25th percentile and the 75th percentile of the relative valuation multiple range for each of the metrics to P&F’s projected fiscal year end 2023 financial results, and determined the implied equity price per share of P&F common stock and then compared those implied equity values per share to the Merger Consideration of $13.00 per share. The results of this are summarized below:

	Price Per Share Reconciliation Based off of
	LTM Revenue	LTM EBITDA	LTM EBIT
25th Percentile	$3.63	$1.24	nm
75th Percentile	$7.61	$6.91	$1.28

Selected Transaction Analysis. East Wind analyzed the relative valuation multiples for eight industrial tools and engineered products transactions that it deemed relevant. East Wind examined the enterprise value compared to the target companies’ Revenue and EBITDA, in each case for twelve months ended prior to closing of the transaction, where such information was publicly available. The results of the selected transactions analysis are summarized below:

	Enterprise Value /
Company	LTM Revenue		LTM EBITDA
Toyo Knife Co., Ltd.	0.4	x	5.3	x
East Chicago Machine Tool Corporation	NA		6.7	x
General Tools & Instruments LLC	NA		7.9	x
Nubco Pty Ltd.	0.9	x	6.2	x
WSI Industries, Inc.	0.7	x	8.7	x
AWC Frac Valves, Inc.	NA		9.7	x
NII FPG Company	NA		8.2	x
Hardinge Inc.	0.7	x	8.7	x

NA – Not Available

East Wind reviewed the harmonic mean, 25th percentile and 75th percentile relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for P&F implied by the Merger Consideration.

	Enterprise Value /
	LTM Revenue		LTM EBITDA
25th Percentile	0.6	x	6.5	x
Har. Mean	0.7	x	7.4	x
75th Percentile	0.8	x	8.7	x
Merger Consideration	0.9	x	14.0	x

Furthermore, East Wind applied the 25th percentile and the 75th percentile of the relative valuation multiple range for each of the metrics to P&F’s projected fiscal year end 2023 financial results and determined the implied equity price per share of P&F common stock and then compared those implied equity values per share to the Merger Consideration of $13.00 per share. The results of this are summarized below:

	Price Per Share Reconciliation Based off of
	LTM Revenue	LTM EBITDA
25th Percentile	$8.01	$4.21
75th Percentile	$11.06	$6.76

Premiums Paid Analysis. East Wind analyzed the premiums paid for select acquisitions of public companies with market capitalization below $65 billion (“All Companies”) utilizing publicly available information, industrial sector companies (“Industrial Companies”), and below $250 million dollars (“Small Cap Companies”) that closed since January 1, 2020. East Wind prepared a summary of the relative valuation multiples paid in these transactions, with respect to the stock price one day prior to announcement, one week prior to announcement, and one month prior to announcement. The results for these analyses are summarized below:

	All Companies
	Stock Price Premium Based off Stock Price
	1 Day Prior	1 Week Prior	1 Month Prior
25th Percentile	13%	15%	18%
Har. Mean	27%	31%	36%
75th Percentile	53%	57%	63%
Merger Consideration	97%	91%	94%

	Industrial Companies
	Stock Price Premium Based off Stock Price
	1 Day Prior	1 Week Prior	1 Month Prior
25th Percentile	11%	14%	18%
Har. Mean	25%	29%	34%
75th Percentile	50%	52%	58%
Merger Consideration	97%	91%	94%

	Small Cap Companies
	Stock Price Premium Based off Stock Price
	1 Day Prior	1 Week Prior	1 Month Prior
25th Percentile	14%	17%	20%
Har. Mean	35%	38%	42%
75th Percentile	69%	74%	79%
Merger Consideration	97%	91%	94%

Additional Considerations. The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. East Wind believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, East Wind considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to the significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of East Wind as to the actual value of P&F.

In performing its analyses, East Wind made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of P&F. The analyses performed by East Wind are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Board (solely in its capacity as such) and were prepared solely as part of the analysis of East Wind of the fairness, from a financial point of view, to P&F stockholders of the Merger Consideration to be received by such stockholders in connection with the proposed merger pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of East Wind was one of many factors taken into account by the Board in making its determination to approve the Merger Consideration.

Neither East Wind’s opinion nor the analyses described above should be viewed as determinative of the Board or Company management’s views with respect to P&F, ShoreView and its affiliates, or the Merger Consideration. East Wind provided advice to P&F with respect to the proposed transaction. East Wind did not, however, recommend any specific amount of consideration to the Board or that any specific merger consideration constituted the only appropriate consideration for the Merger Consideration. Furthermore, East Wind expressed no opinion as to the fairness of any consideration to be paid in connection with the transactions to the holders of any other class of securities, creditors or other constituencies of P&F or as to the underlying decision by P&F to engage in the transactions. P&F placed no limits on the scope of the analysis performed, or opinion expressed, by East Wind.

The East Wind opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on October 13, 2023, and any material change in such circumstances and conditions may affect the opinion of East Wind, but East Wind does not have any obligation to update, revise or reaffirm that opinion. East Wind relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of P&F since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to East Wind that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by East Wind incomplete or misleading in any material respect.

P&F retained East Wind as its financial advisor in connection with the proposed merger based on East Wind’s experience and reputation. East Wind is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. East Wind may provide investment banking, financial advisory and other financial services for P&F and / or ShoreView and / or its affiliated companies or other participants in the merger in the future, for which East Wind may receive compensation.

Projections Prepared by P&F’s Management

P&F does not, as a matter of course, publicly disclose projections as to its future financial performance due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, as part of its regular financial planning process, P&F’s management prepares estimates and forecasts for future periods. In connection with such financial planning process, on December 10, 2022, P&F’s management provided the Board with its estimates for the fiscal year ended December 31, 2022 and the forecast for fiscal year 2023, assuming P&F continues to operate as a standalone company.

On February 2, 2023 in the CIM, P&F presented to potential acquirors, including ShoreView, with historical data for the fiscal years ending December 31, 2020, and December 31, 2021, an estimate for the fiscal year ending December 31, 2022 and a forecast for the fiscal year ending December 31, 2023. The projections included in the CIM (the “Initial Projections”) included a financial breakdown of each of the subsidiaries, Hy-Tech and Florida Pneumatic. The Initial Projections included revenue and gross profit for HT and FP, as well as a consolidated pro-forma estimate for P&F for the fiscal year ending December 31, 2022 and a forecast for the fiscal year ending December 31, 2023.

The Initial Projections included the following EBITDA adjustments (the “Adjustments”).

•	A corporate addback, which included costs of P&F’s corporate office which was expected to be eliminated by a buyer in connection with a sale transaction, and P&F being privately owned;

•	A rent adjustment projected by P&F that assumed that P&F executes sales of certain real property which was in the process of being sold;

•	The elimination of the impact of losses in 2022 and earnings in 2023 from P&F’s PTG.

•	An addback for the benefit of efficiencies from the investment in automation equipment that was recently purchased by P&F to improve profitability that will not be generating savings until H2 2023;

•	An addback for the change of the HT President, which included the non-recurring costs associated with recruiting a new president of Hy-Tech, and;

•	A price increase addback, which was projected by P&F to show the increase of EBITDA based on the price increases that were implemented in 2022 to show the full year impact.

The table below summarizes the Initial Projections that were presented to potential buyers, including ShoreView:

	Fiscal Year Ending December 31,
($ in thousands)	2022	2023
Net Revenue	$59,051	$58,215
Cost of Sales	(40,087)	(36,257)
Gross Profit	18,964	21,958
SG&A	(20,460)	(21,194)
Operating Income	(1,496)	764
Operating Margin	(2.5)%	1.3%
D&A	2,745	2,771
EBITDA	1,249	3,535
Addbacks
Total Corporate Addbacks	5,292	5,788
Rent Adjustment	(340)	(390)
Elimination of PTG [1]	930	(628)
Non-Cash Inventory Write-down	305	-
Automation Equipment Investment	-	300
Change of President	108
Impact of Price Increases	1,035
Total Miscellaneous Addbacks	2,378	(328)
EBITDA Adjustments	7,330	5,070
Adjusted EBITDA	8,579	8,605

(1) The elimination of the impact of losses in 2022 and earnings in 2023 from PTG.

On April 19, 2023 and April 20, 2023, P&F provided select potential buyers that had submitted reasonable indications of interests (“IOI”), including ShoreView, in connection with their initial meeting with P&F management (the “Management Presentations”), with non-public financial forecasts prepared by P&F’s management. Although, as described above, P&F does not publicly disclose financial projections, management does prepare projections from time to time as part of its long-range planning. These projections are regularly shared with the Board, and the information prepared for the meetings on April 19, 2023 and April 20, 2023 included projections for fiscal year 2023 through fiscal year 2027 (the “Business Forecasts”). The Business Forecasts included revenue, EBITDA and EBIT margins for 2020-2027 for FP, HT and PTG. The table below shows the Business Forecasts that were presented to potential buyers, including ShoreView, in connection with the Management Presentations.

	Florida Pneumatic Projections
	Fiscal Year Ending December 31,
($ in millions)	2020	2021	2022	2023	2024	2025	2026	2027
Revenue	$38.3	$41.5	$41.4	$39.9	$40.6	$42.2	$43.8	$45.5
EBITDA	$3.5	$4.3	$6.5	$6.8	$7.2	$7.5	$7.8	$8.2
EBITDA Margin	9%	10%	16%	17.0%	17.7%	17.8%	17.8%	18.0%

	Hy-Tech Projections
	Fiscal Year Ending December 31,
($ in millions)	2020	2021	2022	2023	2024	2025	2026	2027
Revenue	$8.6	$9.3	$12.0	$13.1	$14.0	$15.4	$16.2	$17.0
EBITDA	$-1.0	$1.3	$1.4	$2.6	$3.0	$3.5	$3.9	$4.2
EBITDA Margin	(-11.6)%	14%	12%	19.8%	21.4%	22.7%	24.1%	24.7%

	PTG Projections
	Fiscal Year Ending December 31,
($ in millions)	2020	2021	2022	2023	2024	2025	2026	2027
Revenue	$2.3	$2.8	$5.6	$7.2	$7.5	$8.3	$9.1	$10.0
EBITDA	$-1.1	$-0.8	$-1.1	$0.5	$0.9	$1.5	$2.0	$2.5
EBITDA Margin	(-47.8)%	(-28.6)%	(-19.6)%	6.9%	12.0%	18.1%	22.0%	25.0%

P&F’s management updates the financial forecasts regularly to reflect the current outlook of each of its subsidiaries, as well as accounting for macro level economic and market trends. Throughout the process, P&F distributed updated financial forecasts for the year ending December 31, 2023 to potential buyers, including ShoreView.

In addition, P&F made available to East Wind, for use in connection with its financial analysis as set forth in the section entitled “The Merger—Opinion of P&F’s Financial Advisor” beginning on page [●] of this Proxy Statement, full financial projections (“P&F Projections”) for P&F including the New York Corporate Office expense assuming P&F remained a publicly traded company. The P&F Projections were not made available to potential buyers, including ShoreView, in connection with their due diligence review of P&F.

The P&F Projections that were made available to East Wind as of October 12, 2023 were as follows:

	Fiscal Year ending December 31,
($ in thousands, except Earnings per Share)	2023	2024	2025	2026	2027
Revenue	$60,901	$63,007	$67,295	$70,565	$74,113
(-) COGS	39,279	38,482	40,453	41,938	43,556
Gross Profit	21,622	24,526	26,842	28,626	30,558
% Margin	36%	39%	40%	41%	41%
Operating Expenses	21,565	22,042	23,042	23,906	24,804
EBIT	57	2,484	3,800	4,720	5,754
D&A	2,697	2,751	2,849	2,972	3,116
EBITDA	2,754	5,236	6,649	7,693	8,870
Taxes	(17)	(745)	(1,140)	(1,416)	(1,726)
NOPAT	40	1,739	2,660	3,304	4,028
Interest Expense	389	240	102	6	-
Net Income	(349)	1,499	2,558	3,298	4,028
Earnings per Share	$(0.11)	$0.47	$0.80	$1.03	$1.26
Inc. / (Dec.) in NWC	(3,262)	1,358	1,051	840	911
Capex	2,144	1,920	1,520	1,694	1,860

Key material assumptions underlying the P&F Projections include the following:

•	The ongoing cost of the New York corporate office expense

•	The anticipated rebound of the aerospace business as Boeing ramps up production over the next several years to pre-pandemic levels and P&F introduces a several innovative new products both to the commercial and military markets

•	Strong growth in European sales especially in aerospace and automotive due to relationships with large new customers

•	A rebound in the automotive segment as the improved channel strategy opens up a larger number of opportunities

•	Flat sales of DIY tools and modest growth in industrial tool sales

•	The anticipated manufacturing efficiencies related to the installation of automated equipment at the Cranberry, Punxsutawney and Carson City locations

•	Double digit growth in the next serval years of Hy-Tech Tools revenue as Hy-Tech significantly ramps up sales to its two largest OEM customers due to their expansion into new markets

•	Double digit growth at PTG related to significantly increased capacity and exploitation of customer opportunities from the Jackson Gear acquisition

•	Flat sales of Hy-Tech’s legacy large impact product line

•	Modest growth in SG&A spending

•	No meaningful recession in the near term

•	A slow reduction of corporate borrowing rates over the next several years

Key material assumptions underlying the Initial Projections and the Business Forecasts are the same as those assumptions underlying the P&F Projections other than they assume the elimination of the corporate office expenses.

The Initial Projections, the Business Forecasts and the P&F Projections (when referred to together, “P&F Forward Looking Statements”) were not prepared with a view toward public disclosure, and are included in this Proxy Statement only because such information was made available, in whole or in part, to (i) potential buyers, including ShoreView, in connection with their due diligence review of P&F and/or (ii) East Wind, as applicable. The P&F Forward Looking Statements were not prepared with a view toward compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, CohnReznick LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to the P&F Forward Looking Statements and, accordingly, assumes no responsibility for, and expresses no opinion on them. The P&F Forward Looking Statements included in this Proxy Statement have been prepared by, and are the responsibility of, our management. The P&F Forward Looking Statements were prepared solely for internal use of P&F and are subjective in many respects.

Although a summary of the P&F Forward Looking Statements was prepared with numerical specificity, it reflects numerous variables, assumptions and estimates as to future events made by P&F’s management that it believed were reasonable at the time the P&F Forward Looking Statements were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the P&F Forward Looking Statements not to be achieved include, among other factors, adverse economic conditions; an increase in the cost or decrease in the availability of raw materials; changes in the competitive environment; economic, political or regulatory changes in the countries in which P&F operates; difficulties, delays or unexpected costs in completing P&F’s capital investment; and other factors as set forth in the section entitled “Cautionary Statement On Forward-Looking Statements” beginning on page [●] of this Proxy Statement.

In addition, the P&F Forward Looking Statements do not take into account any circumstances or events occurring after the date that they were prepared. There can be no assurance that the P&F Forward Looking Statements will be realized, and actual results may be materially better or worse than those contained in the P&F Forward Looking Statements. Portions of the P&F Forward Looking Statements cover multiple years. Such information by its nature becomes less predictive with each successive year. The inclusion of this information should not be regarded as an indication that P&F, the Board, East Wind or any other recipient of this information considered, or now considers, the P&F Forward Looking Statements to be predictive of actual future results. The summary of the P&F Forward Looking Statements is not included in this Proxy Statement in order to induce any stockholder to vote in favor of the proposal to adopt the Merger Agreement or any of the other proposals to be voted on at the Special Meeting. In light of the foregoing factors and the uncertainties inherent in the P&F Forward Looking Statements, stockholders are cautioned not to place undue, if any, reliance on the P&F Forward Looking Statements included in this Proxy Statement. The P&F Forward Looking Statements are forward-looking statements, as set forth in the section entitled “Cautionary Statement On Forward-Looking Statements” beginning on page [●] of this Proxy Statement. For additional information, see also the sections entitled “Where You Can Find More Information” and “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on pages [●] and [●], respectively, of this Proxy Statement.

Certain of the measures included in the P&F Forward Looking Statements may be considered non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA means earnings, adjusted for certain non-continuing or recurring items, before interest, taxes, depreciation and amortization. Non-GAAP financial measures have limitations as analytical tools, which may include the omission of certain material costs, such as depreciation, amortization and interest, necessary to operate P&F’s business, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by P&F may not be comparable to similarly titled amounts used by other companies. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the P&F Forward Looking Statements) in connection with a proposed transaction like the Merger when the disclosure is included in a document like this Proxy Statement. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by East Wind for purposes of its financial analysis and opinion or by the Board in connection with its consideration and evaluation of the Merger. Further, P&F did not provide ShoreView or any other potential counterparty with a reconciliation of the non-GAAP financial measures included in the P&F Forward Looking Statements to the relevant GAAP financial measures. Accordingly, P&F has not provided in this Proxy Statement or otherwise a reconciliation of the non-GAAP financial measures included in the P&F Forward Looking Statements to the relevant GAAP financial measures.

Interests of the Directors and Executive Officers of P&F in the Merger

In considering the recommendations of the Board with respect to the Merger, our stockholders should be aware that the directors and executive officers of P&F have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of Company stockholders generally. The Special Committee and the Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that Company stockholders adopt the Merger Agreement. These interests are described in more detail below, and certain of them are quantified in the narrative below.

Treatment of Company Equity Awards

Stock Options. At the Effective Time, each Company Option, whether vested or unvested, will be canceled and terminated and will be converted into and entitle the holder thereof to receive in exchange therefore, an amount in cash, without interest, equal to the product of (x) the total number of shares of P&F common stock subject to, and outstanding under, such Company Option and (y) the excess of the Merger Consideration over the applicable per share exercise price, subject to any applicable withholding or other taxes or other amounts required by applicable law to be withheld; provided, that if the per share exercise price of P&F common stock underlying a Company Option is equal to or greater than the Merger Consideration, such Company Option shall be canceled without any cash payment or other consideration being made in respect thereof.

Restricted Shares. At the Effective Time, any vesting conditions or restrictions applicable to a Company Restricted Share shall lapse, and each holder of an award of Company Restricted Shares will be entitled to receive an amount in cash equal to the product of (x) the total number of shares of P&F common stock subject to such award of Company Restricted Shares and (y) the Merger Consideration.

The following table sets forth the number of shares of P&F common stock and the number of shares of P&F common stock underlying equity awards that are currently held by each of P&F’s named executive officers and non-employee directors, in each case that either are currently vested or that will or may vest in connection with the Merger, assuming that the Effective Time occurs on December 31, 2023. The table also sets forth the values of these shares and equity awards based on the Merger Consideration (minus the applicable exercise price for the in-the-money options).

Name	Shares Held (#)	Shares Held ($)	Options Held (#)	Options Held ($) (1)	Restricted Stock Held (#) (2)	Restricted Stock Held ($)	Total ($)
Richard A. Horowitz.	1,445,041	18,785,533	30,000	177,300	-	-	18,962,833
Joseph A. Molino	86,971	1,130,623	25,000	147,750	15,000	195,000	1,473,373
Howard B. Brownstein	21,898	284,674	-	-	-	-	284,674
Jeffrey D. Franklin	11,998	155,974	-	-	-	-	155,974
Kenneth M. Scheriff	11,098	144,274	-	-	-	-	144,274
Mitchell A. Solomon	11,998	155,974	-	-	-	-	155,974

(1)	Messrs. Horowitz and Molino hold options to purchase an aggregate of 55,000 shares of P&F common stock as set forth in this column. Such options are “in-the-money” and are fully vested. Messrs. Horowitz and Molino hold no outstanding options to purchase P&F common stock that are “out-of-the-money.”

(2)	Pursuant to the Merger Agreement, at the Effective Time, the vesting restrictions applicable to such shares shall lapse and Mr. Molino will be entitled to receive an amount in cash equal to the product of (x) the total number of shares of P&F common stock subject to such award of Company Restricted Shares and (y) the Merger Consideration.

Executive Agreements

Horowitz Agreement

Mr. Horowitz is party to an executive employment agreement with P&F (the “Horowitz Employment Agreement”). The Horowitz Employment Agreement provides that Mr. Horowitz’s Annual Bonus (as defined therein) for P&F’s 2023 fiscal year will equal $1,050,000 and will not be subject to pro-ration and will be paid no later than March 15, 2024 (the “Horowitz 2023 Annual Bonus”) and that Mr. Horowitz will not be eligible for any Annual Bonus for P&F’s 2024 fiscal year in the event a Change in Control (as defined therein) occurs during P&F’s 2024 fiscal year. The Merger Agreement provides that, immediately following the Closing Date, Mr. Horowitz’s employment with P&F shall be terminated without Cause (as defined therein). In connection with Mr. Horowitz’s employment being terminated by P&F without Cause or resignation by Mr. Horowitz for Good Reason (as defined therein), in either case within two years following a 409A Change in Control (as defined in therein), then subject to his timely execution and non-revocation of a general release in favor of P&F, Parent and their respective affiliates, the Horowitz Employment Agreement provides that he would receive:

•	a lump sum payment equal to thirty six (36) months of his base salary, paid on the sixtieth (60th) day following the date of his termination; and

•	the Horowitz 2023 Annual Bonus to the extent unpaid; and

•	a monthly payment in the amount of $2,600, payable until the earlier of (a) thirty six (36) months from the date of his termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) the death of both him and his spouse.

In addition to the amounts noted above, Mr. Horowitz would be entitled to receive payments for accrued but unpaid salary, unpaid prior period bonus (without duplication of the 2023 Annual Bonus),eligible unreimbursed expenses, and any other amounts and benefits he is entitled to under any employee benefit plan in accordance with the terms of such plan.

Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Horowitz Employment Agreement) would otherwise be incurred by Mr. Horowitz, amounts paid to Mr. Horowitz upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Section 280G of the Code) if such amount would result in a higher after-tax net payment to Mr. Horowitz.

Molino Agreement

Mr. Molino is party to an executive employment agreement with P&F (the “Molino Employment Agreement”). The Molino Employment Agreement provides that Mr. Molino’s Annual Bonus (as defined therein) for P&F’s 2023 fiscal year will equal $225,000 and will not be subject to pro-ration and shall be paid no later than March 15, 2024 (the “Molino 2023 Annual Bonus”) and that Mr. Molino will not be eligible for any Annual Bonus for P&F’s 2024 fiscal year in the event a Change in Control (as defined therein) occurs during P&F’s 2024 fiscal year.

The Molino Employment Agreement provides that, if he remains continuously employed by P&F through December 31, 2023, he will be eligible for the following Retention Benefits, subject to his timely execution and non-revocation of a general release in favor of P&F, Parent and their respective affiliates:

•	an amount equal to eighteen (18) months of the base salary, to be paid in equal ratable installments over eighteen (18) months in accordance with P&F’s normal payroll policies, with payments beginning on the first regular payroll date following the sixtieth (60th) day after his termination of employment on or after January 1, 2024 (except as such amount would be paid in a lump sum as noted below with respect to Mr. Molino’s termination as a result of a 409A Change in Control (as defined in the Molino Employment Agreement)) (the “Retention Bonus”);

•	accelerated vesting, as of December 31, 2023, of any unvested portion of any equity awards granted to him prior to October 13, 2023 (along with any accrued, but unpaid dividends);

•	a pro rata portion of Mr. Molino’s annual bonus for the fiscal year in which termination occurs based on actual results for the fiscal year (but if termination occurs after December 31, 2023, such amount shall be $0);

•	the Molino 2023 Annual Bonus to the extent unpaid; and

•	if he timely elects COBRA, an amount equal to the difference in his COBRA premium and the active employee contribution for medical coverage until the earlier of (a) eighteen (18) months from the date of termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) he and his dependents otherwise ceasing to be eligible for COBRA coverage which amount, absent a Change in Control, equals $5,650 per month; provided that, if his termination occurs on or prior to December 31, 2023 and COBRA coverage becomes unavailable during the period in which the COBRA payments would otherwise be made (other than as a result of him becoming eligible for medical benefits from a subsequent employer or he or his dependent’s failure to timely elect or maintain COBRA coverage or timely pay the applicable premium), then P&F will pay him a monthly payment in an amount equal to the amount of the COBRA payments that he otherwise would have received for such month (with such amount to be not less than $5,650 per month).

In addition to the amounts noted above, Mr. Molino would be entitled to receive payments for accrued but unpaid salary, unpaid prior period bonus (without duplication of the Molino 2023 Annual Bonus),eligible unreimbursed expenses, and any other amounts and benefits he is entitled to under any employee benefit plan in accordance with the terms of such plan.

Mr. Molino will forfeit all rights to the Retention Benefits upon either (i) his termination of employment with P&F for any reason (other than by P&F without Cause (as defined in the Molino Employment Agreement) or due to his death or disability), prior to December 31, 2023, or (ii) P&F’s termination of his employment with P&F for Cause at any time prior to the full and final payment of the Retention Benefits. If Mr. Molino is terminated without Cause (or due to death or disability) prior to December 31, 2023, he will receive the Retention Benefits and payment in respect of such benefits will be made as if his termination of employment occurred on or after January 1, 2024. In addition, if a Change in Control occurs within ninety (90) days after the termination of Mr. Molino’s employment by P&F without Cause, or if he remains employed by P&F through December 31, 2023 and a Change in Control occurs on or prior to June 30, 2024, he will receive both the Retention Benefits and the lump sum payment equal to $140,000, in each case, to the extent unpaid, and such lump sum payment to be paid on the 60th day following the consummation of the Change in Control (if such Change in Control is a 409A Change in Control). The Merger Agreement provides that, immediately following the Closing Date, Mr. Molino’s employment with P&F shall be terminated without Cause. In connection with such termination and consistent with the terms of the Molino Employment Agreement, Mr. Molino will receive payments in respect of Retention Benefits as described above and the lump sum payment in respect of his target annual bonus as provided by the Molino Employment Agreement.

Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Molino Employment Agreement) would otherwise be incurred by Mr. Molino, amounts paid to Mr. Molino upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Section 280G of the Code).

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation. The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger was consummated on December 31, 2023, and that the employment of each of the named executive officers was immediately terminated by P&F without cause on such date. Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

These estimates are based on multiple assumptions (including that the value of such payments will not be reduced pursuant to the terms of the Horowitz Agreement or the Molino Agreement, as applicable, related to Section 280G of the Code) that may or may not actually occur, including assumptions described in this Proxy Statement. All dollar amounts set forth below have been rounded. The conditions that would trigger the payments are disclosed below and the conditions for Messrs. Horowitz and Molino, as applicable, to receive such payments are described in the Executive Agreements section above.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)
Richard A. Horowitz.	$3,525,000	-	$93,600	$3,618,600
Joseph A. Molino	$965,000	$195,000	$101,700	$1,261,700

(1)	For Mr. Horowitz, this amount represents a lump-sum payment equal to thirty six (36) months of his base salary ($2,475,000) and payment of his annual bonus ($1,050,000). For Mr. Molino, this amount represents a lump-sum payment equal to eighteen (18) months of his base salary ($600,000), payment of his 2023 annual bonus ($225,000) and the lump sum payment equal to $140,000 described under the Executive Agreements - Molino Agreement section above.

(2)	For Mr. Molino, this amount, which is based on the per-share value of the Merger Consideration, includes the full acceleration of his outstanding unvested Company Restricted Shares.

(3)	For Mr. Horowitz, this amount represents thirty six (36) months of health and welfare continuation benefits. For Mr. Molino, this amount represents a lump-sum payment equal to eighteen (18) months of health and welfare continuation benefits.

Compensation Arrangements with Parent

As of the date of this Proxy Statement, none of P&F’s executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to, or following the closing of the Merger, however, some of P&F’s executive officers may discuss or enter into agreements with Parent regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates.

Financing of the Merger

In connection with the Merger and related transactions, Parent and Acquisition Sub have obtained the financing commitments described below.

•	Senior Commitment Letter: Acquisition Sub has obtained debt financing on the terms and conditions set forth in the Senior Commitment Letter, from Riverside, pursuant to which Riverside has provided commitments in respect of a senior secured term loan facility in an aggregate principal amount of $22 million (the “Senior Facility”), the proceeds of which would be used with the proceeds of the Subordinated Commitment Letter and the equity commitment letter, for the purpose of financing the consummation of the Merger and paying fees and expenses incurred in connection with the Merger. The initial borrowing under the Senior Facility is subject to the satisfaction (or waiver by Riverside) of certain limited conditions, including, without limitation: consummation of the Merger in all material respects on the terms contemplated by the Merger Agreement (without giving effect to any amendment, waiver, consent or other modification that is materially adverse to the agent or the lenders unless it is approved by Riverside; since October 13, 2023, there has not been any “Company Material Adverse Effect” (as defined in the Merger Agreement); delivery of certain financial statements of P&F and certain pro forma financial statements; delivery of customary closing documents; certain representations being true and correct in all material respects as of the closing date; delivery of a customary certificate certifying to the solvency of Parent, Acquisition Sub and their subsidiaries on a consolidated basis after giving effect to the Merger and related transactions; delivery of definitive documentation with respect to the Senior Facility, executed by the Acquisition Sub and each guarantor party thereto; subject to certain exceptions, delivery of all documents required to perfect the security interest granted to the agent under the Senior Facility in the collateral provided thereunder; delivery of documentation required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; the repayment of all existing third party debt other than debt permitted to remain outstanding under the Senior Facility; the consummation of a minimum equity contribution by ShoreView and certain co-investors; and payment of required fees and expenses (together with those conditions contained in the Senior Commitment Letter not expressly described above, collectively, the “Senior Funding Conditions”). The Commitment Letter terminates in the event that (i) the Senior Funding Conditions are not satisfied (or waived by Riverside) on or before the date that is give (5) business days after the Termination Date, (ii) the Merger Agreement is terminated in accordance with its terms without consummation of the Merger having occurred, or (iii) the closing of the Merger occurs without use of the Senior Facility.

•	Subordinated Commitment Letter: Acquisition Sub has obtained debt financing on the terms and conditions set forth in the Subordinated Commitment Letter, from Northstar, pursuant to which Northstar has provided commitments in respect of a subordinated unsecured note facility in an aggregate principal amount of $7 million (the “Subordinated Facility” and, together with the Senior Facility, the “debt financing”), the proceeds of which would be used with the proceeds of the Senior Commitment Letter and the equity commitment letter, for the purpose of financing the consummation of the Merger and paying fees and expenses incurred in connection with the Merger. The initial borrowing under the Subordinated Facility is subject to the satisfaction (or waiver by NorthStar) of a number of limited conditions, including, without limitation: consummation of the Merger in all material respects on the terms contemplated by the Merger Agreement (without giving effect to any amendment, waiver, consent or other modification that is materially adverse to the agent or the lenders unless it is approved by NorthStar; since October 13, 2023, there has not been any “Company Material Adverse Effect” (as defined in the Merger Agreement); delivery of financial statements of P&F and certain pro forma financial statements; delivery of customary closing documents; certain representations being true and correct in all material respects as of the closing date; delivery of a customary certificate certifying to the solvency of Parent, Acquisition Sub and their subsidiaries on a consolidated basis after giving effect to the Merger and related transactions; delivery of definitive documentation with respect to the Subordinated Facility, executed by the Acquisition Sub and each guarantor party thereto; delivery of documentation required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; the repayment of all existing third party debt other than debt permitted to remain outstanding under the Subordinated Facility; the consummation of a minimum equity contribution by ShoreView and certain co-investors; and payment of required fees and expenses (together with those conditions contained in the Subordinated Commitment Letter not expressly described above, collectively, the “Subordinated Funding Conditions”). The Commitment Letter terminates in the even that (i) the Subordinated Funding Conditions are not satisfied (or waived by NorthStar) on or before the date that is give (5) business days after the Termination Date, (ii) the Merger Agreement is terminated in accordance with its terms without consummation of the Merger having occurred, or (iii) the closing of the Merger occurs without use of the Subordinated Facility.

•	Equity Commitment Letter: In connection with the signing of the Merger Agreement, on October 13, 2023, the Guarantor delivered the equity commitment letter to Parent, pursuant to which such entities committed to contribute an aggregate amount of up to $29 million to Parent in connection with the Merger solely for the purpose of financing the consummation of the Merger and paying fees and expenses incurred in connection with the Merger, as further set forth in the equity commitment letter. The obligation of Guarantor to fund its respective share of the equity commitment is subject to the following conditions; (i) satisfaction or waiver by Parent of the mutual closing conditions and the conditions precedent to Parent’s and Acquisition Sub’s obligations to complete the Merger; (2) the substantially contemporaneous consummation of the closing and (3) the debt financing (including any alternative financing) having been funded in accordance with the terms thereof at the closing (if the commitments are or were to be funded by the Guarantor). The obligation of Guarantor to fund the equity commitment will automatically and immediately terminate on the earlier of (a) the funding of its commitment, (b) the closing of the Merger, (c) the valid termination of the Merger Agreement in accordance with its terms or (d) or any of its affiliates, officers or directors commencing any legal proceeding against Guarantor or certain related parties of Guarantor asserting any claim (whether in tort, contract or otherwise) under, or in respect of, the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letters, the limited guarantee, or any transaction contemplated thereby. If the Company is entitled to specific performance of the obligations of Parent to cause the equity commitment under the equity commitment letter to be funded to fund the Merger or to consummate the Merger, then the Company will be an express third-party beneficiary of the rights granted to Parent under the equity commitment letter solely for the purpose of seeking specific performance of Parent’s right to cause (which may be enforced directly if Parent fails to so cause) the equity commitment to be funded under equity commitment letter.

Limited Guarantee

In connection with entering into the Merger Agreement, Guarantor provided the Company with a limited guarantee pursuant to which Guarantor guarantees the payment of Parent’s obligations to the Company with respect to the payment of the reverse termination fee (as discussed below) and enforcement expenses related to the reverse termination fee, subject to a maximum aggregate obligation of $250,000.

Subject to certain exceptions, the limited guarantee will terminate upon the earliest of (a) the closing of the Merger, (b) the payment and satisfaction in full of the guaranteed obligations, (c) the date that is 90 days following the termination of the Merger Agreement in accordance with its terms, unless prior to such date the Company shall have delivered a written notice with respect to nonpayment of any of the guaranteed obligations and the Company shall have commenced legal proceedings against the Guarantor or Parent alleging any of the guaranteed obligations are due and owing from the guarantor, in which case the limited guarantee shall survive solely with respect to such amounts of such guaranteed obligations and (d) the Company asserts in any legal proceeding that certain provisions of the limited guarantee are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability against the Guarantor or certain related parties with respect to the transactions contemplated by the Merger Agreement, other than certain claims permitted under the limited guarantee.

Closing and Effective Time

The closing of the Merger will take place on a date to be specified by the parties thereto, but no later than the fifth business day following the satisfaction or waiver in accordance with the Merger Agreement (as described in the section entitled “Terms of the Merger Agreement – Conditions to the Closing of the Merger” beginning on page [●] of this Proxy Statement) other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the U.S. federal income tax consequences of the Merger to holders of P&F common stock whose shares of P&F common stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of P&F common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For purposes of this discussion, a “holder” means either a U.S. Holder (as defined below) or a Non-U.S. Holder (as defined below) or both, as the context may require.

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

●	tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; Non-U.S. Holders that hold, directly or constructively (or that held, directly or constructively, at any time during the five (5) year period ending on the date of the Merger), five percent (5%) or more of the outstanding P&F common stock; or certain expatriates or former long-term residents of the United States;

●	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

●	tax consequences to holders that received their shares of P&F common stock in a compensatory transaction;

●	tax consequences to holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

●	tax consequences to holders whose functional currency is not the U.S. dollar;

●	tax consequences to holders who are required to accelerate the recognition of any item of gross income with respect to P&F common stock as a result of such income being recognized on an applicable financial statement;

●	tax consequences to holders of Dissenting Shares who have properly exercised and perfected a demand for appraisal pursuant to the DGCL;

●	tax consequences under any U.S. federal law other than income tax laws (including, for example, the U.S. federal estate tax, gift tax, Medicare tax on certain net investment income, and alternative minimum tax laws); or

●	any state, local or foreign tax consequences.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of P&F common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. The terms “U.S. Holder” and “Non-U.S. Holder” as defined below do not include entities treated as partnerships for U.S. federal income tax purposes. Partnerships holding shares of P&F common stock and partners therein should consult their tax advisors regarding the consequences of the Merger to their particular circumstances.

No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, regarding the U.S. federal income tax consequences of the Merger described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of P&F common stock who is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of P&F common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. If a U.S. holder acquired a share by purchase, such U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Gain or loss will be determined separately for each block of shares of P&F common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one (1) year at the effective time of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

Information Reporting and Backup Withholding

Payments made to a U.S. Holder in exchange for shares of P&F common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at the statutory rate, currently 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption should complete and sign a properly executed IRS Form W-9 certifying that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding or information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. Holder pursuant to the Merger under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of P&F common stock who is neither a U.S. Holder nor a partnership (or entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment, such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to a United States person as defined under the Code, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable tax treaty); or

●	such Non-U.S. Holder is an individual who is present in the United States for one hundred eighty-three (183) days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate under an applicable tax treaty).

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments made to Non-U.S. Holders in exchange for shares of P&F common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at the statutory rate, currently 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the applicable and properly completed and executed IRS Form W-8BEN certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Holders of P&F common stock should consult their tax advisors regarding the tax consequences of the Merger to their particular circumstances, including the applicability and effect of any state, local, foreign or other tax laws.

Legal Proceedings Regarding the Merger

As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to P&F, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is the absence of any law, injunction or order by any governmental entity restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Merger is consummated may adversely affect P&F’s business, financial condition, results of operations and cash flows.

TERMS OF THE MERGER AGREEMENT

The discussion of the terms of the Merger Agreement in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the entire Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The representations, warranties, covenants and agreements described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to important qualifications, limitations and supplemental information agreed to by P&F, Parent and Acquisition Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among P&F, Parent and Acquisition Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of P&F, Parent and Acquisition Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have been changed and may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of P&F, Parent and Acquisition Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding P&F or its business. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our fillings with the SEC regarding P&F and its business. Please see the attached section entitled “Where You Can Find More Information” beginning on page [●] of this Proxy Statement.

Effects of the Merger

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Acquisition Sub will merge with and into P&F, with P&F surviving and continuing under the name “P&F Industries, Inc.” as the Surviving Corporation and a wholly-owned subsidiary of Parent. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, immunities, powers, franchises and liabilities of P&F and Acquisition Sub.

Closing and Effective Time

The closing of the Merger will take place no later than the fifth business day following the satisfaction or waiver of all conditions to closing of the Merger (as described in the section entitled “Terms of the Merger Agreement – Conditions to the Closing of the Merger” beginning on page [●] of this Proxy Statement) (other than conditions those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions). Concurrently with the closing of the Merger, the parties will file the certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL.

Directors and Officers; Certificate of Incorporation; By-laws

The Merger Agreement provides that the parties to the Merger Agreement will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the Board of the Surviving Corporation will consist of the directors of the Acquisition Sub and the officers of the Surviving Corporation will consist of the officers of the Acquisition Sub, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until their successors have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

At the Effective Time, the certificate of incorporation and by-laws of P&F as the Surviving Corporation will be amended and restated to be identical to the certificate of incorporation and by-laws set forth on Exhibit A and Exhibit B, respectively, to the Merger Agreement, in each case, until thereafter amended in accordance with their terms or by applicable law.

Merger Consideration

Common Stock

Upon the consummation of the Merger, each share of P&F common stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time (other than (i) shares held by P&F or held, directly or indirectly, by Parent or Acquisition Sub, which will be canceled for no consideration, and (ii) Dissenting Shares) will be canceled and automatically converted into the right to receive the Merger Consideration of $13.00 in cash, without interest and subject to any applicable withholding taxes.

Company Options and Company Restricted Shares

The Merger Agreement provides that P&F’s Company Options and Company Restricted Shares will be subject to the following treatment as of the Effective Time:

•	Options. Each Company Option, whether vested or unvested, will be canceled and terminated and will be converted into and entitle the holder thereof to receive in exchange therefore, an amount in cash, without interest, equal to the product of (x) the total number of shares of P&F common stock subject to, and outstanding under, such Company Option and (y) the excess, if any, of the Merger Consideration over the applicable per share exercise price, subject to any applicable withholding or other taxes or other amounts required by applicable law to be withheld. If the exercise price per share of P&F common stock underlying a Company Option is equal to or greater than the Merger Consideration, then such Company Option will be canceled without any cash payment or other consideration being made in respect thereof.

•	Restricted Shares. Any vesting conditions or restrictions applicable to a Company Restricted Share shall lapse, and each holder of an award of Company Restricted Shares will be entitled to receive an amount in cash equal to the product of (x) the total number of shares of P&F common stock subject to such award of Company Restricted Shares and (y) the Merger Consideration.

Exchange and Payment Procedures

Prior to the closing of the Merger, Parent will designate the Paying Agent to make payments of the Merger Consideration to stockholders. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with Paying Agent, cash constituting an amount equal to the aggregate Merger Consideration, reduced as if holders of dissenting shares had not been a stockholder on the Closing Date, to other stockholders.

As promptly as reasonably practicable following the Effective Time and in any event not later than the third Business Day thereafter, Surviving Corporation shall cause the Paying Agent to mail to each holder of P&F common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share Merger Consideration. Upon receipt of (i) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of P&F common stock and (ii) duly completed and validly executed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the Merger Consideration in exchange therefor upon the later to occur of (x) the Effective Time and (y) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or book-entry shares. The amount of any Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes. No interest will be paid or accrued on the Merger Consideration payable upon surrender of the certificates or evidence of book-entry shares.

If any cash deposited with the Paying Agent is not claimed within one (1) year following the Effective Time, such cash will be delivered to the Surviving Corporation, upon written demand, and any holders of P&F common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation as a general creditor thereof for payment of their claims for Merger Consideration in respect thereof. None of Parent, Acquisition Sub, P&F, the Surviving Corporation or the Paying Agent will be liable to any person for any cash held in the exchange fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. If a stockholder has lost a certificate, or if such certificate has been stolen or destroyed, then before such stockholder will be entitled to receive the Merger Consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, in a form and substance reasonably acceptable to Parent, and if required by the Surviving Corporation, post a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate.

These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties

The Merger Agreement contains representations and warranties of P&F, Parent and Acquisition Sub.

Certain of the representations and warranties in the Merger Agreement made by P&F are qualified by knowledge and/or “materiality” qualifications or a “Company Material Adverse Effect” clause. For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to P&F, any change, event, effect or circumstance which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of P&F and its subsidiaries, taken as a whole. Changes, events, effects or circumstances which, directly or indirectly, to the extent they relate to or result from the following, are excluded from the determination of Company Material Adverse Effect:

•	any condition, change, effect or circumstance generally affecting any of the industries or markets in which P&F or its Subsidiaries operate;

•	any change after the date of the Merger Agreement in any Law (including any COVID Measures) or GAAP (or changes in interpretations of any Law or GAAP);

•	general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which P&F or its Subsidiaries conduct business;

•	any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war in the U.S. or any other country or region in the world, including an outbreak of hostilities involving the U.S. or any other Governmental Authority or the declaration by the U.S. or any other Governmental Authority of a national emergency or war, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any COVID Measures, or effects thereof), other outbreak or illness or public health event (whether human or animal), or any escalation or worsening of any of the foregoing;

•	the negotiation, execution, announcement, consummation or existence of this Agreement or the transactions contemplated hereby, including by reason of the identity of Parent or any communication by Parent or its Subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business of the P&F or any of its Subsidiaries and including the impact of any of the foregoing on any relationships with customers, suppliers, vendors, collaboration partners, employees or regulators;

•	any action that is expressly required to be taken pursuant to the terms of this Agreement or with the consent or at the written direction of Parent or Acquisition Sub;

•	any changes in the market price or trading volume of the P&F common stock, any failure by P&F or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to P&F or any of its Subsidiaries (provided that the facts or occurrences giving rise to or contributing to such changes or failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect); and

•	any litigation or claim threatened or initiated by stockholders of the P&F against the P&F, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement or the transactions contemplated hereby.

However, in the case of the first four (4) exclusions above, such matters will be taken into account to the extent such effect, change, event or occurrence has a disproportionate adverse effect on P&F and its subsidiaries, taken as a whole, as compared to similarly situated participants operating in the industries in which P&F and its subsidiaries operate, in which case only the incremental disproportionate effect may be taken into account in determining whether there has been, or would reasonably be expected to be a Company Material Adverse Effect.

In addition, for purposes of the Merger Agreement, “Company Material Adverse Effect” means any effect, change, event or occurrence which, individually or in the aggregate would prevent, impair or materially delay the ability of P&F from entering into or performing its obligations under the Merger Agreement and the transactions contemplated by the Merger Agreement.

In the Merger Agreement, P&F has made customary representations and warranties to Parent that are subject, in some cases, to specific exceptions and qualifications contained in the Merger Agreement or in P&F’s disclosure letter to the Merger Agreement delivered in connection therewith. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to P&F and its subsidiaries;

•	capital structure of P&F, P&F’s ownership of its subsidiaries, P&F’s and its subsidiaries’ non-ownership of equity or debt instruments other than of subsidiaries of P&F;

•	P&F’s corporate authority to enter into, perform its covenants and obligations under, and consummate the transactions contemplated by, the Merger Agreement and the enforceability of the Merger Agreement;

•	subject to the ability to make an Adverse Recommendation Change (as defined below), the approval of, and recommendation by, the Board in favor of the proposal to adopt the Merger Agreement;

•	the absence of conflicts with laws, P&F’s organizational documents and P&F’s contracts;

•	required consents and regulatory filings and approvals in connection with the Merger Agreement;

•	P&F’s possession of necessary permits and P&F’s compliance with laws;

•	the accuracy of P&F’s SEC filings and financial statements;

•	the accuracy of the information supplied by or on behalf of P&F or any of its subsidiaries for inclusion in this Proxy Statement;

•	P&F’s disclosure controls and procedures;

•	the conduct of the business of P&F in the ordinary course; the absence of any adverse change,event, development or state of circumstances that has had a Company Material Adverse Effect; and the absence of certain actions that would otherwise have been prohibited if taken between the date of the Merger Agreement and the closing;

•	the absence of specified undisclosed liabilities of P&F and its subsidiaries;

•	the absence of suits, actions or other proceedings relating to P&F and its subsidiaries;

•	P&F’s (and its subsidiaries) employee benefit plans;

•	certain employment and labor matters;

•	intellectual property rights (including privacy, data protection and other cybersecurity matters);

•	the filing of tax returns, the payment of taxes and certain other tax matters related to P&F and its subsidiaries;

•	the existence and enforceability of, and compliance with, specific categories of P&F’s material contracts;

•	certain real property matters;

•	environmental matters;

•	P&F’s trade controls;

•	votes of P&F stockholders required in connection with the Merger Agreement;

•	payment of fees to brokers in connection with the Merger Agreement;

•	East Wind Securities, LLC’s fairness opinion to the Board;

•	certain insurance matters;

•	the quality and safety of P&F and its subsidiaries’ products;

•	the absence of certain affiliate party transactions;

•	the absence of disputes with P&F’s significant customers and suppliers; and

•	the acknowledgement by P&F of the absence of any other representations and warranties to Parent or Acquisition Sub, other than as set forth in the Merger Agreement.

In the Merger Agreement, Parent and Acquisition Sub have made customary representations and warranties to P&F that are subject to, in some cases, specified exceptions and qualifications contained in the Merger Agreement, including, in the case of Parent, being qualified by a “Parent Material Adverse Effect” clause. For purposes of the Merger Agreement, “Parent Material Adverse Effect” means, with respect to Parent, any change, effect or circumstance which, individually or in the aggregate, has prevented or materially delayed or materially impaired or would reasonably be expected to prevent or materially delay or materially impair, the ability of Parent to consummate the Merger or the other transactions contemplated by the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Acquisition Sub;

•	authority to enter into, perform their covenants and obligations under, and consummate the transactions contemplated by, the Merger Agreement and enforceability of the Merger Agreement;

•	the absence of conflicts with laws, Parent’s or Acquisition Sub’s organizational documents and Parent’s or Acquisition Sub’s contracts;

•	required consents, regulatory filings and approvals in connection with the Merger Agreement;

•	the absence of suits, actions or other proceedings relating to Parent and its subsidiaries;

•	the absence of other agreements relating to the Merger;

•	the accuracy of the information supplied by or on behalf of Parent or any of its subsidiaries for inclusion in this Proxy Statement;

•	matters with respect to Parent’s financing and sufficiency of funds;

•	Parent’s ownership of Acquisition Sub and the capital structure of Acquisition Sub;

•	payment of fees to brokers in connection with the Merger Agreement;

•	solvency of Parent and the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement;

•	ownership of P&F common stock;

•	agreements between Parent, Acquisition Sub or any of their affiliates and any member of P&F’s management or Board; and

•	the acknowledgement by Parent and Acquisition Sub of the absence of any other representations and warranties of P&F, other than as set forth in the Merger Agreement.

None of the representations and warranties contained in the Merger Agreement survive the consummation of the Merger.

Conduct of the Business Pending the Merger

The Merger Agreement provides that, prior to the Effective Time, except (i) as may be required by applicable law; (ii) as maybe consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned); (iii) as may be expressly required by the Merger Agreement; or (iv) as set forth in the corresponding section of the Company Disclosure Letter, (x) P&F will use its commercially reasonable efforts to conduct the business of P&F and its subsidiaries in the ordinary course of business, and to preserve in all material respects its present relationships with key customers, suppliers and other persons with which it has material business relations and (y) P&F will not, and will not permit any of its subsidiaries to, subject in each case to specified exceptions:

•	amend its or any of its subsidiaries’ organizational documents;

•	adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights;

•	enter into any agreements with respect to voting any of P&F’s capital stock or other securities or the capital stock or other securities of any of P&F’s subsidiaries;

•	issue, sell, deliver, pledge, dispose, encumber or grant any shares of its or any of its subsidiaries’ capital stock or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries’ capital stock or other equity interests except for transactions among P&F and its direct and indirect wholly owned subsidiaries or among P&F’s direct or indirect wholly owned subsidiaries;

•	authorize, declare, set aside for payment, pay or make any dividend or other distributions, payable in cash, stock, property or otherwise, with respect to P&F or any of its subsidiaries’ capital stock or other equity interests, except for the Company’s regular quarterly dividend of $0.05 per share to be paid in November, 2023;

•	create any new subsidiary;

•	increase the compensation payable or to become payable or benefits provided or to be provided to (i) any current or former employees or independent contractors of P&F or its subsidiaries with an annual base salary or other annualized wages or fees equal to or below one hundred and fifty thousand dollars ($150,000 other than with respect to annual increases in the ordinary course of business consistent with past practice; (ii) any member of the Board, or (iii) any current or former employees or independent contractors of P&F or its subsidiaries other than with an annual base salary or other annualized wages or fees in excess of one hundred and fifty thousand dollars ($150,000);

•	grant the opportunity to participate in any severance or termination pay plans or otherwise promise, provide or grant any rights or entitlements to severance or termination pay;

•	establish, adopt, enter into, modify, amend or terminate any P&F benefit plans or similar arrangements;

•	accelerate the vesting or timing of payment of, or the lapsing of restrictions with respect to, any stock options, stock awards or other stock-based compensation or other compensation or benefits;

•	fail to timely make any required contributions or provide any discretionary benefits under any P&F benefit plan;

•	accelerate the funding of any P&F benefit plan;

•	grant, confer or award any P&F equity awards;

•	hire or terminate any employee or consultant with an annual base salary in excess of $150,000 other than for cause;

•	effectuate a plant closing or mass layoff as those terms are defined in the WARN Act;

•	acquire any corporation, partnership, limited liability company or other business organization or material amount of assets thereof;

•	sell, lease, license, abandon, permit to lapse, transfer, assign or otherwise subject to a lien or otherwise dispose of any material properties, rights or assets of P&F or its subsidiaries;

•	form or enter into any joint venture or partnership;

•	incur or amend in any material respect the terms of any indebtedness for borrowed money for any of P&F’s subsidiaries or assume or guarantee any such indebtedness for any person (other than a subsidiary of P&F);

•	assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

•	create or otherwise incur any lien on any material asset of P&F or any of its subsidiaries;

•	modify the terms of, cancel, waive, create, assume or default under, forgive, release, or compromise any material indebtedness or other material debt owed to, or material claim or right of P&F or any of its subsidiaries;

•	enter into any interest rate, derivatives or hedging transaction;

•	make any capital investment in or loan to any person;

•	authorize or make any binding commitment with respect to any capital expenditure;

•	terminate, modify or amend any material contract of P&F or waive, release or assign any material rights under and material contract of P&F;

•	enter into any material contract;

•	waive, extend, renew or enter into any non-compete, most favored nation, exclusivity, non-solicitation or similar agreement that would restrict or limit the freedom of P&F or its subsidiaries in conducting their operations or business, as after the closing;

•	materially change P&F’s tax accounting methods;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	settle or compromise any litigation involving P&F;

•	enter into any labor or collective bargaining agreement or similar agreement with any union;

•	cancel any insurance policy that is material to P&F;

•	fail to maintain, cancel, terminate or allow to lapse any permit material to P&F;

•	convene any special meeting of the stockholders of P&F, other than the Special Meeting;

•	fail to pay or satisfy when due any material liability of P&F;

•	engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of P&F or other person covered by Item 404 of Regulation S-K that would be required to be disclosed pursuant to Item 404;

•	commence ay action where the amount claimed exceeds $100,000;

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, other than in the ordinary course of business consistent with past practice;

•	(i) prepare or file any tax return inconsistent with past practice; (ii) file any amended tax return; (iii) settle or compromise any claim or assessment or enter into any closing agreement with any tax authority; (iv) file any tax return in a jurisdiction in which P&F has not previously filed a tax return; (v) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes of P&F or any of its subsidiaries; or (vi) surrender any right to claim a tax refund, offset or other reduction;

•	enter into any new line of business;

•	acquire any real property or enter into a sale-leaseback;

•	disclose any trade secrets or other material confidential information to a third party; or

•	enter into agreements to do any of the foregoing.

Restrictions on Solicitations of Other Offers

In the Merger Agreement, P&F agreed that it will, and it will cause its subsidiaries and each of its and their respective directors and officers to, and will instruct its other representatives to, after the date of the Merger Agreement:

•	immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third parties related to a Competing Proposal;

•	promptly request that each third party that has previously executed a confidentiality agreement promptly return or destroy all non-public information previously furnished or made available to such third party or any of its representatives;

•	prompt terminate all access granted to any such third party and its representatives to any physical or electronic dataroom; and

•	not terminate, waive, amend or modify the terms of any existing confidentiality agreement with respect to a potential Competing Proposal.

Until the Effective Time or the date of the termination of the Merger Agreement, except as otherwise provided in the Merger Agreement, P&F agreed that it will not, and will cause each of its directors, officers and subsidiaries not to, and will instruct its other representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate, whether publicly or otherwise, any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, a Competing Proposal;

•	engage in negotiations or substantive discussions with or furnish any material non-public information to any person relating to a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal;

•	provide any information or data concerning P&F or any of its subsidiaries to any person, or afford access to the properties, books, records or employees of P&F or any of its subsidiaries in connection with or that would reasonably be expected to lead to any Competing Proposal; or

•	agree, propose or resolve to take any of the actions prohibited by the foregoing.

In addition, until the Effective Time, P&F agreed to:

•	promptly (and within twenty-four (24) hours) advise Parent of any Competing Proposal (or any inquiry or request that would reasonably be expected to lead to any Competing Proposal), the identity of the person making such Competing Proposal and the material terms and conditions of any such Competing Proposal (including copies of any written materials delivered by such person); and

•	keep Parent reasonably informed, on a current basis, of the status of any discussions or negotiations with such person and any material amendment or other modification of any such Competing Proposal, inquiry, or request on a prompt basis (and within twenty-four (24) hours).

Notwithstanding any other restrictions in the Merger Agreement, at any time prior to obtaining stockholder approval at the Special Meeting, in the event that P&F receives an unsolicited, bona fide written Competing Proposal (as defined below), P&F and its representatives may contact such person to clarify the terms and conditions thereof, P&F, the Board and its representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any person making such Competing Proposal if the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that: (i) such Competing Proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined below) and (ii) that the failure to take such action would reasonably be expected to be inconsistent with the Board’s duties to P&F’s stockholders under applicable law; provided that, (x) prior to furnishing any material non-public information, P&F receives from such person, to the extent such person is not already subject to a confidentiality agreement with P&F, an executed confidentiality agreement containing confidentiality terms that are not materially less favorable in the aggregate to P&F than those contained in the confidentiality agreement with Parent and (y) any material non-public information furnished to such person in writing shall be promptly made available to Parent to the extent it was not previously made available to Parent or its representatives.

For purposes of the Merger Agreement:

•	a “Competing Proposal” is any proposal or offer made by any person (other than Parent, Acquisition Sub or any affiliate thereof) or group of persons to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership of twenty percent (20%) or more of any class of equity securities of P&F pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (ii) any one (1) or more assets or businesses of P&F and its subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of P&F and its subsidiaries, taken as a whole;

•	an “Intervening Event” is any change, event, effect or circumstance or change in circumstances or facts (including any change in probability or magnitude of circumstances) first occurring after execution of this Agreement that (i) was not known to the Board on the date of the Merger Agreement and (ii) does not relate to any Competing Proposal or other inquiry, offer or proposal that would reasonably be expected to lead to a Competing Proposal; provided that “Intervening Event” shall exclude any event, circumstance, change or development: (A) consisting of or resulting from a breach of the Merger Agreement by the Company or any of its subsidiaries, (B) resulting from changes in the price of the P&F common stock, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition) or (C) resulting from the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an Intervening Event unless excluded by any other exclusion in this definition); and

•	a “Superior Proposal” is a Competing Proposal (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by a third party on terms that the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) and considering such factors as the Board considers to be appropriate, are (i) more favorable from a financial point of view to P&F stockholders than the transactions contemplated hereby (including any changes to the terms of the Merger Agreement committed to by Parent to the P&F in writing in response to such Competing Proposal) and (ii) reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Adverse Recommendation Changes

As described above, and subject to the provisions described below, the Board has made the recommendation that P&F stockholders vote “FOR” the proposal to adopt the Merger Agreement (the “P&F Recommendation”). The Merger Agreement provides that the Board will not effect an Adverse Recommendation Change (as defined below) except as described below.

Under the terms of the Merger Agreement, except as otherwise provided therein, neither the Board nor any committee thereof may:

•	(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the P&F Recommendation; (ii) approve or recommend, or propose publicly to approve or recommend, to P&F stockholders any Competing Proposal; (iii) fail to include the P&F Recommendation in this Proxy Statement; (iv) fail to reaffirm the P&F Recommendation within ten (10) Business Days after receipt of a written request from Parent to do so; (v) after receipt of any Competing Proposal, fail to recommend against any Competing Proposal within ten (10) days of a receipt of a written request from Parent to do so; or (vi) fail to recommend against any Competing Proposal that is a tender or exchange offer by a third party (any of the foregoing actions in this bullet being an “Adverse Recommendation Change”); or

•	approve or recommend, or allow P&F or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Competing Proposal (other than a confidentiality agreement).

Notwithstanding the foregoing, at any time prior to receipt of the P&F Stockholder Approval, the Board may (i) make an Adverse Recommendation Change if the Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the Board’s duties to P&F stockholders under applicable law; or (ii) if P&F has received a Competing Proposal that the Board has determined in good faith constitutes a Superior Proposal, authorize, adopt or approve such Superior Proposal and cause P&F to enter into a definitive agreement with respect to such Superior Proposal concurrently with the termination of the Merger Agreement pursuant to its terms. No Adverse Recommendation Change, no actions may be taken to authorize, adopt or approve a Superior Proposal and no termination may be effected, in each case, until Parent has received four (4) business days’ prior written notice expressly stating that the Board intends to make an Adverse Recommendation Change or terminate the Merger agreement and specifying the reasons therefor, including, if the basis for such action is a Superior Proposal, the material terms and conditions of such Superior Proposal (including the consideration offered therein and the identity of the person or group making the Superior Proposal). In determining whether to make an Adverse Recommendation Change in response to a Superior Proposal, the Board shall take into account any changes to the material terms of the Merger Agreement timely proposed by Parent in response to the notice described in this paragraph and, upon a Parent’s written request, negotiate in good faith with Parent and its representatives during such notice period regarding any revisions to the Merger Agreement, which may be on a non-exclusive basis, to consider any adjustments proposed in writing by Parent to the terms and conditions of the Merger Agreement such that the Competing Proposal ceases to constitute a Superior Proposal.

Any material amendment to the financial terms or any other material amendment of such Superior Proposal requires a new notice thereof and P&F will be required to comply again with the requirements described above in the previous paragraph (except that the four (4) business day period above will be a two (2) business day period).

In addition, at any time prior to obtaining the P&F Stockholder Approval, in response to an Intervening Event, the Board may make an Adverse Recommendation Change if the Board determines in good faith (after consultation with outside legal counsel and financial advisors) that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties; provided that no such Adverse Recommendation Change can be made unless (i) the Board has delivered a Notice of Adverse Recommendation identifying such Intervening Event; (ii) if requested in writing by Parent, during the applicable notice period after delivery of the Notice of Adverse Recommendation, P&F and its representatives negotiate in good faith with Parent and its representatives regarding any changes to the Merger Agreement committed to in writing by Parent; and (iii) the Board (after consultation with its outside legal counsel and financial advisors) shall have determined in good faith, after considering the changes to the Merger Agreement proposed by Parent, that the failure to make an Adverse Recommendation Change would be inconsistent with its fiduciary duties.

The Merger Agreement does not restrict P&F from taking or disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with any applicable law.

Employee Benefits

For the period commencing at the Effective Time and ending six (6) months following the Closing Date (or such shorter period during which a Continuing Employee (as defined below) remains in employment with P&F and its subsidiaries), Parent will, or will cause the Surviving Corporation or an affiliate thereof to, provide each Continuing Employee, (i) base salary and wage rate, and target short- and long-term cash incentive compensation opportunities that, in the aggregate, are no less favorable than those being provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits (excluding any employee benefits that are frozen, discontinued or, as of the Effective Time, being frozen or discontinued) that are, in the aggregate, no less favorable (including with respect to the proportion of employee costs) than those being provided as of the date of the Merger Agreement under P&F’s benefit plans (excluding any equity or equity-based compensation, short- and long-term cash incentive compensation opportunities, retention, one time or special non-ordinary incentive compensation opportunities payable in connection with, or a result of, the Merger, retiree health or welfare, defined benefit pension benefits and employee benefits that are frozen, discontinued or, as of the Effective Time, being frozen or discontinued) set forth on a schedule to such Continuing Employee immediately prior to the Effective Time. Parent has also agreed to provide or to cause the Surviving Corporation or an affiliate thereof, to provide, from the Effective Time until six (6) months following the Closing Date, severance payments and benefits to each Continuing Employee whose employment is terminated during such period that are no less favorable than the severance payments and benefits that such Continuing Employee is eligible to receive under any applicable severance plan, policy practice, or arrangement of P&F or any of its subsidiaries in effect immediately prior to the Closing Date and set forth on a schedule.

The Surviving Corporation will use commercially reasonable efforts to give the Continuing Employees credit for their service with P&F, to the extent recognized by P&F, for purposes of eligibility, vesting and determination of the level of the benefits (but not for the purposes of equity or equity compensation, other long-term incentive plans, post-termination welfare plans or benefit accrual purposes under a defined benefit pension plan) under any employee benefit plan established following the Closing Date or covering Continuing Employees following the Effective Time (“Post-Closing Plans”) to the extent such recognition does not result in the duplication of any benefits.

Parent will use commercially reasonable efforts to provide that, for the calendar year including the Effective Time, Continuing Employees will not be required to satisfy any deductible, co-payment, out-of-pocket maximum or similar requirements under Post-Closing Plans that provide medical, dental and other welfare benefits to the extent amounts were previously credited for such purposes under analogous P&F and subsidiary benefit plans that provide medical, dental and other welfare benefits. In addition, following the Effective Time, Parent will use commercially reasonable efforts to provide that any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health pursuant to such Post-Closing Plans which are not insured by a third party are waived for Continuing Employees (except to the extent any such waiting period, pre-existing condition exclusion, or requirement to show evidence of good health was already in effect with respect to such Continuing Employees and has not been satisfied under the applicable P&F benefit plan in which the Continuing Employee participated in or was eligible to participate in immediately prior to the Effective Time).

From and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with the terms of the applicable P&F benefit plan, all payments, benefits and obligations required under certain identified P&F benefit plans, in each case, subject to the amendment and termination provisions of each such P&F benefit plan.

Financing Efforts

Each of Parent and Acquisition Sub must use, and must cause its subsidiaries to use, reasonable best efforts to arrange and obtain the proceeds of the Financing on the terms and conditions described in the Financing Commitments (including any “flex” provisions applicable to the Debt Financing), including using (and causing its subsidiaries to use) their respective reasonable best efforts to:

•	comply with and maintain in full force and effect the Financing Commitments in accordance with the terms and conditions thereof;

•	enter into definitive agreements with respect to the Financing Commitments on the terms and conditions contained therein (including any “flex” provisions applicable to the Debt Financing), which agreements shall be in effect as promptly as practicable after the date of the Merger Agreement, but in no event later than the closing of the Merger;

•	satisfy, on a timely bases (or obtain a waiver of) all conditions applicable to Parent, Acquisition Sub or their respective subsidiaries in the Debt Commitment Letters (or definitive agreements entered into with respect to the Debt Commitment Letters);

•	enforce its rights under the Debt Commitment Letter sin the event of a breach by any of the debt financing source parties thereto that impedes or delays (or could reasonably be expected to impede or delay) the closing of the Merger and, if necessary, seek specific performance of the financing sources of their obligations thereunder; and

•	draw down upon and consummate the Financing at or prior to the closing of the Merger.

Neither Parent nor any of its affiliates may agree to any amendments, supplement or other modifications to, obtain any replacement of, or grant any waivers of, any condition or other provisions of the Equity Commitment Letter without the prior written consent of P&F. Neither Parent nor its affiliates shall agree to any amendments, supplement or other modifications to, obtain any replacement of or grant any waivers of, any condition or other provision under the Debt Financing (other than pursuant to any flex provisions set forth in the Debt Commitment Letters) without the prior written consent of P&F, if such amendments, modifications or waivers (i) would reduce the aggregate amount of the net proceeds of the Debt Financing (including by changing the amount of fees or other amounts to be paid (including original issue discount) with respect to the Debt Financing), (ii) would impose new or additional conditions or otherwise expand, amend or modify any of the conditions under the Debt Commitment Letters, or (iii) that would or would reasonably be expected to (x) prevent, delay or impair the ability of Parent to consummate the Merger and other transactions contemplated by the Merger Agreement or (y) adversely impact the ability of Parent or Acquisition Sub to enforce its rights against the other parties to the Financing Commitments. Parent shall not permit, release or consent to the withdrawal, termination, repudiation or rescission of the Financing Commitments or any definitive agreement with respect to the financing and shall not release or consent to the termination of the obligations of any Financing Source under the Financing, in each case, without the prior written consent of P&F.

If any portion of the Debt Financing becomes or could reasonably be expected to become unavailable in the manner or from the sources contemplated in the Debt Commitment Letters (including any flex provisions applicable thereto), (i) Parent shall promptly notify P&F and (ii) Parent and Acquisition Sub shall, and shall cause their respective affiliates to, use their respective reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative debt financing from alternative financial institutions in an amount sufficient to consummate the transactions contemplated by the Merger Agreement upon terms and conditions not materially less favorable, taken as a whole, to Parent and Acquisition Sub or P&F than those in the Debt Commitment Letters, as promptly as practicable following the occurrence of such event.

Obtaining the Financing (or any alternative financing) is not a condition to the closing of the Merger. Parent has agreed to keep P&F reasonably and promptly informed of the status of its efforts to arrange the Financing (or any alternative financing).

Parent and Acquisition Sub agreed that P&F and its subsidiaries or their respective affiliates and representatives are not required to incur any liability under any financing that Parent and Acquisition Sub may raise in connection with the transactions contemplated by the Merger Agreement or any cooperation provided and that Parent and Acquisition Sub will indemnify and hold harmless P&F and its affiliates and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Financing and any information utilized in connection therewith.

P&F has agreed, on behalf of itself and its subsidiaries, to provided reasonable cooperation to Parent, at Parent’s sole expense, that is necessary and customary in connection with Parent’s efforts to obtain the Debt Financing, including, at the reasonable request of Parent: (i) furnishing, or causing to be furnished, to Parent and its Debt Financing Sources such customary financial and other information with respect to the Company and its subsidiaries as Parent shall reasonably request in order to consummate the Debt Financing, (ii) participating in a reasonable number of lending meetings, lender presentations, due diligence sessions and rating agency meetings, (iii) providing reasonable assistance to Parent in its preparation of rating agency presentations, customary bank information memoranda and similar documents, (iv) delivering information and documentation requested in writing by the Debt Financing Sources at least ten (10) Business Days prior to the closing of the Merger with respect to compliance under the applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and (v) obtaining a customary payoff letter, lien terminations and other customary documentation to allow for the payoff, discharge and termination of the Existing Credit Agreement.

Access to Information

Subject to certain exceptions and limitations, P&F will, and will cause each of its subsidiaries to, afford to Parent’s representatives reasonable access, in a manner not disruptive in any material respect to the operations of the business of P&F and its subsidiaries, during normal business hours and upon reasonable notice throughout the period commencing on the date of the Merger Agreement until the earlier of the Effective time and the termination of the Merger Agreement, to the properties, books and records of P&F and its subsidiaries. During such period, P&F will, and will cause each of its subsidiaries to, promptly furnish to Parent’s representatives, all information concerning the business, properties and personnel of P&F and its subsidiaries as may reasonably be requested in writing, in each case, for any reasonable business purpose related to the consummation of the transactions contemplated by the Merger Agreement. However, P&F or its subsidiaries will not be required to disclose information to Parent or Acquisition Sub if such disclosure would, in P&F’s reasonable judgment, (i) violate any applicable law or the provisions of any agreement to which P&F or any of its subsidiaries is a party, (ii) jeopardize any attorney-client or other legal privilege or (iii) such information is reasonable pertinent to any adverse action between P&F and its affiliates, on the one hand, and Parent and its affiliates on the other hand.

Indemnification and Insurance

In the Merger Agreement, Parent and Acquisition Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time existing as of the date of the Merger Agreement in favor of the current or former directors, officers and employees of P&F or its subsidiaries (the “P&F Indemnified Parties”), as provided in their respective organizational documents or in any agreement, will survive the Merger and will continue in full force and effect.

The Merger Agreement further requires Parent to cause the Surviving Corporation to indemnify, defend and hold harmless, and advance expense to P&F Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time and with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement. Further, the Merger Agreement requires that Parent will not, and will cause the Surviving Corporation not to, settle, compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the P&F Indemnified Parties covered by the claim, action, suit, proceeding or investigation form all liability arising out of such claim, action, suit, proceeding or investigation.

Unless P&F has purchased a “tail” policy prior to the Effective Time, the Merger Agreement requires Parent to maintain, for at least six (6) years after the Effective Time, in full force and effect, the coverage provided by the existing P&F directors’ and officers’ liability insurance and fiduciary insurance as of the date of the Merger Agreement or provide substitute insurance on terms no less advantageous to the P&F Indemnified Parties. Parent or the Surviving Corporation will not be required to pay an annual premium for such tail insurance in excess of two hundred and fifty percent (250%) of the aggregate annual premiums currently paid by P&F or any of its subsidiaries; however, Parent must obtain as much coverage as possible at such cost.

Other Covenants

Stockholders’ Meetings

P&F has agreed to duly call, convene and hold a meeting of stockholders as promptly as practicable after the date of the mailing of this Proxy Statement to P&F stockholders (and no later than twenty-five (25) Business Days after the SEC confirms that it has no comments on this Proxy Statement) for the purposes of obtaining the P&F Stockholder Approval.

In connection with the P&F Stockholder Approval, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, Mr. Horowitz (holding approximately 45.2% of P&F’s outstanding common stock) has executed, concurrently with the Merger Agreement, a voting and support agreement, pursuant to which such Mr. Horowitz has agreed to, among other things, vote 42.5% of his P&F securities in favor of the approval and adoption of the Merger Agreement and the Merger at the Special Meeting and the remaining P&F securities (constituting approximately 2.7% of his P&F securities) proportionally with the other votes cast at the Special Meeting, as more fully described in the section entitled “Support Agreement”.

Stockholder Litigation

P&F has agreed to promptly advise Parent in writing after becoming aware of any legal action commenced, or to P&F’s knowledge, threatened in writing, against P&F or any of its directors by any P&F stockholder relating to the Merger Agreement or the transactions contemplated by the Merger Agreement and to keep Parent reasonably informed regarding any such legal action. P&F has agreed to provide Parent with a reasonable opportunity to participate in (but not control) the defense or settlement of any such litigation and has agreed that P&F will not settle or offer to settle any such stockholder litigation without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed). In addition, as described in the section entitled “Terms of the Merger Agreement-Indemnification and Insurance” beginning on page [●] of this Proxy Statement, Parent will not settle, or cause the Surviving Corporation to settle, any action unless such settlement includes an unconditional release of all indemnified parties covered by the action from all liability arising out of such action.

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by law) waiver by P&F and Parent at or prior to the Effective Time, of the following conditions:

•	the P&F Stockholder Approval (including the affirmative vote of a majority of the votes cast at the Special Meeting by P&F stockholders other than Richard A. Horowitz) shall have been obtained; and

•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

The obligations of Parent and Acquisition Sub to consummate the Merger are also subject to the satisfaction or (to the extent permitted by law) waiver by Parent at or prior to the Effective Time, of the following conditions:

•	the representations and warranties of P&F:

•	regarding P&F’s organization and qualification, subsidiaries, corporate authority and resolutions, vote required by P&F stockholders in connection with the Merger Agreement, and the absence of any undisclosed brokers fees being true and correct in all material respects as of the date of the Merger Agreement and the closing date of the Merger, as if made on and as of such date (except to the extent made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only);

•	regarding the absence of any adverse change, event or development that has had a Company Material Adverse Effect being true and correct in all respects as of the closing date; and

•	regarding P&F’s capital structure being true and correct in all respects as of the date of the Merger Agreement and the closing date of the Merger, as if made at and as of such date, except for de minimis inaccuracies;

•	other than the representations and warranties described in the three (3) clauses above, being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications therein) as of the date of the Merger Agreement and the closing date of the Merger, except for such failures to be true and correct as would not have a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warrants will be so true and correct as of the specific date only);

•	P&F having performed or complied in all material respects with its obligations required under the Merger Agreement on or prior to the closing date;

•	Parent’s receipt of a certificate of P&F signed by an executive officer confirming the satisfaction of the foregoing conditions;

•	since the date of the Merger Agreement, there shall not have been a Company Material Adverse Effect that continues as of the Effective Date; and

•	P&F’s receipt of consent from a large aerospace manufacturer that is a customer of one of P&F’s subsidiaries. There can be no assurances regarding whether the contractual consent referred to above would be obtained or the timing thereof.

The obligations of P&F to consummate the Merger are also subject to the satisfaction or waiver by P&F of the following conditions:

•	the representations and warranties of Parent and Acquisition Sub:

•	regarding organization and qualification and corporate authority and resolutions being true and correct in all material respects as of the date of the Merger Agreement and the closing date of the Merger, as if made at and as of such date (except the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

•	other than the representations and warranties described in the clause above, being true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications therein) as of the date of the Merger Agreement and the closing date of the Merger, as if made at and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not have a Parent Material Adverse Effect;

•	Parent and Acquisition Sub each having performed or complied in all material respects with its obligations required under the Merger Agreement on or prior to the closing date; and

•	P&F’s receipt of a certificate of Parent signed by an executive officer of Parent confirming the satisfaction of the foregoing conditions.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the P&F Stockholder Approval is obtained:

•	by mutual written consent of each of Parent and P&F;

•	by either Parent or P&F if:

•	the Merger has not been consummated by the Termination Date. However, the right to terminate the Merger Agreement as a result of the occurrence of the Termination Date will not be available to any party if the failure of the closing of the Merger to have occurred on or before such date was primarily due to the failure of such party to perform or comply with any of its obligations under the Merger Agreement;

•	prior to the Effective Time, any governmental authority has enacted, issued, promulgated, enforced or entered any law or order that permanently restrained, enjoined, rendered illegal or otherwise prohibited the transactions contemplated by the Merger Agreement and such law or order has become final and non-appealable. The right to terminate the Merger Agreement pursuant to the previous sentence will not be available to a party if the issuance of such law or order or taking of such action was primarily due to the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform any of its obligations under the Merger Agreement;

•	P&F has failed to obtain the P&F Stockholder Approval at the Special Meeting or at any adjournment or postponement thereof, at which a vote of the Merger Agreement and the Merger was taken;

•	by P&F:

•	if Parent or Acquisition Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a related closing condition and (ii) is not capable of being cured, or is not cured, before the earlier of the Termination Date or the date that is thirty (30) calendar days following P&F’s delivery of written notice to Parent or Acquisition Sub of such breach. However, P&F will not have the right to terminate the Merger Agreement pursuant to this provision if P&F is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement;

•	prior to the P&F Stockholder Approval, to enter into a definitive agreement with respect to a Superior Proposal, subject to the terms of P&F’s non-solicitation obligations, and provided that P&F pays the related termination fee of $2,107,240 to Parent (see the section entitled “Terms of the Merger Agreement-Termination Fees” beginning on page [●] of this Proxy Statement); or

•	if (i) all of the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the Merger; provided that such conditions would then be capable of being satisfied), (ii) Parent and Acquisition Sub have failed to consummate the Merger by the fifth Business Day after the satisfaction or waiver of all of the conditions to the closing of the Merger, (iii) P&F has notified Parent in writing that the conditions to the Merger have been satisfied or, with respect to P&F’s conditions, waived (or would be satisfied or waived if the closing of the Merger were to occur on the date of such notice) and that it stands ready, willing and able to consummate the Merger at such time, and (iv) the Merger shall not have been consummated within five (5) Business Days after delivery of such notice; or

•	by Parent if:

•	P&F shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that specified conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, prior to the earlier of the Termination Date or the date that is thirty (30) calendar days following Parent’s deliver of written notice to P&F of such breach. However, Parent will not have the right to terminate the Merger Agreement pursuant to this provision if Parent or Acquisition Sub is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	prior to the adoption of the Merger Agreement by the P&F stockholders, the Board makes an Adverse Recommendation Change.

In the event that the Merger Agreement is terminated and the Merger abandoned pursuant to the termination rights above, written notice of the termination will be given to the other party or parties, specifying the provisions of the Merger Agreement pursuant to which the termination was made. The Merger Agreement will become null and void and of no effect without liability on the part of any party thereto (or any of its representatives), and all rights and obligations of any party thereto will cease. However, except as otherwise provided in the Merger Agreement, no such termination will relieve any party of liability or damages resulting from any knowing and intentional breach of the Merger Agreement prior to such termination, in which case, except as otherwise provided in the Merger Agreement, the aggrieved party will be entitled to all remedies available at law or in equity. Additionally, certain related documents, and the expense reimbursement and indemnity obligations of Parent in relation to the financing, and the provisions of the Merger Agreement related to the effect of termination of the Merger Agreement, termination fees, expenses and certain general provisions will survive any termination of the Merger Agreement.

Termination Fees

If the Merger Agreement is terminated in specified circumstances, the terminating party may be required to pay a termination fee.

Parent would be entitled to receive a termination fee of $2,107,240 from P&F in the event that:

•	(i) a third party has made a Competing Proposal after the date of the Merger Agreement, (ii) the Merger Agreement is subsequently terminated by (x) P&F or Parent as a result of the failure of P&F to obtain the P&F Stockholder Approval or (y) Parent because P&F has breached its representations, warranties, covenants or agreements in the Merger Agreement that would cause conditions to the Merger to not be satisfied and at the time of such Special Meeting in the case of clause (x) or at the time of such breach in the case of clause (y), a Competing Proposal has been publicly announced and has not been withdrawn and (iii) within twelve (12) months of such termination of the Merger Agreement, P&F consummates a transaction involving a Competing Proposal or enters into a definitive agreement providing for the consummation of a Competing Proposal and such Competing Proposal is subsequently consummated; provided that for purposes of termination, references to twenty percent (20%) in the definition of Competing Proposal shall be deemed to be references to fifty percent (50%);

•	P&F terminates the Merger Agreement, prior to obtaining P&F Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal; and

•	Parent terminates the Merger Agreement because P&F has made an Adverse Recommendation Change.

Pursuant to the Support Agreement, in the event that Parent is entitled to a termination fee from P&F in connection with a competing proposal, Mr. Horowitz will pay to Parent a fee equal to fifty percent (50%) of his profit above $13.00 per share from the transfer of any securities pursuant to the transactions contemplated by such competing proposal, subject to the terms and conditions of the Support Agreement.

P&F would be entitled to receive a reverse termination fee of $3,687,670 from Parent in the event that:

•	P&F terminates the Merger Agreement because Parent or Acquisition Sub has materially breached or failed to perform its covenants related to the Financing and such breach or failure is not capable of being cured, or is not cured, by Parent on or before the earlier of the Termination Date or the date that is thirty (30) calendar days following P&F’s delivery of written notice of such breach;

•	P&F terminates the Merger Agreement and (i) all of the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the Merger; provided that such conditions would then be capable of being satisfied), (ii) Parent and Acquisition Sub have failed to consummate the Merger by the fifth Business Day after the satisfaction or waiver of all of the conditions to the closing of the Merger, (iii) P&F has notified Parent in writing that the conditions to the Merger have been satisfied or, with respect to P&F’s conditions, waived (or would be satisfied or waived if the closing of the Merger were to occur on the date of such notice) and that it stands ready, willing and able to consummate the Merger at such time, and (iv) the Merger shall not have been consummated within five (5) Business Days after delivery of such notice; or

•	P&F or Parent terminates the Merger Agreement because the Merger has not been consummated on or before the Termination Date and P&F would have been entitled to terminate the Merger Agreement for the reasons set forth in the immediately preceding clause above.

Expense Reimbursement

In the event that P&F is required by the Merger Agreement to pay the Termination Fee to Parent, P&F will also pay to Parent an amount, not to exceed $300,000, equal to Parent or Acquisition Sub’s documented and reasonable out-of-pocket legal, consulting and other third-party costs and expenses incurred in connection with the Merger Agreement, from and after the date of the Merger Agreement and prior to the Termination Date.

In the event that Parent is required by the Merger Agreement to pay the Reverse Termination Fee to P&F and P&F commences a suit that results in a judgement against Parent for payment of the Reverse Termination Fee, Shoreview Capital Partners IV, L.P. has guaranteed, pursuant to a limited guarantee, the punctual payment and discharge of P&F’s costs and expenses incurred in connection with such suit, together with interest, up to $250,000.

Specific Performance

Parent, Acquisition Sub and P&F are entitled to seek an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce the terms and provisions of the Merger Agreement in addition to any other remedy to which they are entitled at law or equity. P&F is entitled to seek specific performance or other equitable relief to cause Parent to effect the Closing of the Merger if and only if (i) all conditions to the parties’ obligations to consummate the Merger (other than conditions to be satisfied at the closing of the Merger, each of which is capable of being satisfied at the closing) have been satisfied at the time when the closing of the Merger would have occurred, (ii) the financing provided for by the Debt Commitment Letters have been funded or will be funded at the closing of the Merger in accordance with its terms if the Equity Financing is funded at the closing and (iii) with respect to any funding of the Equity Financing to occur at the closing, P&F has irrevocably confirmed that if specific performance is granted and the Equity Financing and Debt Financing are funded, the closing of the Merger will occur.

Fees and Expenses

Except for the provisions described above in the section entitled “Description of the Merger Agreement-Expense Reimbursement” beginning on page [●] of this Proxy Statement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such fees or expenses.

Amendment; Extension and Waiver

The Merger Agreement provides that it may be amended by the parties at any time before or after receipt of the P&F Stockholder Approval; provided that after the P&F Stockholder Approval has been obtained, there will not be any amendment that by law (or in accordance with the rules of any stock exchange) requires further approval by P&F stockholders without such further approval of the P&F stockholders nor any amendment or change not permitted under applicable law. In addition, any amendment to certain sections of the Merger Agreement that would adversely affect the rights of a debt financing source must also be approved by such debt financing source.

At any time prior to the Effective Time, subject to applicable law, P&F, Parent and Acquisition Sub may (i) extend the time for the performance of any obligation or other act of any other party; (ii) waive any inaccuracy in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and (iii) waive compliance with any agreement or condition contained in the Merger Agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure or delay of any party in exercising any right under the Merger Agreement will not operate as a waiver of such right and any single or partial exercise of any right under the Merger Agreement will not preclude any other or further exercise of any other right under the Merger Agreement.

Jurisdiction

P&F, Parent and Acquisition Sub have agreed to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware in connection with any dispute that arises out of the Merger Agreement or the transactions contemplated by the Merger Agreement; provided that, with respect to actions brought against debt financing sources in connection with the Merger, the parties consent to the exclusive jurisdiction of the New York state and United States Federal courts sitting in New York County, in the State of New York. The parties have also agreed to waive jury trial to the fullest extent permitted by law and not to bring any action relating to the Merger Agreement or the transactions contemplated by the Merger Agreement in any court other than the Court of Chancery in the State of Delaware or any federal court sitting in the State of Delaware.

Governing Law

Except for disputes involving debt financing sources (which will be governed by the laws of the State of New York), the Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE
COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that P&F provide P&F stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the payment of certain compensation that will or may become payable by P&F to its named executive officers in connection with the Merger, as disclosed in the section entitled “The Merger – Interests of the Directors and Executive Officers of P&F in the Merger – Merger Related Compensation” beginning on page [●] of this Proxy Statement.

P&F stockholders are asked to indicate their approval of the various compensation that will or may become payable by P&F to its named executive officers in connection with the Merger. These payments are set forth in the section entitled “The Merger – Interests of the Directors and Executive Officers of P&F in the Merger – Merger Related Compensation” beginning on page [●] of this Proxy Statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of P&F’s overall compensation program for its named executive officers, and previously have been disclosed to P&F stockholders as part of the “Executive Compensation” and related sections of P&F’s annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board, which is composed solely of independent directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, P&F is seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of P&F Industries, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to P&F’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger – Interests of the Directors and Executive Officers of P&F in the Merger – Merger Related Compensation” in P&F’s Proxy Statement for the special meeting of stockholders.”

P&F stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on P&F, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, P&F’s named executive officers will be eligible to receive the compensation that is based on, or otherwise relates to, the Merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger requires the affirmative vote of a majority of those shares of P&F common stock which are present at the Special Meeting or represented by proxy at the Special Meeting, provided that a quorum is present.

The Board recommends that you vote “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F to its named executive officers in connection with the Merger.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

P&F is requesting that P&F stockholders approve a proposal to adjourn the Special Meeting to a later date or dates (if necessary or appropriate to solicit additional proxies), if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If P&F stockholders approve the proposal to adjourn the Special Meeting, P&F could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the proposal to adjourn the Special Meeting could mean that, even if P&F had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, P&F could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the voting power of the shares of P&F common stock entitled to vote, represented either by attendance at the Special Meeting or by proxy.

The Board believes that it is in the best interests of P&F and its stockholders to be able to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The Board recommends that you vote “FOR” adjournment of the Special Meeting.

MARKET PRICES AND DIVIDEND DATA

The P&F common stock trades on the Nasdaq Global Market under the symbol “PFIN”. As of [•], there were 3,194,699 shares of P&F common stock issued and outstanding, held by approximately [500] stockholders of record.

The following table sets forth, for the indicated periods, the high and low sales price of P&F common stock as reported on the Nasdaq Global Market:

	Market Price
	High	Low	Dividend Paid
2021
First Quarter (ending March 31, 2021)	$7.45	$5.61
Second Quarter (ending June 30, 2021)	$9.70	$6.00
Third Quarter (ending September 30, 2021)	$7.45	$6.14
Fourth Quarter (ending December 31, 2021)	$7.10	$5.65
2022
First Quarter (ending March 31, 2022)	$7.29	$5.22
Second Quarter (ending June 30, 2022)	$6.31	$5.21
Third Quarter (ending September 30, 2022)	$6.19	$5.14	$0.05
Fourth Quarter (ending December 30, 2022)	$5.72	$4.90	$0.05
2023
First Quarter (ending March 31, 20223)	$5.65	$5.01	$0.05
Second Quarter (ending June 30, 2023)	$6.65	$5.06	$0.05
Third Quarter (ending September 29, 2023)	$7.95	$6.22	$0.05
Fourth Quarter (through October 24, 2023)	$12.80	$6.60

The closing price of the P&F common stock on October 12, 2023, the last full trading day prior to the Board’s approval of the Merger Agreement, was $6.60. On [•], 2023, the latest practicable trading day before the date of this Proxy Statement, the closing price of P&F common stock was $[•]per share.

The Board has adopted a dividend policy pursuant to which it declares and pays cash dividends to stockholders in the amount of $0.20 per share, per annum, payable in equal quarterly installments, subject to the Board’s continuing determination that any declarations under dividend policy is in the best interests of P&F’s stockholders and in compliance with applicable law. Pursuant to the term of the Merger Agreement, however, P&F is prohibited from declaring or paying any dividends without the written consent of Parent following the third-quarter 2023 dividend, which is anticipated to be declared in November 2023.

Following the Merger, there will be no further market for shares of the P&F common stock and P&F anticipates that its stock will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, P&F would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of [●], 2023 there were [●] shares of P&F common stock outstanding, held by approximately [●] stockholders of record. The following tables set forth certain information regarding the beneficial ownership of P&F common stock as of [●] (except as otherwise noted below), by: (i) each person known by P&F to be the beneficial owner of more than five percent (5%) of the outstanding shares of P&F common stock; (ii) each of P&F’s directors; (iii) each of P&F’s named executive officers; and (iv) all directors and executive officers as a group. Based on information furnished by such stockholders, P&F believes that each person has sole voting and dispositive power over the shares indicated as owned by such person unless otherwise indicated. The address of each director and officer is the same as the address for P&F’s executive offices. P&F determines beneficial ownership of P&F common stock in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.

APPRAISAL RIGHTS

If the Merger is consummated, stockholders who do not vote (whether by attendance at the Special Meeting or by proxy) in favor of the adoption of the proposal to adopt the Merger Agreement, and who properly exercise and perfect their demand for appraisal of their shares and who do not withdraw such demand or lose their right to appraisal will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this Proxy Statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of P&F common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of P&F common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of P&F common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.

Under Section 262, holders of P&F common stock who (i) do not vote in favor of the proposal to adopt the Merger Agreement, (ii) continuously are the record holders of such shares through the Effective Time, and (iii) otherwise follow the procedures set forth in Section 262, will be entitled to have their shares appraised by the Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of P&F common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value as determined by the Court of Chancery (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided that, if at any time before the Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the $13.00 per share Merger Consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This Proxy Statement constitutes P&F’s notice to P&F stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this Proxy Statement as Annex C. In connection with the Merger, any holder of shares of P&F common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Court of Chancery will dismiss appraisal proceedings as to all P&F stockholders who assert appraisal rights unless (i) the total number of shares of P&F common stock for which appraisal rights have been pursued and perfected exceeds one percent (1%) of the outstanding shares of P&F common stock measured in accordance with subsection (g) of Section 262 of the DGCL or (ii) the value of the aggregate Merger Consideration in respect of the shares of P&F common stock for which appraisal rights have been pursued and perfected exceeds $1 million. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of P&F common stock, P&F believes that if a P&F stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration as described in the Merger Agreement upon surrender of the certificates that formerly represented such shares of P&F common stock.

Stockholders wishing to exercise the right to seek an appraisal of their shares of P&F common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to P&F a written demand for appraisal before the vote on proposal to adopt the Merger Agreement at the Special Meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•	the stockholder or the Surviving Corporation must file a petition in the Court of Chancery requesting a determination of the fair value of the shares within one hundred twenty (120) days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of proposal to adopt the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the proposal to adopt the Merger Agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of P&F common stock wishing to exercise appraisal rights must deliver to P&F, before the vote on the proposal to adopt the Merger Agreement at the Special Meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement either by attendance at the Special Meeting or by proxy. A holder of shares of P&F common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. However, neither voting against the proposal to adopt the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement. A proxy or vote against the proposal to adopt the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the Special Meeting will cause the stockholder to lose its appraisal rights in connection with the Merger.

Only a holder of record of shares of P&F common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of P&F common stock should be executed by or on behalf of the holder of record and must reasonably inform P&F of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARE HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

P&F Industries, Inc.

445 Broadhollow Road, Suite 100

Melville, New York 11747

Any holder of shares of P&F common stock may withdraw his, her or its demand for appraisal and accept the Merger Consideration by delivering to P&F a written withdrawal of the demand for appraisal within sixty (60) days after the Effective Time. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Court of Chancery will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the Court of Chancery deems just.

Notice by the Surviving Corporation

If the Merger is consummated, within ten (10) days after the Effective Time, the Surviving Corporation will notify each holder of shares of P&F common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the proposal to adopt the Merger Agreement as of the date that the Merger has become effective.

Filing a Petition for Appraisal

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of P&F common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair values of shares of P&F common stock. Accordingly, any holders of P&F common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of P&F common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.

Within one hundred twenty (120) days after the Effective Time, any holder of shares of P&F common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger proposal and with respect to which P&F received demands for appraisal, and the aggregate number of holders of such common stock. The Surviving Corporation must mail this statement to the requesting stockholder within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder of shares of P&F common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of P&F common stock entitled to appraisal, the Court of Chancery will appraise the “fair value” of the shares of P&F common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery of will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although P&F believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither P&F nor Parent anticipates offering more than the $13.00 per share Merger Consideration to any P&F stockholder exercising appraisal rights. Each of P&F and Parent reserves the right to assert, in any appraisal proceeding that, for purposes of Section 262, the “fair value” of a share of P&F common stock is less than $13.00 per share Merger Consideration.

Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment; provided that if at any time before the Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of P&F common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of P&F common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote P&F common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of P&F common stock, if any, payable to P&F stockholders of record as of a time prior to the Effective Time; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty days (60) after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Court of Chancery; however, the appraisal proceeding may not be dismissed as to any P&F stockholder without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any P&F stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of P&F stockholders. However, if the Merger is not consummated, P&F stockholders will continue to be entitled to attend and participate in P&F stockholders’ meetings.

P&F will hold an annual meeting in the year 2024 only if the Merger has not already been consummated. If the Merger is not consummated and any stockholder intends to present a proposal to be considered for inclusion in P&F’s proxy materials in connection with P&F’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) (if one is held), such stockholder must follow the procedures of Rule 14a-8 under the Exchange Act and the proposal must be received by P&F at its principal executive office no later than December 30, 2023, and must otherwise comply with the SEC’s rules, to be considered for inclusion in P&F’s proxy materials relating to the 2024 Annual Meeting (if one is held).

In addition, P&F’s Amended and Restated By-laws (the “By-laws”) establish advance notice procedures as to (1) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board and (2) the nomination, other than by or at the direction of the Board, of candidates for election as directors, in each case, not included in the proxy statement. Any stockholder who wishes to submit a proposal to be acted upon at the 2024 Annual Meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures.

Any proposals for business to be brought before an annual meeting of stockholders, as well as any questions related thereto, should be timely submitted in writing to the Secretary of P&F at the address below. The Secretary must receive this notice no earlier than January 25, 2024, and no later than February 24, 2024.

Notice of a proposal for business to be brought before an annual meeting of stockholders must include:

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business and the proposed text of any proposal regarding such business, the reasons for conducting such business at the meeting; and

•	(i) the name and address of such stockholder, (ii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such stockholder and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such stockholder or any affiliates or associates of such stockholder, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such stockholder, or any affiliates or associates of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder, or any affiliates or associates of such stockholder, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the corporation; (iii) a description of all agreements, arrangements or understandings (whether written or oral) between or among such stockholder, or any affiliates or associates of such stockholder, and any other person or persons (including their names) in connection with or relating to (A) the corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such stockholder, or any affiliates or associates of such stockholder; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the meeting; (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such stockholder with respect to the proposed business to be brought by such person before the annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (vi) a statement whether or not such stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation under applicable law to carry the proposal.

Any proposals for a nomination of persons for election to the Board by a stockholder should be timely submitted in writing to the Secretary of P&F at the address below. The Secretary must receive this notice no earlier than January 25, 2024, and no later than February 24, 2024.

Notice of a nomination must include:

•	as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation, (iv) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed to the corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the corporation and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

•	as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the corporation or their ownership of capital stock of the corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person (A) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or (B) that the corporation may reasonably require, including such information as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

You may contact P&F’s Secretary at P&F’s principal executive offices for a copy of the relevant provisions of the By-laws regarding the requirements for making stockholder proposals and nominating director candidates, at:

P&F Industries, Inc.
445 Broadhollow Road, Suite 100

Melville, New York 11747

HOUSEHOLDING INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two (2) or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one (1) copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless stockholders have notified P&F whose shares they hold of their desire to receive multiple copies of this Proxy Statement. This process, which is commonly referred to as “householding” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of this Proxy Statement and wish to receive only one (1) copy, please contact P&F at the address identified below. P&F will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one (1) copy was mailed. Requests for additional copies should be directed to P&F at its address below, or call (631) 694-9800 and ask to speak to Investor Relations.

P&F Industries, Inc.
445 Broadhollow Road, Suite 100

Melville, New York 11747

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that P&F can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that P&F has previously filed with the SEC. These documents contain important information about P&F and its financial condition and are incorporated by reference into this Proxy Statement.

The following P&F filings with the SEC are incorporated by reference:

•	P&F’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 29, 2023;

•	P&F’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 12, 2023 and August 11, 2023, respectively;

•	P&F’s Definitive Proxy Statement on Schedule 14A for the May 24, 2023 annual meeting of stockholders, filed with the SEC on April 28, 2023; and

•	P&F’s Current Reports on Form 8-K, filed with the SEC on May 11, 2023, May 30, 2023, June 12, 2023, August 10, 2023 and October 13, 2023.

P&F also incorporates by reference into this Proxy Statement additional documents that it may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on P&F’s website is not part of this Proxy Statement, and therefore is not incorporated by reference into this Proxy Statement.

You may obtain any of the documents P&F files with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

P&F Industries, Inc.

Attn: Investor Relations

445 Broadhollow Road, Suite 100

Melville, New York 11747

(631) 694-9800

If you would like to request documents from P&F, please do so by [ ], to receive them before the Special Meeting. If you request any documents, P&F will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Please note that all of the documents that P&F files with the SEC are also promptly available through the Investor Relations section of P&F’s website, https://pfina.com/investor_relations, and the “SEC Filings” tab therein. The information included on P&F’s website is not incorporated by reference into this Proxy Statement.

If you have any questions about this Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, you should contact:

[       ]

MISCELLANEOUS

P&F has supplied all information relating to P&F, and Parent has supplied, and P&F has not independently verified, all of the information relating to Parent and Acquisition Sub contained in the sections entitled “Summary-Parties Involved in the Merger,” “Summary-Financing of the Merger,” “The Merger-Parties Involved in the Merger” and “The Merger-Financing of the Merger” beginning on pages [ ] of this Proxy Statement, respectively.

This solicitation is being made by P&F. All expenses of P&F in connection with this solicitation will be borne by P&F. Proxies may be solicited by directors, officers and other employees of P&F in person, or by telephone, facsimile, email and other methods of electronic communication. No additional compensation will be paid for such services. P&F may request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and P&F’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

You should not send in your P&F stock certificates until you receive transmittal materials after the Merger is consummated.

You should rely only on the information contained in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement to vote on the Merger. P&F has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [ ], 2023. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement) and the mailing of this Proxy Statement to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

TOOLS ACQUISITIONCO, LLC,

TOOLS MERGERSUB, INC.

and

P&F Industries, Inc.

Dated as of October 13, 2023

A-i

A-ii

A-iii

Index of Defined Terms

Acceptable Confidentiality Agreement	51
Acquisition Sub	1
Action	1
Adverse Recommendation Change	51
Aggregate Merger Consideration	1
Agreed Reimbursement Amount	1
Agreement	1
Antitrust Laws	1
ARSCO	6
Articles of Merger	2
BIS	31
Blue Sky Laws	1
Bonanza	6
Book Entry Shares	4
Business Day	1
Capital One	6
CERCLA	5
Certificates	4
Closing	2
Closing Date	2
Code	2
Company	1
Company Benefit Plan	16
Company Bylaws	9
Company Charter	9
Company Common Stock	3
Company Data	2
Company Debt	63
Company Disclosure Letter	2
Company Equity Awards	2
Company Intellectual Property Rights	21
Company Material Adverse Effect	2
Company Material Contract	26
Company Option	3
Company Permits	13
Company Privacy Policies	3
Company Recommendation	4
Company Related Parties	71
Company Restricted Shares	4
Company SEC Documents	13
Company Software	21
Company Stock Plan	4
Company Stockholder Advisory Vote	11
Competing Proposal	53

Confidentiality Agreement	4
Consent	12
Continental	6
Continuing Employees	57
Contract	4
control	4
Countrywide	6
COVID Measures	4
COVID-19	4
D&O Indemnified Parties	54
Data Processor	5
Debt Commitment Letter	37
Debt Financing	37
Debt Financing Sources	5
Debt Payoff Amount	64
DGCL	1
Dissenting Shares	8
East Wind	32
EEA	12
Effective Time	2
Embassy	6
Environmental Laws	5
Environmental Permits	30
Equity Commitment Letter	37
Equity Financing	37
ERISA	6
ERISA Affiliate	18
EU GDPR	12
Exchange Act	6
Exchange Fund	4
Exhaust	6
Existing Credit Agreement	6
Existing D&O Insurance Policies	55
Expenses	7
Financing	37
Financing Agreements	61
Financing Commitments	37
Financing Sources	7
Foreign Plan	7
GAAP	8
Government Contract	8
Governmental Authority	8
Grant Date	10
Green Manufacturing	6

A-iv

Guarantor	37
Guaranty	1
Hazardous Materials	8
Heisman	7
Horowtiz Employment Agreement	8
Hy-Tech	6
Hy-Tech Illinois	7
Improvements	29
Information Security Program	8
Intellectual Property Rights	9
Intervening Event	53
IRS	9
IT Systems	9
Jiffy	6
Knowledge	9
Law	9
Lease	29
Leased Real Property	29
Lien	9
Malicious Code	10
Material Customer	33
Material Supplier	33
Merger	1
Merger Consideration	4
Molino Employment Agreement	10
Notice of Adverse Recommendation	52
Notice of Superior Proposal	52
OFAC	13
Open Source Software	10
Option Cash Payment	7
Order	10
Owned Real Property	28
Pacific Stair	6
Parent	1
Parent Disclosure Letter	11
Parent Material Adverse Effect	11
Parent Organizational Documents	11
Parent Related Parties	70
Paying Agent	4
Paying Agent Agreement	4
Permitted Lien	11

Person	11
Personal Data	11
Post-Closing Plans	58
Post-Closing Welfare Plans	58
Privacy Requirements	12
Process	12
Processed	12
Processing	12
Proxy Statement	14
Real Property	13
Release	13
Representatives	49
Requisite Stockholder Approval	31
Reverse Termination Fee	13
Sanctioned Country	13
Sanctioned Party	13
Sanctions	13
SEC	13
SEC Clearance Date	46
Securities Act	14
Security Incident	14
Solvent	39
SOX	13
Stockholder Support Agreement	1
Stockholders’ Meeting	46
Subsidiary	14
Superior Proposal	54
Surviving Corporation	2
Takeover Statute	12
Tax	14
Tax Returns	14
Taxes	14
Termination Date	67
Termination Fee	15
Third Party	15
Trade Controls	15
Treasury Regulation	15
Union	19
WARN Act	15
WILP	6
Woodmark	6

A-v

This AGREEMENT AND PLAN OF MERGER, dated as of October 13, 2023 (this “Agreement”), is made by and among Tools AcquisitionCo, LLC, a Delaware limited liability company (“Parent”), Tools MergerSub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Acquisition Sub”), and P&F Industries, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties hereto intend to effect a merger (the “Merger”) of Acquisition Sub with and into the Company pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company has unanimously (i) authorized the execution and delivery of this Agreement and declared it advisable to, fair to and in the best interests of the Company and its stockholders and approved the consummation of the transactions contemplated hereby, including the Merger, (ii) directed that the Merger be submitted for consideration at a meeting of the Company’s stockholders and (iii) subject to the terms of this Agreement, resolved to recommend that the Company’s stockholders vote in favor of the approval of the Merger;

WHEREAS, the board of directors of Acquisition Sub has unanimously (i) authorized the execution and delivery of this Agreement and declared it advisable to, fair to and in the best interests of Acquisition Sub and its sole stockholder and approved the consummation of the transactions contemplated hereby, including the Merger, (ii) directed that the Merger be submitted for consideration by Acquisition Sub’s sole stockholder and (iii) resolved to recommend that the sole stockholder of Acquisition Sub approve the Merger, and Parent, as the sole stockholder of Acquisition Sub, has approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, the member manager of Parent has unanimously (i) authorized the execution and delivery of this Agreement and declared it advisable to, fair to and in the best interests of the Parent and its members, and (ii) adopted this Agreement and approved the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Acquisition Sub to enter into this Agreement, the holder of 45.2% of the Company Common Stock has executed and delivered to the Company, Parent and Acquisition Sub a support agreement pursuant to which such holder has agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby (the “Stockholder Support Agreement”);

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent and Acquisition Sub have delivered to the Company a limited guaranty (the “Guaranty”) of the Guarantor, dated as of the date hereof, pursuant to which the Guarantor has guaranteed certain obligations of Parent and Acquisition Sub; and

WHEREAS, each of Parent, Acquisition Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.1             Definitions. Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement or in Appendix A.

Article II

THE MERGER

Section 2.1             The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue under the name “P&F Industries, Inc.” as the surviving corporation (the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware.

Section 2.2             The Closing. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m. (New York City time) on a date to be specified by the parties hereto, but no later than the fifth Business Day after the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The Closing shall take place at the offices of Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556 or remotely by the electronic exchange of documents, unless another time, date or place is agreed to in writing by the parties hereto (such date being the “Closing Date”).

Section 2.3             Effective Time.

(a)            Concurrently with the Closing, each of the Company, Parent and Acquisition Sub shall cause articles of merger (the “Articles of Merger”) to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Articles of Merger have been duly filed with the Secretary of State of the State of Delaware, or such other time as may be agreed to by Parent, Acquisition Sub and the Company (such date and time of filing, being hereinafter referred to as the “Effective Time”).

(b)            The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, (i) the Company shall be the surviving corporation in the Merger, (ii) all the property, rights, privileges, immunities, powers, franchises and liabilities of the Company and the Acquisition Sub are vested in the Surviving Corporation, (iii) the separate existence of Acquisition Sub shall cease and (iv) the Company shall continue to be governed by the laws of the State of Delaware.

Section 2.4             Charter and Bylaws. At the Effective Time, the charter and bylaws of the Surviving Corporation shall be amended and restated to be identical to the charter and bylaws set forth on Exhibit A and Exhibit B, respectively, until thereafter amended in accordance with applicable Law, the applicable provisions of the charter and bylaws of the Surviving Corporation and the applicable requirements set forth in Section 6.6.

Section 2.5             Board of Directors. The board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to serve in accordance with the charter and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

Section 2.6             Officers. The officers of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the officers of the Acquisition Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

Article III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 3.1             Effect on Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition Sub or the holders of any securities of the Company or Acquisition Sub:

(a)            Cancellation of Company Securities. Each share of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) held by the Company or any of its Subsidiaries or held, directly or indirectly, by Parent or Acquisition Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist as issued or outstanding shares, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(b)            Conversion of Company Securities. Except as otherwise provided by applicable Law or in this Agreement, each share, including each Company Restricted Share outstanding as of immediately prior to Effective Time which becomes fully vested pursuant to Section 3.3(b) of this Agreement, of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares canceled pursuant to Section 3.1(a)) shall be converted into the right to receive $13.00 per share of Company Common Stock in cash, without interest (the “Merger Consideration”). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 3.1(b) shall no longer be issued or outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such shares of Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.2, the Merger Consideration, without interest thereon.

(c)            Conversion of Acquisition Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, $0.01 par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, $1.00 par value per share, of the Surviving Corporation and constitute the only issued or outstanding shares of stock of the Surviving Corporation.

(d)            Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.1(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 3.2             Payment for Securities; Exchange of Certificates.

(a)            Designation of Paying Agent; Deposit of Exchange Fund. No later than ten (10) days prior to the Effective Time, Parent shall, at its sole cost and expense, designate a reputable bank or trust company (the “Paying Agent”) that is organized and doing business under the laws of the United States, the identity and the terms of appointment of which to be reasonably acceptable to the Company, to act as paying agent for the payment of the Merger Consideration as provided in Section 3.1(b), and shall enter into an agreement (the “Paying Agent Agreement”) relating to the Paying Agent’s responsibilities with respect thereto, in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited with the Paying Agent, cash constituting an amount equal to the Aggregate Merger Consideration (such Aggregate Merger Consideration as deposited with the Paying Agent, the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payments in full. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1, except as expressly provided for in this Agreement.

(b)          Procedures for Exchange.

(i)            Certificates. As promptly as reasonably practicable following the Effective Time and in any event not later than the third Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify).

(ii)           Book-Entry Shares. As promptly as reasonably practicable following the Effective Time and in any event not later than the third Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Book-Entry Share not held through The Depository Trust Company (and to deliver to The Depository Trust Company, in the case of holders of Book-Entry Shares held through The Depository Trust Company) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal, which shall be in the form and have such other provisions as Parent and the Company may reasonably specify, and (ii) instructions for returning such letter of transmittal in exchange for the right to receive the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Book-Entry Shares shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify). Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Shares shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(b).

(c)          Timing of Exchange. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Paying Agent, together with, in the case of Certificates and Book-Entry Shares not held through The Depository Trust Company, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book Entry Shares held through The Depository Trust Company, receipt of an “agent’s message” by the Paying Agent, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share upon the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, in accordance with Section 3.2(b), as applicable, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith canceled. The Paying Agent Agreement shall provide that the Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Shares.

(d)            Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon written demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation as a general creditor thereof for payment of their claims for Merger Consideration in respect thereof. Any amounts remaining unclaimed by holders of Certificates or Book-Entry Shares five (5) years after the Effective Time (or such earlier date prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(e)            No Liability. None of Parent, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f)            Investment of Exchange Fund. The Paying Agent Agreement shall provide that the Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment (including any losses thereon) shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) all such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent.

(g)            Withholding. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code and the Treasury Regulations or any provision of applicable state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Without limiting the foregoing, Parent acknowledges that, if the forms described in Section 6.20(b) are duly and timely provided, it is not aware of any obligation under applicable Tax Law (as of the date hereof) to deduct or withhold any amount in respect of Taxes from payments under this Agreement (other than compensatory payments to employees). To the extent that Parent becomes aware that payments under this Agreement (other than compensatory payments to employees) may be subject to withholding Taxes, Parent shall promptly notify the Company and the parties hereto shall cooperate in good faith to minimize or eliminate the amount of any such withholding.

Section 3.3             Company Options; Company Restricted Shares.

(a)            Treatment of Company Options. Prior to the Effective Time, the board of directors of the Company (or the compensation committee of such board) will adopt appropriate resolutions and take all other actions as may be reasonable or necessary to provide that as of the Effective Time, without any action of the holder thereof, unless otherwise agreed between Parent and any individual holder of a Company Option, each Company Option (whether or not vested) that is outstanding immediately prior thereto shall be canceled and terminated and shall be converted into and entitle the holder thereof to receive in exchange therefor only, an amount in cash, without interest thereon (subject to any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld) equal to the product of (i) the total number of shares of Company Common Stock subject to, and outstanding under, such Company Option and (ii) the excess, if any, of the Merger Consideration, over the exercise price per share of Company Common Stock underlying such Company Option (the “Option Cash Payment”). Following the Effective Time, any such terminated and canceled Company Option shall no longer be exercisable and shall only entitle the Company Option holder to the Option Cash Payment, provided that if the exercise price per share of Company Common Stock underlying such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be canceled without any cash payment or other consideration being made in respect thereof. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) pay through the payroll of the Surviving Corporation (or the relevant employer subsidiary) to each holder of a Company Option the Option Cash Payment (if any) within five (5) Business Days following the Effective Time, and (ii) timely remit to applicable governmental authorities any such applicable withholding or other Taxes required by applicable Law to be withheld plus any employer portion of employment Taxes.

(b)            Treatment of Company Restricted Shares. Prior to the Effective Time, the board of directors of the Company (or the compensation committee of such board) will adopt appropriate resolutions and take all other actions as may be reasonable or necessary to provide that as of the Effective Time, without any action of the holder thereof, any vesting conditions or restrictions applicable to each Company Restricted Share outstanding immediately prior thereto shall lapse. Notwithstanding the payment mechanics set forth in Sections 3.1 and 3.2 above, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) pay through the payroll of the Surviving Corporation (or the relevant employer subsidiary) to each holder of Company Restricted Shares the Merger Consideration provided for under Section 3.1(b) with respect to each Company Restricted Share (subject to any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld) within five (5) Business Days following the Effective Time, and (ii) timely remit to applicable governmental authorities any such applicable withholding or other Taxes plus any employer portion of employment Taxes.

(c)            The Company, the board of directors of the Company and the compensation committee of such board, as applicable, shall adopt any resolutions and take all steps necessary to (i) cause such Company Stock Plan to terminate at or immediately prior to the Effective Time and (ii) ensure that from and after the Effective Time neither Parent, the Company nor any of their successors or Affiliates will be required to deliver shares or other capital stock of the Company or Parent to any Person pursuant to or in settlement of Company Options or Company Restricted Shares pursuant thereto.

Section 3.4             Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

Section 3.5             Transfers; No Further Ownership Rights. After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or Paying Agent for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 3.1(b), for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares. Payment of the Merger Consideration in accordance with the terms of this Article III, and, if applicable, any unclaimed dividends upon the surrender of Certificates, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

Section 3.6             Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, to the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under the DGCL (whether occurring before, at or after the Effective Time), such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Parent (and not the Company or Acquisition Sub), and the Aggregate Merger Consideration shall be reduced, on a dollar-for-dollar basis, as if the holder of such Dissenting Shares had not been a stockholder on the Closing Date. The Company shall give prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company relating to appraisal demands, and Parent shall have the right to direct and control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (x) the Company Disclosure Letter or (y) in the Company SEC Documents filed by the Company prior to the date of this Agreement (other than any disclosures set forth under the headings “Risk Factors” or “Forward-Looking Statements”, any other disclosures included therein to the extent they are forward-looking in nature or with respect to Sections 4.2 (Capitalization), 4.3 (Authority Relative to Agreement), 4.20 (Brokers) and 4.21 (Opinion of Financial Advisor)) to the extent that the applicable disclosure in the Company SEC Documents is such that its relevance to a representation or warranty contained in this Article IV is reasonably apparent on the face of such disclosure, the Company hereby represents and warrants to Parent as follows:

Section 4.1             Organization and Qualification; Subsidiaries.

(a)            The Company is a corporation in good standing under the laws of the state of Delaware and has the requisite entity power and authority to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority would not have a Company Material Adverse Effect. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. The Company’s Restated Certificate of Incorporation (the “Company Charter”) and the Company’s Amended and Restated Bylaws (the “Company Bylaws”), as currently in effect, are included in the Company SEC Documents and the Company is not in violation of any provision of such documents.

(b)            Each of the Company’s Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority would not have a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 4.2             Capitalization.

(a)            The authorized capital stock of the Company consists solely of (i) 7,000,000 shares of Class A Company Common Stock, 3,194,699 of which were issued and outstanding (including 15,000 outstanding Company Restricted Shares), (ii) 2,000,000 shares of Class B Company Common Stock, none of which were issued and outstanding, (iii) 2,000,000 shares of preferred stock of the Company, par value $10.00 per share, none of which were issued and outstanding and (iv) 325,000 shares of Class A Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plan, of which 78,750 shares of Class A Common Stock were subject to Company Options as of the date hereof. Except as provided in the preceding sentence and except for shares of Class A Company Common Stock that hereafter become reserved for issuance or subject to issuance as permitted by this Agreement, the Company has no shares reserved for, or subject to, issuance. Other than as set forth in Section 4.2(c) of the Company Disclosure Letter or, after the date hereof, to the extent expressly permitted by Section 6.1, there are no existing and outstanding (i) options, warrants, calls, subscriptions, profits interests, stock appreciation rights, preemptive rights, rights of first refusal, rights of first offer, or other rights, convertible or exchangeable securities, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity or voting interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries or any other securities described in this Section 4.2(a), (iii) contingent value rights, “phantom” stock” or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries,(iv) voting trusts, proxies or similar agreements to which the Company is a party with respect to the voting, directly or indirectly, of the capital stock of the Company.

(b)            There are no accrued and unpaid dividends with respect to any shares of Company Common Stock. None of the Company or any of its Subsidiaries has adopted a stockholder rights agreement, rights plan, “poison pill” or other similar agreement that is in effect.

(c)            Section 4.2(c) of the Company Disclosure Letter accurately sets forth the following information for all of the issued and outstanding Company Options and Company Restricted Shares, as applicable: (i) the holder’s name, (ii) the date on which the grant of such award was by its terms to be effective (the “Grant Date”); (iii) the expiration date; (iv) the exercise price; (v) the number and class of shares of Company’s stock subject to such award (including for any awards subject to performance metrics the target and maximum number of shares subject to such award); (vi) whether the Company Option is an incentive stock option or a nonqualified stock option; and (vii) the Company Stock Plan under which such Company Option or Company Restricted Shares was granted. With respect to each grant of a Company Option, (A) such grant was duly authorized no later than the Grant Date by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval, (B) the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and is in full force and effect, (C) such grant was made in all material respects in accordance with the terms of the applicable Company Benefit Plan and all other applicable Laws, and (D) the per share exercise price of such Company Option was equal to at least the fair market value of a share of Common Stock on the applicable Grant Date. All Company Options and Company Restricted Shares were issued under the Company Stock Plans. Other than the Company Options and Company Restricted Shares, no other equity or equity based compensation awards are outstanding. The treatment of the outstanding Company Options and Company Restricted Shares contemplated by Section 3.1 and Section 3.3 is permitted under the terms of the Company Stock Plan and award agreements under which the Company Options and Company Restricted Shares have been granted (without any action by, or consent of, any holder thereof). No Company Option is subject to Section 409A of the Code.

(d)            All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company or the relevant wholly-owned Subsidiary (except for de minimis equity interests held by a Third Party for local regulatory reasons) and free and clear of all Liens except for restrictions imposed by applicable securities laws.

(e)            Neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company, which interest or investment is material to the Company and its Subsidiaries, taken as a whole.

Section 4.3             Authority Relative to Agreement.

(a)            The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Stockholder Approval and the occurrence of the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, regardless of the outcome of such advisory vote (the “Company Stockholder Advisory Vote”), to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and except for the Requisite Stockholder Approval and the occurrence of the Company Stockholder Advisory Vote, no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)            The board of directors of the Company has, at a duly held meeting, approved resolutions by the requisite vote of the directors, that (i) determined that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are advisable to, fair to and in the best interests of the Company and its stockholders, (ii) authorized the execution and delivery of this Agreement and declared advisable and approved the consummation of the transactions contemplated hereby, including the Merger and the other transactions contemplated by this Agreement, (iii) directed that the Merger be submitted for consideration at a meeting of the Company’s stockholders and (iv) subject to the terms of this Agreement, resolved to make the Company Recommendation (provided that any change or modification or rescission of such recommendation by the board of directors of the Company in accordance with Section 6.5 shall not be a breach of the representation in (iii)).

(c)            The board of directors of the Company has taken all necessary action such that the restrictions imposed on business combinations by Section 203 of the DGCL are inapplicable to this Agreement, and, assuming the accuracy of the representations and warranties of Parent and Acquisition Sub set forth herein, no other “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law (a “Takeover Statute”) or any anti-takeover provision in the organizational documents of the Company is applicable to the Company, the Company Common Stock, this Agreement, the Stockholder Support Agreement, the Merger or the transactions contemplated herein.

Section 4.4             No Conflict; Required Filings and Consents.

(a)            Except as set forth in Section 4.4(a) of the Company Disclosure Letter Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Company Charter or the Company Bylaws or (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 4.4(b) have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Company Material Contract (other than any Company Benefit Plan), or result in the creation of a Lien, other than any Permitted Lien or any Lien created as a result of any action taken by Parent or Acquisition Sub, upon any of the property or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii) any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would have a Company Material Adverse Effect.

(b)            No consent, approval, license, permit, order or authorization (a “Consent”) of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the applicable requirements of and filings with the SEC under the Exchange Act, (ii) the filing with, and acceptance for record by, the Secretary of State of the State of Delaware of the Articles of Merger and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) the applicable requirements under corporation or Blue Sky Laws of various states, (iv) such filings as may be required in connection with the Taxes described in Section 8.6, (v) filings with the Nasdaq Global Market, (vi) such other items required solely by reason of the participation of Parent or Acquisition Sub in the transactions contemplated hereby and (vii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would have a Company Material Adverse Effect.

Section 4.5             Permits; Compliance With Laws.

(a)            The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certifications, certificates, approvals and orders necessary for the Company and its Subsidiaries to carry on their business as it is now being conducted (the “Company Permits”) and all Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of or be in full force and effect, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect.

(b)            None of the Company or any of its Subsidiaries is in default or violation of any (i) Law applicable to the Company, any of its Subsidiaries or by which any of their respective properties or assets are bound or (ii) Company Permit, except for any such defaults or violations that would not have a Company Material Adverse Effect.

Section 4.6             Company SEC Documents; Financial Statements.

(a)            Since January 1, 2022, the Company has filed or furnished with the SEC all material forms, documents, statements, schedules, certifications and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents, and reports filed with the SEC, including any amendments thereto, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (“SOX”), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed (or, if amended, as of the date of the last amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act and neither the Company nor any Subsidiary of the Company is subject to the periodic reporting or corporate governance requirements of any foreign Governmental Authority that performs a similar function to that of the SEC or the requirements of any securities exchange or quotation system, other than the Company’s obligations with respect to the listing of its Company Common Stock or the NASDAQ Global Market.

(b)            The consolidated financial statements (including all related notes) of the Company included in the Company SEC Documents (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto and (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and its consolidated statements of operations and consolidated statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, none of which are expected to have a Company Material Adverse Effect, to the absence of notes and to any other adjustments described therein, including in any notes thereto) in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form or other rules under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 4.7             Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in the proxy statement relating to the approval by the stockholders of the Company of this Agreement (together with any amendments or supplements thereto, the “Proxy Statement”), will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Acquisition Sub (or any of their Affiliates) for inclusion therein.

Section 4.8             Disclosure Controls and Procedures.

(a)            The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs I and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and the audit committee of the board of directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Copies of all such disclosures referred to in the preceding sentence since January 1, 2022 (or written summaries, in the case of disclosures made orally) have been made available to Parent. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC to allow timely decisions regarding required disclosure and to make certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX, and based on Company management’s most recent such assessment prior to the date of this Agreement, the chief executive officer and chief financial officer of the Company concluded that such controls were effective. The Company’s system of “internal control over financial reporting”(as defined in Rule 13a-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP

(b)            Since January 1, 2022, the then-acting Chief Executive Officer and the then-acting Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX and the statements contained in such certifications are accurate; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received written notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(c)            Since January 1, 2022, (i) neither the Company nor any Subsidiary of the Company which was then a reporting company under the Exchange Act, nor to the Knowledge of the Company, any director, officer or outside auditor of the Company or any such Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or its Subsidiaries or any of their officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to any director or executive officer of the Company. The Company is, and since January 1, 2022 has been, in compliance in all material respects with (i) the applicable provisions of SOX and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ Global Market.

(d)            The Company has made available to Parent true and complete copies of all written comment letters from the staff of the SEC received from January 1, 2022 to the date of this Agreement relating to the Company SEC Documents and all written responses of the Company or its Subsidiaries thereto. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and (ii) to the Knowledge of the Company, none of the Company SEC Documents (other than any confidential treatment requests) is under ongoing SEC review. As of the date of this Agreement, to the Knowledge of the Company, there are no SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened, in each case regarding any accounting practices or compliance with the Exchange Act, Securities Act or other securities laws of the Company or its Subsidiaries.

Section 4.9             Absence of Certain Changes or Events. Since June 30, 2023, (a) except with respect to the process conducted by the Company to consider strategic alternatives, including the sale of the Company and the negotiation, execution and delivery of this Agreement, , the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business, (b) there has not been any adverse change, event, development or state of circumstances that has had a Company Material Adverse Effect and (c) except as set forth in Section 4.9(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has taken any actions or omitted to take any actions that if so taken or omitted after the date hereof would require Parent’s consent under Section 6.1.

Section 4.10           No Undisclosed Liabilities. Except (a) as reflected, disclosed or reserved against in the Company’s financial statements (as amended or restated, as applicable) or the notes thereto included in the Company SEC Documents, (b) for liabilities or obligations incurred in the ordinary course of business since June 30, 2023, (c) for liabilities or obligations incurred in connection with the transactions contemplated hereby, (d) for liabilities or obligations that would not have a Company Material Adverse Effect or (e) except as set forth in Section 4.10 of the Company Disclosure Letter, as of the date hereof, the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.

Section 4.11           Litigation. Except as set forth in Section 4.11 of the Company Disclosure Letter, as of the date hereof, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, that would have a Company Material Adverse Effect, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving the Company or any of its Subsidiaries that would have a Company Material Adverse Effect. As of the date hereof, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened seeking to prevent, hinder, modify, materially delay or challenge the Merger or any of the other transactions contemplated by this Agreement.

Section 4.12           Employee Benefit Plans.

(a)            Section 4.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of each material Company Benefit Plan (which list may reference a form of such Company Benefit Plan). For purposes of this Agreement, the term “Company Benefit Plan” shall mean each (i) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and (ii) each stock option, stock purchase, stock appreciation right, other stock or stock-based incentive, bonus, incentive, change-in-control, compensation, retention, retirement, deferred compensation, vacation, paid-time off, profit-sharing, unemployment, severance, separation, termination, employment, consulting, independent contractor, fringe benefit, health, welfare, disability, retirement, tax gross-up, vacation and other paid time off, agreement, plan, policy, program, practice or arrangement, whether or not oral or written, in each case, that the Company or any of its Subsidiaries sponsors, maintains, participates in, is a party or contributes to (or is required to contribute to), or with respect to which the Company or any of its Subsidiaries have any liability (including contingent liability).

(b)            The Company has made available to Parent a true and complete copy of each material Company Benefit Plan and all amendments thereto (or, if such Company Benefit Plan is unwritten, a written summary of the material terms of any such Company Benefit Plan) and a true and complete copy of the following items (in each case, only if applicable) with respect to each material Company Benefit Plan: (i) each trust agreement or other funding arrangement (including each insurance contract and certificate of coverage), (ii) each summary plan description and summary of material modifications, (iii) the three (3) most recently filed annual reports on IRS Form 5500 and schedules thereto, (iv) financial statements for the three (3) most recently completed plan years, and (v) the most recently received IRS determination letter or IRS opinion letter; (vi) nondiscrimination and other annual testing results for the three (3) most recently competed plan years; and (vii) material or non-routine correspondence received from or provided to the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or any other Governmental Authority during the past six (6) years.

(c)            Each of the Company Benefit Plans has been established, maintained, operated, administered and funded in all material respects in accordance with its terms and in compliance with applicable Laws, including ERISA and the Code. All material contributions, premiums or payments under or with respect to each Company Benefit Plan which are due on or before the Effective Time have been paid or contributed in a timely manner in accordance with the terms of such plan and applicable Law or properly accrued in accordance with GAAP. No audits, inquiries, reviews or claims are pending with any Governmental Authority. The Company and its Subsidiaries have complied in all material respects with the applicable provisions of the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010, including offering applicable health coverage to all full-time employees since January 1, 2015.

(d)            None of the Company, its Subsidiaries or any Company Benefit Plan (or any trust created thereunder), or to the Knowledge of the Company, none of any trustee, administrator or fiduciary thereof has engaged in a transaction in connection with which the Company, any Subsidiary, any Company Benefit Plan, any such trust, or any trustee, administrator or fiduciary thereof, or any Person dealing with any Company Benefit Plan or any such trust would reasonably be expected to be subject to a civil penalty assessed pursuant to section 409, 406 or 502(i) of ERISA, a tax imposed pursuant to section 4975 or 4976 of the Code or other liability as a result of a breach of fiduciary duty or constituting an action prohibited by Section 406 of ERISA, in each case, except as would not reasonably be expected to give rise to a material liability on the Company, its Subsidiaries or any Company Benefit Plan. Neither the Company nor any of its Subsidiaries has incurred any material excise Taxes under Chapter 43 of the Code with respect to any Company Benefit Plan and nothing has occurred with respect to any Company Benefit Plan that could reasonably be expected to subject the Company or any of its Subsidiaries to any such excise Taxes.

(e)            (i) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has either received a favorable determination letter from the IRS with respect to each such Company Benefit Plan as to its qualified status under the Code, or with respect to a prototype Company Benefit Plan, the prototype sponsor has received a favorable IRS opinion letter on which the Company is entitled to rely and (ii) to the Knowledge of the Company, no event has occurred that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

(f)            Except as set forth in Section 4.12(f) of the Company Disclosure Letter, no Company Benefit Plan is and neither the Company nor any Person or trade or business (whether incorporated or unincorporated) that is a member of a “controlled group of corporations” or “controlled group” with, or is under “common control” with, or is a member of the same “affiliated service group” with the Company, in each case, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”) has, within the six (6) year period prior to the Effective Date, sponsored, maintained, been a participating employer in, contributed to, been required to contribute to or had any liability (contingent or otherwise) with respect to any (i) plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (ii) “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code. No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries has any liability with respect to, a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(g)            There are no material claims pending, or, to the Knowledge of the Company, threatened material Actions, suits, disputes or claims (other than routine claims for benefits) against or affecting any Company Benefit Plan, by any employee or beneficiary covered under such Company Benefit Plan, as applicable, or otherwise involving such Company Benefit Plan.

(h)            Except as provided under this Agreement, or as set forth in Section 4.12(h) of the Company Disclosure Letter, neither the execution or delivery of this Agreement nor the consummation of the Merger (either alone or in combination with another event) would reasonably be expected to (i) entitle any current or former director, employee, consultant or independent contractor of the Company or any of its Subsidiaries to any material payment or cancellation of indebtedness, (ii) materially increase the amount or value of any benefit or compensation or other obligation payable or required to be provided to any such director, employee, consultant or independent contractor, or any Company Benefit Plan or (iii) accelerate the time of payment or vesting of compensation or benefits to any such director, employee, consultant or independent contractor or accelerate the time of any funding (whether to a trust or otherwise) of compensation or benefits in respect of any of the Company Benefit Plans or otherwise.

(i)             Except as set forth in Section 4.12(i) of the Company Disclosure Letter, no Company Benefit Plan provides or promises, and none of the Company or its Subsidiaries has any obligations for, post-termination or retiree health, life, disability or other welfare benefits (other than for continuation coverage required to be provided pursuant to Section 4980B of the Code, the full amount of which is paid by the recipient, or with respect to coverage that continues through the end of the month in which a termination of employment occurs). Neither the Company nor any of its Subsidiaries or ERISA Affiliates has any material liability on account of a violation of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state Law.

(j)             Each Company Benefit Plan that is subject to Section 409A of the Code is in documentary compliance with Section 409A of the Code and has been administered, operated and maintained in all material respects according to the requirements of Section 409A of the Code. No Person is entitled to receive any additional payments (including any tax “gross-up” or similar “make-whole” payments) from the Company or any of its Subsidiaries as a result of the imposition of any Tax under Section 409A of the Code or other applicable Law.

(k)            Except as set forth on Section 4.12(k) of the Company Disclosure Letter, neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereunder, either alone or in combination with any other event, will result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code. No Person is entitled to receive any additional payments (including any tax “gross-up” or similar “make-whole” payments) from the Company or any of its Subsidiaries as a result of the imposition of any Tax under Section 4999 of the Code.

(l)             Except as would not reasonably be expected to result in a Company Material Adverse Effect, each Foreign Plan (i) has been established, maintained, operated, administered and funded in compliance with its terms and in compliance with applicable laws; (ii) if required to be registered or approved by a non-U.S. Governmental Authority, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) if required to be fully funded or fully insured, is fully funded or fully insured on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws; and (v) is not subject to any pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits.

Section 4.13           Employment and Labor Matters.

(a)            Except as set forth in Section 4.13 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is, or has been within the past five (5) years, a party to or bound by any collective bargaining agreement or other Contract with any labor organization, union, trade association, works council, or similar employee organization (collectively, “Union”) of any employees or group of employees of the Company or any of its Subsidiaries. There are no labor related strikes, walkouts or other work stoppages pending or, to the Company’s Knowledge, threatened in writing, and, since January 1, 2020, neither the Company nor any of its Subsidiaries has experienced any such labor related strike, walkout, work stoppage, or other labor dispute. To the Company’s Knowledge, there is no pending organizing campaign and no Union has made a pending written demand for recognition or certification, in each case, with respect to any employees of the Company or any of its Subsidiaries. With respect to the transactions contemplated by this Agreement, the Company and its Subsidiaries will not be subject to any notice, consultation or bargaining obligations owed to the employees of the Company or any of its Subsidiaries or their representatives under applicable Law or collective bargaining agreement or other similar Contract.

(b)            The Company has provided to Parent a true and correct list of all employees and independent contractors of the Company and its Subsidiaries, containing: (i) their names and status as an employee or contractor; (ii) the entity with which they are employed or engaged and their location (country, state, city); (iii) their start dates and number of years of continuous service; (iv) their positions and job titles; (v) their full-time, part-time, or temporary status; (vi) their base salaries or base hourly wage or contract rate; (vii) their target bonus rates or target commission rates; (viii) their visa status, if applicable and (ix) designation of whether they are classified as exempt or non-exempt for purposes of the Fair Labor Standards Act and any similar Law. The Company and its Subsidiaries have properly classified each Person identified in the foregoing list as “employees” or “independent contractors” and as “exempt” or “non-exempt” for all purposes and has properly reported all compensation paid to such Person for all purposes.

(c)            Except as set forth in Section 4.13(c) of the Company Disclosure Letter, the Company and its Subsidiaries are, and at all times during the past five (5) years have been, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including, but not limited to, wages, hours, compensation, employee classification (either as exempt or non-exempt, or as a contractor versus employee), fringe benefits, paid sick leave, employment or termination of employment, leave of absence rights, employment policies, immigration, terms and conditions of employment, labor or employee relations, affirmative action, government contracting obligations, equal employment opportunity and fair employment practices, disability rights or benefits, workers’ compensation, unemployment compensation and insurance, health insurance continuation, whistle-blowing, privacy rights, harassment, discrimination, retaliation, and working conditions or employee safety or health.

(d)            There is no pending material Action against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, applicant, independent contractor, consultant, or other service provider of the Company or any of its Subsidiaries. No allegations of sexual harassment or other unlawful harassment or unlawful discrimination or retaliation have been made to the Company or any of its Subsidiaries against any officer, director, or executive of the Company or any of its Subsidiaries, and neither the Company or any of its Subsidiaries has not otherwise become aware of any such allegations. To the Knowledge of the Company, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment or other unlawful harassment or unlawful discrimination or retaliation against or involving the Company or any of its Subsidiaries or any officer, director, or executive of the Company or any of its Subsidiaries.

(e)            Since January 1, 2022, no “mass layoff,” “plant closing,” “relocation,” “termination,” or similar event as defined by the WARN Act with respect to any employees of the Company or any of its Subsidiaries has occurred. Section 4.13(e) of the Company Disclosure Letter contains a complete and accurate list of each employee of the Company or any of its Subsidiaries who has suffered an “employment loss” (as defined in WARN Act) during the 90-day period preceding the date hereof and setting forth for each such person: (i) reason for the employment loss, (ii) termination date, (iii) his/her last job title(s) and department, and (iv) work location.

Section 4.14           Intellectual Property Rights.

(a)            The Company and its Subsidiaries own, or have the right to use in the manner currently used, all Intellectual Property Rights that are material to the business of the Company and its Subsidiaries as currently conducted. Neither the Company nor any of its Subsidiaries has received, in the three (3) years preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the Company’s or its Subsidiaries’ ownership of or the validity or enforceability of any Intellectual Property Rights owned by or purported to be owned by the Company and its Subsidiaries (the “Company Intellectual Property Rights”). Except as set forth in Section 4.14(a) of the Company Disclosure Letter, no Company Intellectual Property Rights are subject to any outstanding judgment, injunction, order, decree or agreement materially restricting the Company’s or any of its Subsidiaries’ use or licensing thereof except as would not have a Company Material Adverse Effect. The Company and its Subsidiaries are the exclusive owners, free and clear of all Liens other than Permitted Liens, of all right, title, and interest in and to the Company Intellectual Property Rights except as would not have a Company Material Adverse Effect.

(b)            Neither the Company and its Subsidiaries nor the conduct of their business infringes upon, misappropriates, or otherwise violates, or has, since January 1, 2022, infringed upon, misappropriated, or otherwise violated, in each case in any material respect, any Intellectual Property Rights of any other Person. None of the Company or any of its Subsidiaries has received, since January 1, 2022, any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation, or other violation by the Company or any of its Subsidiaries. To the Knowledge of the Company, no other Person is infringing, misappropriating, or otherwise violating, or has, since January 1, 2022, infringed, misappropriated, or otherwise violated, any Company Intellectual Property Rights.

(c)            To the Knowledge of the Company, no software that is included in the Company Intellectual Property Rights (the “Company Software”) incorporates, links to, calls on, or is otherwise combined or distributed with any Open Source Software in a manner that, according to the applicable Open Source Software license: (i) requires source code for any Company Software to be disclosed, made available, offered to the public, licensed, publicly distributed, or dedicated to the public, (ii) create obligations for the Company or any of its Subsidiaries to grant, or purport to grant, to any third party any rights or immunities under any Company Intellectual Property Rights in any Company Software, or (iii) imposes any present economic limitations on the Company’s or any of its Subsidiaries’ commercial exploitation of any Company Software except as would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has delivered, licensed or made available to any escrow agent or other Person any source code for any Company Software except for disclosures to employees and independent contractors for the Company or one of its Subsidiaries that are subject to written confidentiality obligations to maintain the confidentiality of such source code and who have had such access only during the term of their employment by or provision of services to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other Person except for disclosures to employees and independent contractors for the Company or one of its Subsidiaries that are subject to written confidentiality obligations to maintain the confidentiality of such source code and who have had such access only during the term of their employment by or provision of services to the Company or any of its Subsidiaries.

(d)            The Company and each of its Subsidiaries has taken commercially reasonable measures to protect the confidentiality of all trade secrets and other material confidential information in the Company Intellectual Property Rights. Each current and former employee, consultant and contractor of the Company or any of its Subsidiaries who materially contributed to the development of any Company Intellectual Property Rights has executed a written Contract assigning all right, title and interest of such employee, consultant or contractor in such Intellectual Property Rights to the Company and agreeing to confidentiality provisions protective of the confidential information of the Company and its Subsidiaries. To the Knowledge of the Company, no current or former employee, consultant, or independent contractor of the Company or any of its Subsidiaries is in violation of such agreement.

(e)            No Contract to which the Company or any of its Subsidiaries is a party would, upon or after Closing, grant or purport to grant to any Person any license, covenant not to sue, or other rights related to Intellectual Property Rights owned by Parent or any of its Affiliates (other than the Company Intellectual Property Rights). All Intellectual Property Rights used in or necessary to the conduct of the business of the Company and its Subsidiaries as currently conducted shall be owned or available for use by the Company and its Subsidiaries immediately after the Closing on terms and conditions substantially the same as those under which the Company and its Subsidiaries owned or used such Intellectual Property Rights immediately prior to the Closing.

(f)            Section 4.14(f) of the Company Disclosure Letter sets forth a list of all (i) live patents and registrations of other Intellectual Property Rights, including Internet domain names in the Company Intellectual Property Rights and (ii) all pending patent applications or applications for registration of other Intellectual Property Rights in the Company Intellectual Property Rights (cases described in clauses (i) and (ii), collectively, the “Company Registered IP”). Each item of Company Registered IP is: subsisting, valid and enforceable.

(g)            Except as set forth in Section 4.14(g) of the Company Disclosure Letter, the Company, its Subsidiaries, and with respect to the Processing of Company Data, its Data Processors, materially comply and have, in the past three (3) years, complied in all material respects with Company Privacy Policies and the Privacy Requirements. To the extent required by Privacy Requirements or Company Privacy Policies, (i) Personal Data is Processed by the Company, its Subsidiaries, and, to the Knowledge of the Company, its Data Processors in an encrypted manner, and (ii) Personal Data is securely deleted or destroyed by the Company, its Subsidiaries and, to the Knowledge of the Company, its Data Processors. Neither the execution, delivery or performance of this Agreement nor any of the other agreements contemplated by this Agreement, nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements materially violate any Privacy Requirements or Company Privacy Policies. Where the Company or any of its Subsidiaries uses a Data Processor to Process Personal Data, the Data Processor and the Company have entered into a written agreement to ensure that the Data Processor provides guarantees, warranties or covenants in relation to Processing of Personal Data, confidentiality, and security measures, and has agreed to comply with those obligations in a manner sufficient for the Company’s and any of its Subsidiaries’ compliance with Privacy Requirements.

(h)            Except as set forth in Section 4.14(h) of the Company Disclosure Letter, the Company and its Subsidiaries have established an Information Security Program that is appropriately implemented and maintained, and there have been no material violations of the Information Security Program. Except as set forth in Section 4.14(h) of the Company Disclosure Letter, since January 1, 2022, the Company and its Subsidiaries have, on an annual basis, assessed and tested their Information Security Program on a no less than annual basis; remediated all critical, high and medium risks and vulnerabilities; and the Information Security Program has proven sufficient and compliant with Privacy Requirements in all material respects. The IT Systems currently used by the Company and its Subsidiaries are in good working condition and operate, do not contain any Malicious Code or material defect, and perform as necessary to conduct the business of the Company and its Subsidiaries. All Company Data will continue to be available for Processing by the Company and its Subsidiaries following the Closing on substantially the same terms and conditions as existed immediately before the Closing.

(i)             Except as set forth in Section 4.14(i) of the Company Disclosure Letter, the Company, its Subsidiaries and its Data Processors have not in the past three (3) years suffered and are not suffering a material Security Incident, have not been and are not required to notify any Person or Governmental Authority of any material Security Incident, and have not been and are not adversely affected in any material respect by any Malicious Code, ransomware or malware attacks, or denial-of-service attacks on any IT Systems. Except as set forth in Section 4.14(i) of the Company Disclosure Letter, neither the Company or any of its Subsidiaries nor any third party acting at the direction or authorization of the Company or any of its Subsidiaries has paid any perpetrator of any actual or threatened Security Incident or cyber attack, including, but not limited to a ransomware attack or a denial-of-service attack. The Company and its Subsidiaries have not received in the past three (3) years a written notice (including any enforcement notice), letter, or complaint from a Governmental Authority or any Person alleging noncompliance or potential noncompliance with any Privacy Requirements or Company Privacy Policies and have not been subject to any proceeding relating to noncompliance or potential noncompliance with Privacy Requirements or the Company’s and its Subsidiaries’ Processing of Personal Data. The Company and its Subsidiaries do not transfer Personal Data internationally except where such transfers comply with Privacy Requirements and Company Privacy Policies.

(j)             Except as set forth in Section 4.14(j) of the Company Disclosure Letter, the Company and its Subsidiaries: (i) have duly provided all relevant Persons with relevant information notices and acquired the consent of such Persons to the Processing of their Personal Data, as required under Privacy Requirements and any Processing of Personal Data by or on its behalf has been in accordance in all material respects with such notices and consents; and (ii) warrant that any transfer of Personal Data by the Company, its Subsidiaries or any Data Processor outside of the EEA or the UK complies, and has for the past three (3) years complied, with Privacy Requirements.

Section 4.15           Taxes.

(a)            (i) All Tax Returns required to be filed by or with respect to the Company and each Subsidiary have been timely filed (taking into account any extensions); (ii) each of such filed Tax Returns (taking into account all amendments thereto) is complete and accurate in all material respects; and (iii) all Taxes (whether or not shown to be due on such Tax Returns) for which the Company or any of its Subsidiaries are liable have been timely paid in full.

(b)            (i) Neither the Company nor any of its Subsidiaries has received written notice of any deficiency or assessment from any Taxing authority in respect of liabilities for Taxes of the Company or any of its Subsidiaries, which have not been fully paid or settled and there are no audits, examinations, investigations or other proceedings pending, proposed or threatened in writing, in respect of Taxes of the Company or any of its Subsidiaries; (ii) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens; and (iii) with respect to any tax years open for audit as of the date hereof, neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

(c)            Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) or Treasury Regulations Section 301.6111-2(b) and, with respect to each transaction in which any the Company or any of its Subsidiaries has participated that is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other law.

(d)            All amounts required to have been withheld and paid to a Taxing authority by the Company and any of its Subsidiaries, in connection with amounts paid or owing to any current or former employee, creditor, independent contractor or other third party have been so withheld and paid or set aside in an account for such purpose in compliance with applicable Tax withholding provisions.

(e)            No claim has been made by any Taxing authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor has any such assertion been threatened in writing.

(f)            No Taxing authority (whether within or without the United States) in which the Company or any of its Subsidiaries has not filed a particular type of Tax Return or paid a particular type of Tax has asserted that the Company or any of its Subsidiaries is required to file such Tax Return or pay such type of Tax in such taxing jurisdiction.

(g)            Neither the Company nor any of its Subsidiaries will be required to include or accelerate any items of income, or exclude or defer any items of deduction, in a taxable period (or portion thereof) after the Closing Date as a result of (i) any change in, or improper use of, accounting method for a taxable period (or portion thereof) ending on or before the Closing Date and that was agreed to prior to the Closing, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) any prepaid or deferred amount received on or prior to the Closing Date, (iv) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state or local or foreign Tax Law) executed prior to the Closing, (v) any intercompany transaction described in Section 1502 of the Code (or any corresponding or similar provision of state or local or foreign Tax Law) entered into prior to the Closing or (vi) as a result of any election under Section 965(h) of the Code.

(h)            Each of the Company and its Subsidiaries (i) has not been a member of an affiliated group filing consolidated, combined or unitary Tax Return under federal, state, local or foreign Law other than each such affiliated group of which it is presently a member, and (ii) has no liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, or by contract.

(i)             Any powers of attorney granted by the Company or any of its Subsidiaries prior to the Closing relating to Taxes will terminate and be of no effect following the Closing.

(j)             There are no Tax rulings, requests for rulings, or closing agreements relating to the Company or any of its Subsidiaries which could affect the Company or any its Subsidiaries’ liability for Taxes for any period ending after the Closing Date.

(k)            Neither the Company nor any of its Subsidiaries is party to or bound by any Tax allocation, sharing, indemnity, or similar agreement or arrangement providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters.

(l)             Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code in the preceding three (3) years.

(m)           Neither the Company nor any of its Subsidiaries (i) has or has ever had a permanent establishment in any country other than the country of its organization, (ii) has engaged in a trade or business in any country other than the country in which it is organized that subjected it to Tax in such country or (iii) is, or has ever been, subject to Tax in a jurisdiction outside the country in which it is organized.

(n)            There are no Tax credits, grants or similar amounts previously received by the Company or any of its Subsidiaries that are or could be subject to clawback or recapture from the Company or any of its Subsidiaries as a result of (1) the transactions contemplated by this Agreement or (2) a failure by the Company or any of its Subsidiaries to satisfy one or more requirements on which the credit, grant or similar amount is or was conditioned.

(o)            Section 4.15(o) of the Company Disclosure Letter sets forth a list of the Company and each of its Subsidiaries, their respective classifications for U.S. federal income tax purposes as of the date hereof, and any prior classification of such entities in the past five (5) years and the date of any such change.

(p)            Neither the Company nor any of its Subsidiaries has deferred the employer’s share of “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act. To the extent applicable, each of the Company and its Subsidiaries (A) has materially complied with all legal requirements and duly accounted for any available tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, and (B) except as set forth on Section 4.15(p) of the Company Disclosure Letter, has not received or claimed any tax credits under Section 2301 of the Coronavirus Aid, Relief, and Economic Security Act.

Section 4.16           Material Contracts.

(a)            Section 4.16(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of each Company Material Contract. For purposes of this Agreement, “Company Material Contract” means any Contract (other than any Company Benefit Plan) to which the Company or any of its Subsidiaries is a party or their respective properties or assets are bound, except for this Agreement, that:

(i)            constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii)           any Contract (A) that purports to limit in any material respect either the type or scope of business in which the Company or any of the Subsidiaries of the Company (or, after the Effective Time, Parent or any of its Subsidiaries) may engage or the geographic area in which any of them may so engage in any business (including through provisions regarding non-competition or exclusivity), (B) in which the Company or any of its Subsidiaries grants “most favored nation” or similar status to any of its customers, or (C) that is a “take-or-pay” Contract requiring the Company or any of the Subsidiaries to purchase a minimum amount of any product or service from the counterparty to such Contract or pay a financial penalty;

(iii)          is a joint venture, alliance or partnership agreement that is material to the operation of the Company and its Subsidiaries, taken as whole;

(iv)           is (A) a loan, guarantee of indebtedness or credit agreement, note, mortgage, indenture or other binding commitment (other than those between the Company and its Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of one hundred thousand dollars ($100,000) individually, (B) a Contract in respect of swaps, hedges or similar arrangements, or (C) a factoring agreement or other Contract providing for the factoring of receivables of the Company or any of its Subsidiaries;

(v)           is an acquisition agreement, asset purchase agreement, stock purchase agreement or other similar agreement (other than agreements to purchase or acquire inventory in the ordinary course of business), pursuant to which (A) the Company or any Subsidiary reasonably expects that it is required to pay total amounts (including any “earnout” or other contingent payment obligations and including assumption of debt) after the date hereof in excess of one hundred thousand dollars ($100,000) or (B) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries (or any interests therein) after the date of this Agreement with a purchase price of more than one hundred thousand dollars ($100,000);

(vi)          is an agreement that involves future expenditures or receipts by the Company or any of its Subsidiaries of more than one hundred fifty thousand dollars ($150,000) in any one year period that cannot be terminated on less than 90 days’ notice without material payment or penalty (excluding purchase orders entered into in the ordinary course of business);

(vii)         any Contract with a Material Customer or Material Supplier (excluding purchase orders entered into in the ordinary course of business);

(viii)        any Contract containing any standstill or similar restriction pursuant to which the Company or its Subsidiaries has agreed not to acquire securities of another Person or to refrain from engaging in or proposing to engage in business combination transactions with another Person;

(ix)          any Contract that grants any rights of first refusal, rights of first negotiation or other similar pre-emptive rights to any Person (other than the Company or any of its Subsidiaries) with respect to any asset that is material to the Company and its Subsidiaries, taken as a whole; or

(x)           is an agreement pursuant to which the Company or any of its Subsidiaries is granted any right to use or other right under any material Intellectual Property Rights that is owned by a third person or is a settlement, co-existence, covenant not to sue, or similar agreement related to Intellectual Property Rights (other than contracts (A) in which grants of Intellectual Property Rights are non-exclusive, are incidental and are not material to such contracts and/or (B) granting rights to use commercially available hardware or software including pursuant to shrink wrap, click through or other standard licensing terms for annual fees of less than one hundred thousand dollars ($100,000) per year);

(xi)          is an agreement pursuant to which any Person has developed or is anticipated to develop any material Intellectual Property Rights for the Company or any of its Subsidiaries or the Company or any of its Subsidiaries is anticipated to develop any material Intellectual Property Rights of or any other Person;

(xii)         is an agreement pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable and including a right to receive a license, a covenant not to sue, and similar rights) or interest in, any Company Intellectual Property Rights, excluding contracts in which grants of Intellectual Property Rights are non-exclusive, are incidental and are not material to such contracts;

(xiii)        any (A) Government Contract or (B) settlement agreement or similar Contract resolving a dispute with a third party that is, in the case of either clause (A) or clause (B), material to the Company and its Subsidiaries, taken as a whole;

(xiv)         any Contract purporting to indemnify or hold harmless any director or officer of the Company (other than the certificate of incorporation or bylaws of Parent or organizational documents of the Company’s Subsidiaries);

(xv)         any Contract that is between the Company or one of its Subsidiaries on the one hand and any Person beneficially owning five percent (5%) or more of the outstanding Company Shares on the other hand;

(xvi)        any indemnification agreement entered into in connection with any spin-off, split-off or similar transaction to which the Company or any of its Subsidiaries was subject;

(xvii)       any Contracts with any broker, investment banker or financial advisor pursuant to which such Person is or may be entitled to receive any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company or any of its Subsidiaries, including in connection with the Merger or the transactions contemplated by this Agreement;

(xviii)      is a sale-leaseback of real property; or

(xix)        is a Lease.

(b)          True and complete copies of all Material Contracts of the Company and its Subsidiaries have been made available to Parent. Except as set forth in Section 4.16(b) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would have a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary and, to the Knowledge of the Company, the other parties thereto, except such as would not have a Company Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.17           Real Property.

(a)            All real property owned by the Company or any of its Subsidiaries (collectively, the “Owned Real Property”) and the record owner thereof is disclosed in Section 4.17(a) of the Company Disclosure Letter. Except as set forth in Section 4.17(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is obligated or bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any real property. The Company and its Subsidiaries have fulfilled and performed in all material respects all obligations binding upon the Owned Real Property that are required to be performed prior to the date hereof.

(b)            All real property leased, subleased, licensed or otherwise occupied (whether as a tenant, subtenant, licensee or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the Improvements thereon, the “Leased Real Property”) is disclosed in Section 4.17(b) of the Company Disclosure Letter. Section 4.17(b) of the Company Disclosure Letter sets forth a true, correct and complete list of each lease, license, sublease or similar occupancy agreement including all amendments, modifications and guarantees thereto (each, a “Lease”) under which the Company or its Subsidiary is lessee, sublessee or licensee of, or holds, uses or operates, any Leased Real Property. The Company or its Subsidiary, as applicable, has the right to use all of the Leased Real Property for the full term of each such Lease (and any renewal options) relating thereto. Neither the Company nor any of its Subsidiaries has assigned, transferred or pledged any interest in any of the Leases.

(c)            The Company or its Subsidiaries have good, marketable fee simple title to all Owned Real Property and valid leasehold, subleasehold or license interests or occupancy rights in all Leased Real Property free and clear of all Liens, except Permitted Liens.

(d)            Neither the Company nor any of its Subsidiaries has received any written communication from, or given any written communication to, any other party to a Lease or any lender, alleging that the Company or any of its Subsidiaries or such other party, as the case may be, is in default under such Lease.

(e)            With respect to the Real Property, neither the Company nor any of its Subsidiaries has received written notice of any condemnation proceeding or proposed action or agreement for taking in lieu of condemnation (nor to their Knowledge, is any such proceeding, action or agreement pending or threatened) with respect to any portion of the Real Property. The use and occupancy of the Real Property by the Company or its Subsidiary, as applicable, and the conduct of the Business thereon as presently conducted is not in violation in any material respect any applicable Laws (including zoning Laws) except as would not have a Company Material Adverse Effect. There are no leases, subleases, licenses, or other agreements granting to any Person the right of use or occupancy of any portion of the Real Property (except under the Leases). All buildings, structures, facilities and improvements located on the Real Property, including buildings, structures, facilities and improvements which are under construction (collectively, “Improvements”) comply in all material respects with valid and current certificates of occupancy or similar Permits to the extent required by Laws for the use thereof, and conform in all material respects with all applicable Laws except as would not have a Company Material Adverse Effect. The Improvements are in all material respects suitable and adequate for continued use in the manner in which they are presently being used. The Company and its Subsidiaries have not granted to a third Person any outstanding option or right of first refusal, or opportunity to purchase, lease, occupy or otherwise acquire the Real Property, or any portion thereof or interest therein. The Company and its Subsidiaries have valid rights of ingress and egress to and from the Real Property and to the public street systems for all usual street and road purposes. The utility services and infrastructure currently available to or located as the Real Property are adequate for the operation of the Business as currently conducted at the Real Property. The Real Property constitutes all of the real property used in the Business. True and complete copies of the most recent title policies or commitments (and underlying documents), surveys, appraisals, zoning reports, and subordination, non-disturbance and attornment agreements currently in the possession, control or custody of the Company or any of its Subsidiaries with respect to the Real Property have been made available to Parent.

Section 4.18           Environmental. Except as set forth on Section 4.18 of the Company Disclosure Letter:

(a)            the Company is and for the last five (5) years, has been in compliance, in all material respects, with applicable Environmental Laws and possesses all Company Permits required for their operations under applicable Environmental Laws (“Environmental Permits”), except where such non-compliance or the failure to possess any such Environmental Permits would not have a Company Material Adverse Effect and is, for the last five (5) years, has been, in compliance, in all material respects, with all such Environmental Permits, except where such non-compliance would not have a Company Material Adverse Effect and there are no Actions pending or, to the Knowledge of the Company, threatened that seek the revocation, cancellation, suspension or adverse modification of any such Environmental Permit;

(b)            there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to any Environmental Law or relating to Hazardous Materials. Neither the Company nor any of its Subsidiaries has received any written notice, claim, request for information, citation, demand, or complaint from any Person, including but not limited to any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability has not been fully resolved and for which there are no outstanding obligations. Neither the Company, any of its Subsidiaries, any Owned Real Property or, to the Knowledge of the Company, any Leased Real Property is a party or subject to any Order pursuant to Environmental Law;

(c)            there has been no Release of, or exposure to, any Hazardous Materials on, at, under or from (i) the Owned Real Property (A) at any time when the Company or any of its Subsidiaries owned such Owned Real Property or (B) to the Knowledge of the Company, prior to the time at which the Company or any of its Subsidiaries owned such Owned Real Property, or (ii) to the Knowledge of the Company, the Leased Real Property or (iii) to the Knowledge of the Company, any real property formerly owned, leased or operated by the Company or any Subsidiary or any other location that has caused environmental contamination at such real properties, in each case that could reasonably be expected to result in an obligation to remediate such environmental contamination or result in liability on the part of the Company or any Subsidiary pursuant to applicable Environmental Law.

(d)            neither the Company nor any Subsidiary has assumed or provided indemnity against any material liabilities or obligations of any other Person under any Environmental Laws;

(e)            no material capital expenditure by the Company or any Subsidiary is required to achieve or maintain compliance with Environmental Law or any Environmental Permit;

(f)            no Owned Real Property or, to the Knowledge of the Company, any Leased Real Property or to the Knowledge of the Company, any real property formerly owned, operated, or leased by the Company or any Subsidiary is listed on, or has been proposed for listing on, the National Priorities List (or Superfund Enterprise Management System (SEMS)) under CERCLA, or any similar state list; and

(g)            the Company and/or its Subsidiaries have provided or otherwise made available to Parent any material environmental reports, audits, site assessments, notices of violation, citations, orders, and other similar documents with respect to their operations or the Owned or Leased Real Property or any other real property formerly owned, leased, or operated by the Company or any Subsidiary, which are in the possession or control of the Company or any Subsidiary.

Section 4.19           Trade Controls.

(a)            For the past five (5) years, neither the Company, nor any Subsidiary, nor any of their respective directors, officers, employees, agents. nor, to the Knowledge of the Company, any representatives, sales intermediaries, or other third parties of the Company or its Subsidiaries, acting on behalf of the Company or any of its Affiliates: (i) has taken any action in violation of any applicable Trade Controls; (ii) has received written notice that it is under investigation or other enforcement proceeding, nor has made any disclosure (whether voluntary or directed), with respect to any violation of Trade Controls; (iii) has had any direct or, to the Knowledge of the Company, indirect dealings in or with Sanctioned Countries; or (iv) has had, since February 2022, any direct or, to the Knowledge of the Company, indirect dealings in or with Russia or Belarus. None of the Company or any acquired Subsidiaries, nor any of their respective officers, directors, or Affiliates, is a Sanctioned Party.

(b)            The Company and its Subsidiaries have implemented and enforced policies and procedures reasonably designed to ensure compliance with Trade Controls, and have obtained all necessary licenses, permits, approvals, and authorizations under applicable Trade Controls, including, but not limited to, from OFAC, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), and competent authorities in the European Union, its Member States and the United Kingdom, in each case except as would not have a Company Material Adverse Effect.

Section 4.20           Vote Required. Assuming the accuracy of the representation contained in Section 5.13, (a) the approval of this Agreement by (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock entitled to vote thereon at the Stockholders’ Meeting, and (ii) the affirmative vote of a majority of the votes cast at the Stockholders’ Meeting by stockholders other than Richard A. Horowitz, as applicable (the “Requisite Stockholder Approval”), and (b) the Company Stockholder Advisory Vote (regardless of the outcome of such vote) are the only votes of holders of securities of the Company that are required in connection with the consummation of any of the transactions contemplated hereby.

Section 4.21             Brokers. Except for those Persons set forth in Section 4.20 of the Company Disclosure Letter and East Wind Securities, LLC, whose fees and expenses shall be borne solely by the Company, no broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Prior to the date hereof, the Company has provided to Parent a copy of the engagement letter with East Wind Securities, LLC (“East Wind”).

Section 4.22             Opinion of Financial Advisor. The board of directors of the Company has received the opinion, dated as of October 13, 2023 of East Wind that, as of the date hereof and subject to the limitations and assumptions set forth in such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock. As of the date hereof, such opinion remains in full force and effect and has not been withdrawn or qualified. True, correct and complete executed copies of the opinion described in the preceding sentence will be promptly (and in any event within one (1) Business Day following the delivery thereof to the Company) delivered to Parent.

Section 4.23             Insurance. Except as set forth in Section 4.23 of the Company Disclosure Letter, the Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice. The Company and its Subsidiaries have paid, or caused to be paid, all premiums due under such policies and have not received written notice that they are in default with respect to any obligations under such policies other than as would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, any of the Company or any of its Subsidiaries, other than as would not have a Company Material Adverse Effect.

Section 4.24             Quality and Safety of Products.

(a)              Since January 1, 2020, neither the Company nor any of its Subsidiaries has received written notice from (i) any of its customers that such customer has (A) received any written notice or allegation from a Governmental Authority, (B) been a party or subject to any action, suit, investigation or proceeding brought or initiated by a Governmental Authority, or (C) been threatened in writing by a Governmental Authority with any action, suit, investigation or proceeding or (ii) a Governmental Authority that contained allegations or threatened or stated a basis for initiating an Action, in each of the foregoing clauses (i) and (ii), with respect to the failure or alleged failure of any product produced, sold or distributed by or on behalf of the Company or any of its Subsidiaries to meet applicable manufacturing, quality or labeling standards established by Law, except, in the case of each of clause (i) and (ii), as would not have a Company Material Adverse Effect.

(b)              Since January 1, 2020, (i) there have been no recalls of any product of the Company or any Subsidiary whether ordered by a Governmental Authority or undertaken voluntarily by the Company or any Subsidiary and (ii) the Company has not received any written notice from any customer or Governmental Authority in connection with a claim or allegation against the Company or its Subsidiaries, in each case related to any such recall, except in each of the foregoing clauses (i) and (ii) for any such recalls that would not have a Company Material Adverse Effect.

Section 4.25           Affiliate Transactions. Other than rights to receive Merger Consideration and the consideration provided for under Section 3.3 with respect to Company Options and the Company Restricted Shares, no material relationship, direct or indirect, exists between the Company or any Subsidiary of the Company, on the one hand, and any officer, director or other Affiliate (other than any Subsidiary of the Company) of the Company, on the other hand, which is not described in Company SEC Documents.

Section 4.26           Customers and Suppliers. Section 4.26 of the Company Disclosure Letter sets forth for the six months ended June 30, 2023 (a) (i) a true, complete and correct list of the ten (10) largest (measured by revenue) customers of the Company (each a “Material Customer”), (b) the ten (10) largest (measured by gross expenditures) suppliers (each a “Material Supplier”) to the Company and its Subsidiaries, in the aggregate, and (c) in all material respects the total dollar number of sales to, or purchases from, as the case may be, each Material Customer or Material Supplier during such period. Since January 1, 2023, (i) no Material Customer or Material Supplier has, to the Knowledge of the Company, notified the Company or any of its Subsidiaries that it intends to terminate, cancel or (other than in connection with industry-wide decreases in volume) materially curtail its business relationship with the Company and its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries is engaged in a dispute that would have a Company Material Adverse Effect, with a Material Customer or Material Supplier, that remains ongoing. To the Knowledge of the Company, there is no fact or circumstance that could reasonably be expected to impede the ability of the Company to perform all requirements under each Contract with a Material Customer except as would not have a Company Material Adverse Effect.

Section 4.27           No Other Representations or Warranties.

(a)            Except for the representations and warranties expressly set forth in this Article IV, or in any certificate delivered hereunder by the Company to Parent or Acquisition Sub, neither the Company nor any other Person on behalf of the Company makes, or has made (and the Company, on behalf of itself, each of the Company’s Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims), any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Acquisition Sub or any of their Affiliates or Representatives, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and Parent and Acquisition Sub and their respective Representatives are not relying on, and waive any claim based on reliance on, any representation, warranty or other information of the Company, any of the Company’s Subsidiaries or any other Person except for those expressly set forth in Article IV. None of the Company, any of the Company’s Subsidiaries or any other Person makes (and the Company, on behalf of itself, each of the Company’s Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims) any express or implied representation or warranty (including as to completeness or accuracy) to Parent or Acquisition Sub with respect to, and none of the Company, the Company’s Subsidiaries or any other Person shall be subject to any liability to Parent, Acquisition Sub or any other Person resulting from, the Company, the Company’s Subsidiaries or their respective Representatives providing, or making available, to Parent, Acquisition Sub or any of their Affiliates or their respective Representatives, any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent and/or its Representatives in connection with presentations by the Company’s management or information made available on any electronic data room for “Project Tools” and maintained by the Company for purposes of the Merger and the other transactions contemplated by this Agreement.

(b)            Except for the representations and warranties contained in Article V or in any certificate delivered hereunder by Parent or Acquisition Sub to the Company, the Company acknowledges and agrees that (x) none of Parent, the Parent’s Subsidiaries (including Acquisition Sub) or any other Person on behalf of Parent makes, or has made, any express or implied representation or warranty with respect to Parent or Acquisition Sub, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and the Company is not relying on any representation, warranty or other information of any Person except for those expressly set forth herein and (y) no person has been authorized by Parent, the Parent’s Subsidiaries (including Acquisition Sub) or any other Person on behalf of Parent to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by Parent or Acquisition Sub as having been authorized by such entity.

Article V

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Except as disclosed in the Parent Disclosure Letter, Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1             Organization and Qualification. Each of Parent and Acquisition Sub is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite company power and authority to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority would not have a Parent Material Adverse Effect. Each of Parent and Acquisition Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. Parent has made available to the Company a copy of the Parent Organizational Documents, as currently in effect, and neither Parent nor Acquisition Sub is in violation of any provision of such documents.

Section 5.2             Authority Relative to Agreement.

(a)            Parent and Acquisition Sub have all necessary company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub, and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary company action by Parent and Acquisition Sub, and no other action or proceeding on the part of Parent and Acquisition Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Acquisition Sub and, assuming due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)            The board of directors or similar governing body of Parent has, by resolutions duly adopted by the requisite vote of the directors or similar governing members, (i) adopted this Agreement and approved the consummation of the transactions contemplated hereby, including the Merger and (ii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Parent and its stockholders or other equityholders, as applicable. No vote of, or consent by, the holders of any class or series of capital stock of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby or otherwise required by the certificate of incorporation or bylaws of Parent, applicable Law (including any stockholder approval provisions under the rules of any applicable securities exchange) or any Governmental Authority.

(c)            The board of directors of Acquisition Sub has, by resolutions duly adopted by the requisite vote of the directors or similar governing members, (i) authorized the execution and delivery of this Agreement and declared advisable and approved the consummation of the transactions contemplated hereby, including the Merger, (ii) directed that the Merger be submitted for consideration by Acquisition Sub’s sole stockholder and (iii) recommended that the sole stockholder of Acquisition Sub approve the Merger. Parent, acting in its capacity as the sole stockholder of Acquisition Sub, has approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and no further vote is required.

(d)            Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby will (i) violate any provision of Parent’s or its Subsidiaries’ articles of incorporation or bylaws (or equivalent organizational documents), (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 5.3 have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of any Contract to which Parent or any of its Subsidiaries is a party, or by which any of their respective properties or assets is bound, or result in the creation of a Lien, other than any Permitted Lien or any Lien created in connection with the Financing, upon any of the material property or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not have a Parent Material Adverse Effect.

Section 5.3             No Conflict; Required Filings and Consents. No Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing with, and acceptance for record by, the Secretary of State of the State of Delaware of the Articles of Merger, (iii) such filings as may be required in connection with the Taxes described in Section 8.6, (iv) such other items required solely by reason of the participation of the Company in the transactions contemplated hereby and (v) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not have a Parent Material Adverse Effect.

Section 5.4             Litigation. As of the date hereof, there is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect.

Section 5.5             Absence of Certain Agreements. Except as set forth in Section 5.5 of the Parent Disclosure Letter, neither Parent nor any of its Affiliates has entered into any contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (a) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal or (b) any Third Party has agreed to provide, directly or indirectly, equity capital (other than pursuant to the Equity Commitment Letter) to Parent or the Company to finance in whole or in part the Merger.

Section 5.6             Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.7             Sufficient Funds.

(a)            Parent has delivered to the Company (1) a true, correct and complete copy of the executed debt commitment letter (including all exhibits, schedules and annexes thereto, the “Debt Commitment Letter”) from the Debt Financing Sources party thereto, together with any related fee letters, engagement letters and other agreements (provided that, solely with respect to any such fee letters, the fee amounts (none of which affects conditionality) may be redacted from such true, correct and complete copies), pursuant to which, and subject to the terms and conditions thereof, the Debt Financing Sources party thereto have committed to lend the aggregate amount of debt financing set forth therein to Parent or Acquisition Sub for the purpose of funding the transactions contemplated by this Agreement (together with any substitute debt financing pursuant to Section 6.11(c), the “Debt Financing”), and (2) a true, correct and complete copy of the executed equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Financing Commitments”) from Shoreview Capital Partners IV, LP, a Delaware limited partnership (the “Guarantor”) pursuant to which the Guarantor has committed to invest, subject to the terms and conditions therein, the amounts set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”). The Equity Commitment Letter provides, and will continue to provide, that the Company is a third party beneficiary thereof.

(b)            The Financing Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. Each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent and Acquisition Sub and, to the Knowledge of Parent, the other parties thereto and enforceable in accordance with their respective terms against Parent and Acquisition Sub and, to the Knowledge of Parent, against each of the other parties thereto (except to the extent that enforceability may be limited by the applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). There are no engagement letters, side letters, contracts or other agreements, contracts or arrangements relating to the Financing Commitments (other than customary engagement and fee credit letters with respect to any offering of debt securities referenced in the Debt Commitment Letter, in each case that does not impact the conditionality or amount of the Financing and would not reasonably be expected to prevent, impair or delay the consummation of the Financing). No event has occurred which, with or without notice, lapse of time or both, (i) would constitute a default or breach on the part of Parent or Acquisition Sub, or, to the Knowledge of Parent, on the part of any other party thereto under any term, (ii) would or would reasonably be expected to, result in a failure of any condition to the full funding under the Financing Commitments or (iii) would or would reasonably be expected to, otherwise result in any portion of the Financing contemplated thereby to be unavailable on a timely basis, and in any event, not later than the Closing. Neither Parent nor Acquisition Sub has reason to believe that it will unable to satisfy on a timely basis, and in any event, not later than the Closing, any term or condition of the Financing Commitments required to be satisfied by it. Parent and/or Acquisition Sub have fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date of this Agreement. The aggregate proceeds from the Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect of the maximum amount of “flex” (including any original issue discount flex) provided for under the Debt Financing) when funded in accordance with the Financing Commitments are sufficient to (i) fund all of the amounts required to be provided by Parent for the consummation of the transactions contemplated hereby and (ii) satisfy of all of Parent’s and Acquisition Sub’s obligations under this Agreement, including the payment of the Aggregate Merger Consideration, the Debt Payoff Amount and any amounts payable pursuant to Section 3.3, and the payment of all associated costs and Expenses of the Merger (including any fees and expenses related to the transactions contemplated hereby, including the Financing). There are no conditions precedent or contingencies related to the funding or investing, as applicable, of the full amount of the Financing at or prior to the Closing, other than as expressly set forth in or contemplated by the Financing Commitments.

(c)            Neither Parent nor Acquisition Sub has Knowledge of any direct or indirect limitation or other restriction on the ability of the lender parties in the Debt Financing to provide financing for other potential purchasers of the Company.

Section 5.8             Guaranty. Concurrently with the execution of this Agreement, Parent and Acquisition Sub have delivered to the Company the Guaranty of the Guarantor, dated as of the date hereof. The Guaranty is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantor under such Guaranty.

Section 5.9             Capitalization of Acquisition Sub. As of the date hereof, the authorized share capital of Acquisition Sub consists of 100 shares, $0.01 par value per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement.

Section 5.10           Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any Blue Sky Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable Blue Sky Laws or pursuant to an exemption from any such registration.

Section 5.11           Brokers. No broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Acquisition Sub, the Guarantor or any of their respective subsidiaries.

Section 5.12             Solvency. None of Parent, Acquisition Sub and the Guarantor is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Each of Parent and Acquisition Sub is Solvent as of the date hereof and each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the Aggregate Merger Consideration, the Debt Payoff Amount and any amounts payable pursuant to Section 3.3, the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the payment of all related fees and Expenses, be Solvent at and immediately after the Effective Time. As used in this Section 5.12, the term “Solvent” means, with respect to a particular date, that on such date, (a) Parent and Acquisition Sub, and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, are able to pay their respective indebtedness and other liabilities, contingent or otherwise, as the indebtedness and other liabilities become due in the usual course of business, (b) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, have total assets not less than the sum of such entity’s liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of a distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution and (c) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 5.12, the amount of any contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5.13             Share Ownership. Except as set forth in Section 5.13 of the Parent Disclosure Letter, none of Parent, Acquisition Sub or their respective controlled Affiliates owns (directly or indirectly, beneficially or of record, including pursuant to a derivatives contract), or has owned at any time during the five (5) years preceding the date hereof, any Company Common Stock and none of Parent, Acquisition Sub or their respective controlled Affiliates holds any rights to acquire any Company Common Stock except pursuant to this Agreement.

Section 5.14             Management Agreements. As of the date hereof, other than this Agreement and the Stockholder Support Agreement, there are no Contracts between Parent or Acquisition Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the board of directors, on the other hand, relating in any way to the Merger or the transactions contemplated by this Agreement.

Section 5.15             Acknowledgment of Disclaimer of Other Representations and Warranties.

(a)              Each of Parent and Acquisition Sub acknowledges that, as of the date hereof, they and their Representatives (a) have received full access to (i) such books and records, facilities, properties, premises, equipment, contracts and other assets of the Company and its Subsidiaries which they and their Representatives, as of the date hereof, have requested to review and (ii) the electronic and physical data rooms in connection with the transaction contemplated hereby and (b) have had full opportunity to meet with the management of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries.

(b)            Except for the representations and warranties expressly set forth in this Article V, neither Parent nor Acquisition Sub nor any other Person on behalf of Parent or Acquisition Sub makes (and Parent, on behalf of itself, its Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims), any express or implied representation or warranty with respect to Parent, Acquisition Sub, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement, the Merger or the other transactions contemplated hereby, including as to the accuracy or completeness of any information.

(c)            Except for the representations and warranties expressly set forth in this Article IV or in any certificate delivered by the Company to Parent and Acquisition Sub, each of Parent and Acquisition Sub acknowledges and agrees that (x) none of the Company, the Company’s Subsidiaries or any other Person on behalf of the Company or any of the Company’s Subsidiary makes, or has made, any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiary or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Acquisition Sub or any of their Affiliates or Representatives, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and Parent and Acquisition Sub and their respective Representatives are not relying on any representation, warranty or other information of the Company or any Person except for those expressly set forth in Article IV and (y) no person has been authorized by the Company, the Company’s Subsidiaries or any other Person on behalf of the Company to make any representation or warranty relating to the Company or its business or otherwise in connection with this Agreement, the Merger or the other transactions contemplated hereby, and if made, such representation or warranty shall not be relied upon by Parent or Acquisition Sub as having been authorized by such entity. Without limiting the generality of the foregoing, Parent and Acquisition Sub acknowledge and agree that none of the Company, any of the Company’s Subsidiaries or any other Person has made a representation or warranty (including as to completeness or accuracy) to Parent or Acquisition Sub with respect to, and none of the Company, any of the Company’s Subsidiaries or any other Person shall be subject to any liability to Parent, Acquisition Sub or any other Person resulting from, the Company or any of the Company’s Subsidiaries or their respective Representatives providing, or making available, to Parent, Acquisition Sub or any of their Affiliates or their respective Representatives, any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent and/or its Representatives in connection with presentations by the Company’s management or information made available on any electronic data room for “Project Tools” and maintained by the Company for purposes of the Merger and the other transactions contemplated by this Agreement. Each of Parent and Acquisition Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations and business of the Company and its Subsidiaries and, in making its determination to proceed with the Merger and the other transactions contemplated by this Agreement, each of Parent and Acquisition Sub has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article IV and has not relied directly or indirectly on any materials or information made available to Parent and/or its Representatives by or on behalf of the Company.

Article VI

COVENANTS AND AGREEMENTS

Section 6.1             Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as may be required by applicable Law, (b) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned) or (c) as may be expressly required by this Agreement, the Company shall use its commercially reasonable efforts to conduct the business of the Company and its Subsidiaries in the ordinary course of business, and to the extent consistent therewith, the Company shall use its commercially reasonable efforts to preserve substantially intact the material components of its current business organization, and to preserve in all material respects its present relationships with key customers, suppliers and other persons with which it has material business relations. Without limiting the foregoing, and as an extension thereof, except as (a) as may be required by applicable Law, (b) as may be consented to in writing by Parent or (c) as may be expressly required by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to:

(a)            amend or otherwise change the Company Charter or the Company Bylaws (or such equivalent organizational or governing documents of any of its Subsidiaries);

(b)            adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights or any Company Equity Awards (except in connection with (i) the acceptance of shares of Company Common Stock as payment for the per share exercise price of the Company Options or as payment for Taxes incurred in connection with the exercise, vesting and/or settlement of Company Equity Awards, in each case, in accordance with the terms of the applicable Company Stock Plan and related award agreement as of the date hereof or (ii) the forfeiture of Company Equity Awards in accordance with the terms of the applicable Company Stock Plan and related award agreement as of the date hereof);

(c)            enter into any agreement with respect to the voting of any of the Company’s capital stock or other securities or the capital stock or other securities of a Subsidiary of the Company;

(d)            issue, sell, deliver, pledge, dispose, encumber or grant any shares of its or its Subsidiaries’ capital stock or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock or equity interests except for transactions among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries; provided, however, that the Company may issue shares of Company Common Stock upon the exercise of any vested Company Option in accordance with the terms of the applicable Company Stock Plan and related award agreement as of the date hereof, (i) as is outstanding as of the date hereof or (ii) as may be granted after the date hereof in accordance with Section 6.1(h);

(e)            except as set forth in Section 6.1(e) of the Company Disclosure Letter, authorize, declare, set aside for payment, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock or other equity interests, other than dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company;

(f)            except as set forth in Section 6.1(f) of the Company Disclosure Letter, create any new Subsidiary;

(g)            except as may be required pursuant to the terms of any written Company Benefit Plans as in effect as of the date hereof or as set forth in Section 6.1(g) of the Company Disclosure Letter, (1) increase the compensation payable or to become payable or benefits provided or to be provided to (x) any current or former employees or independent contractors of the Company or any of its Subsidiaries with an annual base salary or other annualized wages or fees equal to or below one hundred and fifty thousand dollars ($150,000), other than with respect to annual increases of annual base salary or base wage rate in the ordinary course of business consistent with past practice, (y) any member of the Company’s board of directors, (z) any current or former employees or independent contractors of the Company or any of its Subsidiaries with an annual base salary or annualized wages or fees in excess of one hundred and fifty thousand dollars ($150,000), (2) grant the opportunity to participate in any severance or termination pay plans or otherwise promise, provide or grant any rights or entitlements to severance or termination pay, (3) establish, adopt, enter into, modify, amend or terminate any Company Benefit Plan (or any arrangement which if in existence as of the date hereof would constitute a Company Benefit Plan), for the benefit of any current or former directors, officers or employees of the Company or any of its Subsidiaries or any of their respective beneficiaries, (4) accelerate the vesting or timing of payment of, or the lapsing of restrictions with respect to, any stock options, stock awards or other stock-based compensation or other compensation or benefit, (5) fail to timely make any required contributions or provide any discretionary benefits under any Company Benefit Plan (and, for the avoidance of doubt, shall not pay (or approve payment of) any 2023 bonuses or approve the terms of any 2024 bonuses, in each case, under the Company’s Executive Bonus Plan or otherwise under any bonus plan or practice, or (6) accelerate the funding of any Company Benefit Plan;

(h)            grant, confer or award any Company Equity Awards;

(i)             hire any employee or terminate or transfer any employee, in each case with an annual base salary in excess of one hundred and fifty thousand dollars ($150,000), other than for cause as determined by the Company or one of its Subsidiaries in its reasonable discretion and in accordance with applicable Law;

(j)             effectuate a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act;

(k)            (i) acquire (including by merger, consolidation, or acquisition of stock or assets), except in respect of any merger, consolidation, business combination among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, or (ii) sell, lease, license, abandon, permit to lapse, transfer, assign, or otherwise subject to a Lien other than a Permitted Lien or otherwise dispose of any material properties, rights or assets of the Company or its Subsidiaries other than (1) sales of inventory in the ordinary course of business or (2) non-exclusive licenses of Company Intellectual Property in the ordinary course of business;

(l)             form or enter into any joint venture or partnership;

(m)           incur, or amend in any material respect the terms of, any indebtedness for borrowed money for any of its Subsidiaries, or assume or guarantee any such indebtedness for any Person (other than a Subsidiary), except for indebtedness incurred (i) (A) under the Existing Credit Agreement in an amount not to exceed $7,000,000 in the aggregate at any time or (B) incurred to replace, renew, extend, refinance or refund any existing indebtedness of the Company or its Subsidiaries (1) on terms and conditions not materially less favorable than, taken as a whole, the terms or conditions of the replaced, renewed, extended, refinanced or refunded debt, (2) which do not contain pre-payment or repayment penalties (other than in non-de minimis amounts) and (3) under which borrowings do not exceed $7,000,000 in the aggregate (including any amounts borrowed under the Existing Credit Agreement) at any time, (ii) under capital leases, purchase money financing or equipment financing, in each case to the extent expressly contemplated on Section 6.1(s) of the Company Disclosure Letter, (iii) as letters of credit procured in the ordinary course of business or (iv) between or among the Company or any of its wholly-owned Subsidiaries;

(n)            assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of any wholly-owned Subsidiaries of the Company;

(o)            create or otherwise incur any Lien on any material asset of the Company or any of its Subsidiaries other than Permitted Liens;

(p)            modify the terms of, cancel, waive, create, assume or default under, forgive release or compromise any material Indebtedness or other material debt owed to, or material claim or material right of, the Company or any of its Subsidiaries, except in the ordinary course of business;

(q)            enter into any interest rate, derivatives or hedging transaction (including with respect to commodities);

(r)            make any capital investment in or loan to any Person, except for (x) extensions of credit to customers and vendors in the ordinary course of business, (y) advances to current or former employees of the Company or any of its Subsidiaries for travel and business expenses in the ordinary course of business or (z) intercompany capital investments or loans in each case solely between the Company and any or its wholly-owned Subsidiaries;

(s)            authorize, or make any binding commitment with respect to, any capital expenditure, other than capital expenditures pursuant to the capital expenditures budget set forth in Section 6.1(s) of the Company Disclosure Letter;

(t)            (i) terminate, modify or amend any Company Material Contract (except for terminations pursuant to the expiration of the existing term of any Company Material Contract) or waive, release or assign any material rights under any Company Material Contracts or (ii) enter into any Contract or agreement that, if in effect on the date of this Agreement, would constitute a Company Material Contract; provided that, except for any Material Customer listed on Section 6.1(t) of the Company Disclosure Letter, the Company may take the actions set forth in clause (i) to the extent done in the ordinary course of business;

(u)            waive, extend, renew or enter into any non-compete, most favored nation, exclusivity, non-solicitation or similar Contract that would restrict or limit, in any material respect, the freedom of the Company or any of its Subsidiaries, taken as a whole, in conducting their operations or business, as after the Closing;

(v)            make any material change to its methods of accounting in effect at June 30, 2023, except (i) as required by GAAP (or any interpretation thereof), Regulation S-X or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), (ii) to permit the audit of the Company’s financial statements in compliance with GAAP, (iii) as required by a change in applicable Law, or (vi) to the extent that such change would not reasonably be expected to result in a negative effect on the Company or its Subsidiaries, taken as a whole;

(w)            except for this Agreement, adopt or enter into a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(x)            settle or compromise any Actions where the amount paid (less the amount reserved for such matters by the Company or otherwise covered by insurance) in settlement or compromise, in each case, does not exceed the amount set forth in Section 6.1(x) of the Company Disclosure Letter, (so long as such settlement (i) does not involve any finding or admission of any violation of Law or any violation of the rights of any Person by any of the Company or its Subsidiaries, (ii) does not disparage Parent, Acquisition Sub, the Company, the Surviving Corporation, any of their respective Affiliates or any of their respective businesses, (iii) involves only the payment of money damages and does not impose an injunction or other equitable relief upon Parent, Acquisition Sub, the Company, the Surviving Corporation, any of their respective Affiliates or any of their respective businesses, (iv) completely, finally and unconditionally releases the Company and its Subsidiaries in connection with such Action, and (v) does not or would not reasonably be expected to otherwise adversely affect Parent, Acquisition Sub, the Company, the Surviving Corporation, any of their respective Affiliates or any of their respective businesses in any material respect); provided, further that Actions referred to in Section 6.18 shall be governed by the limitations set forth therein;

(y)            enter into any labor or collective bargaining agreement or similar Contract with a Union relating to employees of the Company or any of its Subsidiaries;

(z)            cancel any material insurance policy unless such policy is replaced on substantially comparable terms;

(aa)             fail to maintain, cancel, terminate or allow to lapse, without a commercially reasonable substitute therefor, any material Company Permit;

(bb)             convene any special meeting of the Company’s stockholders other than the Stockholders’ Meeting or any other meeting of the Company’s stockholders to consider a proposal that would reasonably be expected to impair, prevent or delay the consummation of the transactions contemplated in this Agreement;

(cc)             fail to pay or satisfy when due any material liability (other than any such liability that is being contested in good faith);

(dd)             engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(ee)             commence any Action where the amount claimed exceeds one hundred thousand dollars ($100,000) (other than to enforce the terms of this Agreement, to enforce other obligations of Parent or as a result of litigation commenced against the Company or one of its Subsidiaries);

(ff)             grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business consistent with past practice;

(gg)             (i) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, (ii) file any amended Tax Return, (iii) settle or compromise any claim or assessment or enter into any closing agreement with any tax authority, in respect of any Taxes of the Company or any of its Subsidiaries, (iv) file any tax return in a jurisdiction for the first time, or file a type of tax return not previously filed in any jurisdiction, (v) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes of the Company and any of its Subsidiaries, or (vi) surrender any right to claim a Tax refund, offset or other reduction;

(hh)             enter into any new line of business;

(ii)               acquire any real property or enter into a sale-leaseback;

(jj)              disclose any trade secrets material to the Company or other material confidential information to a third party other than in the ordinary course of business pursuant to a written confidentiality agreement; or

(kk)             enter into any agreement or otherwise commit in writing to do any of the foregoing.

Section 6.2             Preparation of the Proxy Statement; Stockholders’ Meeting.

(a)            As promptly as practicable after the date hereof, (i) the Company shall prepare the Proxy Statement, (ii) Parent and Acquisition Sub shall furnish to the Company all information concerning themselves and their Affiliates that is required to be included in the Proxy Statement and shall promptly provide such other assistance in the preparation of the Proxy Statement as may be reasonably requested by the Company from time to time, and (iii) subject to the receipt from Parent and Acquisition Sub of the information described in clause (ii) above, the Company shall file the Proxy Statement with the SEC no later than fifteen (15) Business Days after the date hereof or such other later date as mutually agreed upon by the Company and Parent in writing, which agreement shall not be unreasonably withheld, conditioned or delayed. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Acquisition Sub promptly with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts (with the assistance of, and after consultation with, Parent as provided by this Section 6.2(a)) to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response, except, in each case, to the extent prohibited by Law.

(b)            The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Stockholders’ Meeting as promptly as practicable (but no later than the tenth (10th) Business Day thereafter, unless the parties agree in writing otherwise) after the date on which the SEC confirms that it has no further comments on the Proxy Statement. If, at any time prior to the Stockholders’ Meeting, any information relating to the Company, Parent, Acquisition Sub or any of their respective Affiliates, officers or directors is discovered by the Company or Parent or Acquisition Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders.

(c)            The Company shall, as promptly as practicable following the earlier of: (x) the date on which the SEC confirms that it has no further comments on the Proxy Statement or (y) the tenth calendar day after the initial preliminary Proxy Statement has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement (such date, the “SEC Clearance Date”) (and in all events within twenty-five (25) Business Days following the SEC Clearance Date), (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the approval of the Merger and holding the Company Stockholder Advisory Vote (the “Stockholders’ Meeting”) and (ii) duly call, convene and hold the Stockholders’ Meeting; provided that the Company may postpone or adjourn the Stockholders’ Meeting (i) with the consent of Parent and Acquisition Sub, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith, after consultation with outside counsel, is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting, (iv) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval, (v) in the event of an Adverse Recommendation Change (other than with respect to an Adverse Recommendation Change made with respect to an Intervening Event); provided that the period for such postponement shall not exceed, and the Company shall reconvene such Stockholder’s Meeting after a period not to exceed, thirty (30) days after such Stockholder’s meeting was initially scheduled, (vi) if the Company receives a Competing Proposal and the board of directors of the Company is evaluating such Competing Proposal pursuant to Section 6.5(c), or (vi) if this Agreement is validly terminated pursuant to Article VIII prior to the Stockholders’ Meeting. The Company shall, through the board of directors of the Company, but subject to the right of the board of directors of the Company to make an Adverse Recommendation Change pursuant to Section 6.5, provide the Company Recommendation and shall include the Company Recommendation in the Proxy Statement, and, unless there has been an Adverse Recommendation Change pursuant to Section 6.5, the Company shall use reasonable best efforts to solicit proxies in favor of the Requisite Stockholder Approval. Parent and Acquisition Sub shall vote all shares of Company Common Stock held by them in favor of the approval of this Agreement. Without the prior written consent of Parent, the approval of the Merger (including the Company Stockholder Advisory Vote) shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the approval of the Merger) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholders Meeting. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement. Notwithstanding the foregoing, in no event will the record date of the Company Stockholders Meeting be changed without the Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

(d)            Notwithstanding any Adverse Recommendation Change, but subject to the Company’s right to adjourn or postpone the meeting pursuant to Section 6.2(c), the Company shall nonetheless submit the Merger to the holders of Company Common Stock for approval at the Stockholders Meeting unless this Agreement is validly terminated pursuant to Article VIII prior to the Stockholders Meeting.

Section 6.3             Appropriate Action; Consents; Filings.

(a)            Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 6.5), the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VII to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) the obtaining of all other necessary consents, approvals or waivers from Third Parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the Merger, performed or consummated by such party in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall require Parent, any the Company or its Subsidiaries or Acquisition Sub to, and the Company and its Subsidiaries shall not without the prior written consent of Parent, proffer or agree to any concession or additional liability with any Third Party in order to obtain any consent sought under any Contract.

(b)            Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its Subsidiaries shall be obligated, in connection with obtaining any consent or approval from any Governmental Authorities (including in connection with any Action arising thereunder), to (i) proffer to, agree to or become subject to any order, judgment or decree to, sell, license or dispose of or hold separate, before or after the Closing, any assets, businesses, product lines or interest in any assets or businesses of Parent or any of its Affiliates or the Company or any of its Subsidiaries, or to consent to any sale, license, or disposition, or agreement to sell, license or dispose, by the Company or any of its Subsidiaries, of any of their assets or businesses or product lines, (ii) proffer to, agree to, or become subject to any order, judgment or decree to make or accept, any changes, modifications, limitations or restrictions in the operations of any assets or businesses of Parent or the Company or any of their respective Subsidiaries, or (iii) proffer to or agree to any new concession, accommodation or liability. Neither the Company nor any of its Subsidiaries shall proffer to, agree to or become subject to any of the items set forth in clauses (i), (ii), and (iii) of the preceding sentence without the prior written consent of Parent, and none of the Company nor any of its Subsidiaries shall be required to agree to any of the items set forth in clauses (i), (ii), and (iii) of the preceding sentence (or contemplated by the proviso thereof) that is not conditioned on the occurrence of the Effective Time.

(c)            Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including (i) promptly informing the other party of such inquiry, (ii) consulting in advance before making any presentations or submissions to a Governmental Authority, (iii) giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority, and (iv) supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

(d)            Parent and Acquisition Sub shall not, and shall not permit any of their Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests or (ii) take or agree to take any other action (including entering into or agreeing to enter into any material license, joint venture or other transaction), in each case that would reasonably be expected to (A) impose any delay in the obtaining of, or increase the risk of not obtaining, approval from, or avoiding an action or proceeding by, any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (B) increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the transactions contemplated by this Agreement or (C) otherwise delay or prevent the consummation of the transactions contemplated by this Agreement.

Section 6.4             Access to Information; Confidentiality. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the representatives, officers, directors, employees, agents, attorneys, accountants and financial advisors (“Representatives”) of Parent reasonable access (at Parent’s sole cost and expense), in a manner not disruptive in any material respect to the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable notice throughout the period commencing on the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, to the properties, books and records of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information (to the extent not publicly available) concerning the business, properties and personnel of the Company and its Subsidiaries as may reasonably be requested in writing, in each case, for any reasonable business purpose related to the consummation of the transactions contemplated hereby; provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Acquisition Sub if such disclosure would, in the reasonable judgment of the Company, (i) to the Company its Subsidiaries violate applicable Law (including any COVID Measures) or the provisions of any agreement to which the Company or any of its Subsidiaries is a party, (ii) jeopardize any attorney-client or other legal privilege or (iii ) such information is reasonably pertinent to any adverse Action between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand (provided that the foregoing clause shall not restrict any Person’s rights to seek discovery pursuant to Law, and nothing herein shall restrict any Person’s rights to oppose any discovery request pursuant to Law); provided that, with respect to clauses (i) through (ii) above, the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in any such violation or jeopardy, as applicable; provided, further, that (A) any physical access to the properties, information and personnel of the Company and its Subsidiaries may be limited to the extent the Company in good faith determines, in light of COVID-19 or any COVID Measures, that such access would reasonably be expected to jeopardize the health and safety of any employee of the Company or any of its Subsidiaries and (B) nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater, or similar invasive techniques at any of the properties owned, operated or leased by the Company or its Subsidiaries. No investigation or access permitted pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Parent will use its reasonable best efforts to minimize any disruption to the business of the Company and its Subsidiaries that may result from requests for access under this Section 6.4. Parent acknowledges and agrees that it is not authorized to, and will not, and will cause its Representatives not to, contact any Person it knows to be a customer, supplier, distributor, lessor, partner, lender or other business relation of the Company or any of its Subsidiaries prior to the Closing in connection with the transactions contemplated hereby without the prior written consent of the Company, and, in the event such consent is granted, such contacts must be coordinated and supervised by the Company. The Confidentiality Agreement shall apply with respect to information furnished by the Company, its Subsidiaries and the Company’s officers, employees and other Representatives hereunder.

Section 6.5             Non-Solicitation; Competing Proposals.

(a)            Except as otherwise permitted by this Agreement, the Company shall, and shall cause its Subsidiaries and each of its and their respective directors and officers to, and shall instruct its other Representatives to: (w) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Competing Proposal, (x) promptly request that each Third Party that has previously executed a confidentiality agreement promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or any of its Subsidiaries in accordance with the terms of the applicable confidentiality agreement, (y) promptly terminate all access granted to any such Third Party and its Representatives to any physical or electronic dataroom, in each case with respect to a Competing Proposal and (z) not terminate, waive, amend or modify the terms of any existing confidentiality agreement with respect to a potential Competing Proposal; provided that the Company shall be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any Person with respect to the Company or any of its Subsidiaries to allow such Person to submit a Competing Proposal. Except as otherwise provided in this Agreement, from the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall not, shall cause each of its directors, officers and Subsidiaries not to, and shall instruct its other Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate, whether publicly or otherwise, any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, a Competing Proposal, (ii) engage in negotiations or substantive discussions with (it being understood that the Company may inform Persons of the provisions contained in this Section 6.5), or furnish any material non-public information to, any Person relating to a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal, (iii) provide any information or data concerning the Company or any of its Subsidiaries to any Person, or afford access to the properties, books, records or employees of the Company or any of its Subsidiaries in connection with or that would reasonably be expected to lead to any Competing Proposal or (iv) agree, propose or resolve to take any of the actions prohibited by the foregoing clauses (i)-(iii).

(b)            The Company shall, as promptly as reasonably practicable, and in any event within twenty-four (24) hours of receipt by the Company or any of its Representatives of any Competing Proposal or any inquiry or request that would reasonably be expected to lead to any Competing Proposal, deliver to Parent a written notice setting forth: (i) the identity of the Person making such Competing Proposal, inquiry or request; and (ii) the material terms and conditions of any such Competing Proposal (including providing copies of any written materials delivered by such Person). The Company shall keep Parent reasonably informed, on a current basis, of the status of any discussions or negotiations with such Person (to the extent permitted pursuant to this Agreement) and any material amendment or other modification of any such Competing Proposal, inquiry or request on a prompt basis, (including delivery to Parent within twenty-four (24) hours of copies of all written materials and communications delivered by or on behalf of such Person in connection with such communications, including any amendment or modification to any previous offer).

(c)            Notwithstanding anything to the contrary in this Agreement, at any time prior to the date that the Requisite Stockholder Approval is obtained at the Company Stockholders’ Meeting, in the event that the Company receives an unsolicited, bona fide written Competing Proposal from any Person that did not result from a breach of this Section 6.5, (i) the Company and its Representatives may contact such Person to clarify the terms and conditions thereof and (ii) the Company, the board of directors of the Company and their Representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any Person making such Competing Proposal and any of its Representatives or potential sources of financing if the board of directors of the Company determines in good faith (after consultation with its outside legal counsel and financial advisors) that (1) such Competing Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (2) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties to the Company’s stockholders under applicable Law; provided that (x) prior to furnishing any material non-public information concerning the Company or its Subsidiaries, the Company receives from such Person, to the extent such Person is not already subject to a confidentiality agreement with the Company, an executed confidentiality agreement containing confidentiality terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (unless the Company offers to amend the Confidentiality Agreement to reflect such more favorable terms), it being understood that such confidentiality agreement need not contain a standstill provision or otherwise restrict the making, or amendment, of a Competing Proposal (and related communications) to the Company or the board of directors of the Company (such confidentiality agreement, an “Acceptable Confidentiality Agreement”) and (y) any such material non-public information so furnished in writing shall be promptly made available to Parent to the extent it was not previously made available to Parent or its Representatives.

(d)            Except as otherwise provided in this Agreement, the board of directors of the Company shall not (i) (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, the Company Recommendation, (B) approve or recommend, or propose publicly to approve or recommend, to the Company’s stockholders any Competing Proposal, (C) fail to include the Company Recommendation in the Proxy Statement, (D) fail to reaffirm the Company Recommendation within ten (10) Business Days after receipt of a written request from the Parent to do so (which requests under this clause (D) shall be limited to no more than once every thirty (30) days), (E) after receipt of any Competing Proposal, fail to recommend against any Competing Proposal within ten (10) days of receipt of a written request from Parent to do so or (F) fail to recommend against any Competing Proposal that is a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”), or (ii) approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Competing Proposal (other than an Acceptable Confidentiality Agreement). Notwithstanding anything in this Agreement to the contrary, at any time prior to receipt of the Requisite Stockholder Approval, the board of directors of the Company may (i) make an Adverse Recommendation Change if the board of directors of the Company determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties to the Company’s stockholders under applicable Law and/or (ii) if the Company has received a Competing Proposal that the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel and financial advisors) constitutes a Superior Proposal, authorize, adopt or approve such Superior Proposal and cause or permit the Company to enter into a definitive agreement with respect to such Superior Proposal concurrently with the termination of this Agreement pursuant to Section 8.1(c)(ii) (including the payment of the Termination Fee to the extent due and payable pursuant to Section 8.3(a)); provided, however, that (1) no Adverse Recommendation Change may be made, (2) no actions may be taken to authorize, adopt or approve a Superior Proposal, and (3) no termination of this Agreement pursuant to this Section 6.5(d) and Section 8.1(c)(ii) may be effected, in each case, until: (i) after the fourth (4th) Business Day following Parent’s receipt of a written notice from the Company expressly stating that: (A) Parent that the board of directors of the Company intends to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”) or terminate this Agreement pursuant to this Section 6.5(d) and Section 8.1(c)(ii) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including, if the basis of the proposed action by the board of directors of the Company is a Superior Proposal, material terms and conditions of any such Superior Proposal (including the consideration offered therein and the identity of the Person or group making the Superior Proposal). Any material amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 6.5(d), provided that any subsequent notice period with respect to such material amendment following the initial notice period shall be two (2) Business Days, provided that no such new notice period shall shorten the original notice period. In determining whether to make an Adverse Recommendation Change solely to the extent in response to a Superior Proposal or in determining whether a Competing Proposal constitutes a Superior Proposal, the board of directors of the Company shall take into account any changes to the material terms of this Agreement timely proposed by Parent in response to a Notice of Adverse Recommendation or a Notice of Superior Proposal and, upon Parent’s written request, negotiate in good faith with Parent and its Representatives during such notice period regarding any revisions to this Agreement (to the extent Parent wished to engage), which may be on a non-exclusive basis, to consider any adjustments proposed in writing by Parent to the terms and conditions of this Agreement such that the Competing Proposal ceases to constitute a Superior Proposal.

(e)          Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, in response to an Intervening Event, the board of directors of the Company may make an Adverse Recommendation Change if the board of directors of the Company determines in good faith (after consultation with its legal counsel and financial advisors) that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ duties to the Company’s stockholders under applicable Law; provided, however, that the board of directors of the Company may not make such an Adverse Recommendation Change unless (i) the board of directors of the Company has delivered to Parent a Notice of Adverse Recommendation identifying such Intervening Event, (ii) if requested in writing by Parent, during the applicable notice period after delivery of the Notice of Adverse Recommendation, the Company and its Representatives negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement committed to in writing by Parent and (iii) no earlier than the end of such applicable notice period, the board of directors of the Company (after consultation with its outside legal counsel and financial advisors) shall have determined in good faith, after considering the terms of any revision to this Agreement proposed by Parent during such applicable notice period, that the failure to make an Adverse Recommendation Change would be inconsistent with its duties to the Company’s stockholders under applicable Law.

(f)          Nothing in this Agreement shall restrict the Company or the board of directors of the Company from taking or disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with applicable Law (it being agreed that a “stop, look and listen” communication by the board of directors of the Company to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change or give rise to a Parent termination right pursuant to Section 8.1(d)(ii)); provided that any communication related to a Competing Proposal shall expressly state that the Company’s board of directors has not changed the Company Recommendation except following an Adverse Recommendation Change, in accordance with this Section 6.5.

(g)          For purposes of this Agreement:

(i)            “Competing Proposal” shall mean any proposal or offer made by any Person (other than Parent, Acquisition Sub or any Affiliate thereof) or group of Persons as defined in Section 13(d)(3) of the Exchange Act to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (a) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (b) any one or more assets or businesses of the Company and its Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole.

(ii)           “Intervening Event” shall mean any change, event, effect or circumstance or change in circumstances or facts (including any change in probability or magnitude of circumstances) first occurring after execution of this Agreement that (i) was not known to the board of directors of the Company on the date hereof (or if known by the board of directors of the Company, the consequences of which were not known by the board of directors of the Company as of the date hereof) and (ii) does not relate to any Competing Proposal or other inquiry, offer or proposal that would reasonably be expected to lead to a Competing Proposal; provided that “Intervening Event” shall exclude any event, circumstance, change or development: (A) consisting of or resulting from a breach of this Agreement by the Company or any of its Subsidiaries, (B) resulting from changes in the price of the Company Common Stock, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition) or (C) resulting from the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an Intervening Event unless excluded by any other exclusion in this definition).

(iii)          “Superior Proposal” shall mean a Competing Proposal (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by a Third Party on terms that the board of directors of the Company determines in good faith (after consultation with its outside legal counsel and financial advisors) and considering such factors as the board of directors of the Company considers to be appropriate, are (A) more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated hereby (including any changes to the terms of this Agreement committed to by Parent to the Company in writing in response to such Competing Proposal under the provisions of Section 6.5(d)) and (B) reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Section 6.6             Directors’ and Officers’ Indemnification and Insurance.

(a)            Parent and Acquisition Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated hereby), now existing in favor of the current or former directors, officers and employees, if any (“D&O Indemnified Parties”), as the case may be, of the Company or its Subsidiaries as provided in their respective organizational documents as in effect on the date of this Agreement or in any Contract shall survive the Merger and shall continue in full force and effect. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless, and advance expenses to D&O Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby), to the fullest extent that the Company or its Subsidiaries would be permitted by applicable Law and to the fullest extent required by the organizational documents of the Company or its Subsidiaries as in effect on the date of this Agreement. Parent shall cause the charter, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to exculpation, indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the D&O Indemnified Parties than those set forth in the Company’s and its Subsidiaries’ organizational documents as of the date hereof, which provisions thereafter shall not, for a period of six years from the Effective Time, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the D&O Indemnified Parties.

(b)            Without limiting the provisions of Section 6.6(a), to the fullest extent that the Company would be permitted by applicable Law to do so, Parent shall or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each D&O Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such D&O Indemnified Party’s capacity as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time or (B) this Agreement or the transactions contemplated hereby and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys’ fees) of any D&O Indemnified Party upon receipt of a written affirmation by the D&O Indemnified Party of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification applicable to him or her and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct for indemnification was not met. Any determination required to be made with respect to whether the conduct of any D&O Indemnified Party complies or complied with any applicable standard shall be made by independent legal counsel selected by the D&O Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, and the fees of such counsel shall be paid by the Surviving Corporation. Notwithstanding anything to the contrary contained in this Section 6.6(b) or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the D&O Indemnified Parties covered by the claim, action, suit, proceeding or investigation from all liability arising out of such claim, action, suit, proceeding or investigation.

(c)            Unless the Company shall have purchased a “tail” policy prior to the Effective Time as provided below, for at least six (6) years after the Effective Time, (i) Parent shall cause the Surviving Corporation and its other Subsidiaries to maintain in full force and effect the coverage provided by the existing directors’ and officers’ liability insurance and fiduciary insurance in effect as of the date hereof and maintained by the Company or any of its Subsidiaries, as applicable (the “Existing D&O Insurance Policies”), or provide substitute policies for the Company and its current and former directors and officers who are currently covered by such Existing D&O Insurance Policies, in either case, on terms and conditions no less advantageous to the D&O Indemnified Parties, or any other Person entitled to the benefit of this Section 6.6, as applicable, than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided that Parent or the Surviving Corporation, as applicable, shall not be required to pay an annual premium for such insurance in excess of two hundred and fifty percent (250%) of the aggregate annual premiums currently paid by the Company or any of its Subsidiaries, as applicable, on an annualized basis, but in such case shall purchase as much of such coverage as possible for such amount) and (ii) Parent shall not, and shall not permit the Surviving Corporation or its other Subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the Effective Time. In lieu of such insurance, prior to the Effective Time, the Company may purchase a six (6) year “tail” prepaid policy on such terms and conditions (provided that the premium for such insurance shall not exceed two hundred and fifty percent (250%) of the aggregate annual premiums currently paid by the Company or any of its Subsidiaries, as applicable, on an annualized basis), in which event Parent shall cease to have any obligations under the first sentence of this Section 6.6(c).

(d)            In the event that Parent, the Surviving Corporation, any of the Company’s Subsidiaries or any of their successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent, the Surviving Corporation or any such Subsidiary assumes the obligations set forth in this Section 6.6.

(e)            The D&O Indemnified Parties to whom this Section 6.6 applies shall be third-party beneficiaries of this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of each D&O Indemnified Party and his or her successors, heirs or representatives. The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any D&O Indemnified Party in enforcing its indemnity and other rights under this Section 6.6. The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other applicable rights such D&O Indemnified Party may have under the respective organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. Notwithstanding any other provision of this Agreement, this Section 6.6 shall survive the consummation of the Merger indefinitely (or any earlier period actually specified in this Section 6.6) and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation, and shall be enforceable by the D&O Indemnified Parties and their successors, heirs or representatives.

Section 6.7             Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby; and (c) any event which the Company becomes aware of between the date of this Agreement and the Closing (or earlier termination of this Agreement in accordance with Article VIII), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VII to fail. For clarity, unintentional failure to give notice under Section 6.7(c) shall not be deemed to be a breach of covenant under Section 6.7(c).

Section 6.8             Public Announcements. Except as otherwise contemplated by Section 6.5, the Company, Parent and Acquisition Sub shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties hereto or their Affiliates shall issue any such press release or make any public statement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Law, Order or applicable stock exchange rule or any listing agreement of any party hereto or is consistent with prior communications previously consented to by Parent. In addition, the Company may, without Parent or Acquisition Sub’s consent, communicate to its employees, customers, suppliers and consultants provided that such communication is consistent with prior communications of the Company or any communications plan previously agreed to by Parent and the Company in which case such communications may be made consistent with such plan.

Section 6.9             Employee Benefits.

(a)            Employees of the Company or its Subsidiaries immediately prior to the Effective Time who remain employees of the Parent, the Surviving Corporation or any of their Affiliates following the Effective Time are hereinafter referred to as the “Continuing Employees”.  For the period commencing at the Effective Time and ending six (6) months following the Closing Date, or such shorter period during which the Continuing Employee remains in continued employment with the Company or its Subsidiaries, Parent shall, or shall cause the Surviving Corporation or any of their Affiliates to, provide for each Continuing Employee (i) base salary and wage rate, and target short- and long-term cash incentive compensation opportunities that are no less favorable in the aggregate than the base salary and wage rate and target short- and long-term cash incentive compensation opportunities provided to each such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits (excluding any employee benefits that are frozen, discontinued or, as of the Effective Time, being frozen or discontinued) which are no less favorable in the aggregate (including with respect to the proportion of employee cost) than the employee benefits set forth on Section 4.12(a)  of the Disclosure Letter (excluding any equity or equity-based compensation, short- and long-term cash incentive compensation opportunities, retention, one time or special non-ordinary incentive compensation opportunities payable in connection with, or a result of, the transactions contemplated by this Agreement, retiree health or welfare, defined benefit pension benefits and employee benefits that are frozen, discontinued or, as of the Effective Time, being frozen or discontinued) provided to such Continuing Employee immediately prior to the Effective Time. Without limiting the generality of the foregoing, Parent shall provide, or shall cause the Surviving Corporation or any of their Affiliates to provide, for the period commencing at the Effective Time and ending six (6) months following the Closing Date, severance payments and benefits to each Continuing Employee whose employment is terminated during such period that are no less favorable than the severance payments and benefits that such Continuing Employee is eligible to receive under any applicable severance plan, policy, practice or arrangement sponsored or maintained by the Company or any of its Subsidiaries that is set forth on Section 4.12(a) of the Company Disclosure Letter in accordance with the terms of such arrangement as in effect immediately prior to the Effective Time.

(b)               From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with the terms of the applicable Company Benefit Plan, all payments, benefits and obligations required under any Company Benefit Plan set forth on Section 6.9(b)(i) of the Company Disclosure Letter, in each case, subject to the amendment and termination provisions of each such Company Benefit Plan. Parent hereby acknowledges that consummation of the Merger constitutes a “409A Change in Control” pursuant to the Horowitz Employment Agreement and the Molino Employment Agreement (as such term is defined in each such agreement).

(c)            Parent agrees that the Surviving Corporation shall use commercially reasonable efforts to cause the Surviving Corporation’s employee benefit plans established following the Closing Date (if any) and any other employee benefit plans covering the Continuing Employees following the Effective Time (collectively, the “Post-Closing Plans”), to recognize the service of each Continuing Employee (to the extent such service was recognized by the Company) for purposes of eligibility, vesting and determination of the level of benefits (but not for purposes of equity or equity compensation, other long-term incentive plans, post-termination welfare plans or benefit accrual purposes under a defined benefit pension plan) under the Post-Closing Plans, to the extent such recognition does not result in the duplication of any benefits.

(d)            For the calendar year including the Effective Time, Parent will use commercially reasonable efforts to provide that the Continuing Employees shall not be required to satisfy any deductible, co-payment, out-of-pocket maximum or similar requirements under the Post-Closing Plans that provide medical, dental and other welfare benefits (collectively, the “Post-Closing Welfare Plans”) to the extent amounts were previously credited for such purposes under comparable Company Benefit Plans that provide medical, dental and other welfare benefits.

(e)            Parent will use commercially reasonable efforts to provide that as of the Effective Time, any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in such Post-Closing Welfare Plans which are not insured by a third party shall be waived with respect to the Continuing Employees (except to the extent any such waiting period, pre-existing condition exclusion, or requirement to show evidence of good health was already in effect with respect to such employees and that have not been satisfied under the applicable Company Benefit Plan in which the participant then participates or is otherwise eligible to participate as of immediately prior to the Effective Time).

(f)            Prior to making any written communications to the Continuing Employees pertaining to compensation or benefits matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall incorporate any reasonable comments received from Parent (or its counsel) (if any are received during such reasonable period of time (which in all events shall not be less than two (2) Business Days after receipt from the Company)) in good faith.

(g)            Upon Parent’s reasonable written request from time to time prior to the Closing, the Company shall, within a reasonable period of time following receipt of such request, provide Parent (or its counsel) with the then-most recent calculations that the Company has in its possession for purposes of Sections 280G and 4999 of the Code and copies of any reasonably requested back-up information relating to such calculations that the Company has in its possession. The Company agrees to cooperate in good faith with the Parent to provide information to Parent relating to any analysis Parent seeks to perform for purposes of Sections 280G and 4999 of the Code (e.g., reasonable compensation or non-competition valuations) prior to the Closing. For the avoidance of doubt, nothing herein shall be construed as requiring the Company to perform any such analysis or calculation.

(h)            Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Agreement, whether express or implied, shall (i) be treated as an amendment or other modification of any Company Benefit Plan, Post-Closing Plan, or any other employee benefit plans of the Company or Parent or as a guarantee of employment for any employee of the Company or any of its Subsidiaries, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or any Company Benefit Plan, in each case, after the Effective Time and solely in accordance with its terms, and (iii) except as expressly provided in Section 6.6, confer upon any Person including any present or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries (including any beneficiary or dependent of such individual) other than the parties hereto any rights or remedies hereunder.

Section 6.10           Conduct of Business by Parent Pending the Merger. Parent and Acquisition Sub covenant and agree with the Company that between the date hereof and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Parent and Acquisition Sub shall not amend or otherwise change any of the Parent Organizational Documents, except as may be agreed in writing by the Company and except for any amendments or changes as would not reasonably be expected to prevent, delay or impair the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.

Section 6.11           Financing.

(a)            Each of Parent and Acquisition Sub shall, and shall cause its Subsidiaries to use reasonable best efforts to arrange and obtain the proceeds of the Financing on the terms and conditions described in the Financing Commitments (including any “flex” provisions applicable to the Debt Financing), including using (and causing its Subsidiaries to use) their respective reasonable best efforts to: (i) comply with and maintain in full force and effect the Financing Commitments in accordance with the terms and conditions thereof, (ii) enter into definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments (including any “flex” provisions applicable to the Debt Financing), which agreements shall be in effect as promptly as practicable after the date hereof, but in no event later than the Closing, (iii) satisfy on a timely basis (or obtain a waiver of) all conditions applicable to Parent, Acquisition Sub or their respective Subsidiaries in the Debt Commitment Letter (or definitive agreements entered into with respect to the Debt Commitment Letter), (iv) subject to the satisfaction of all conditions set forth in the Debt Commitment Letter and all conditions to the consummation of the Closing have occurred, solely to the extent necessary, enforce its rights under the Debt Commitment Letter in the event of a breach by any Debt Financing Source that impedes or delays (or could reasonably be expected to impede or delay) the Closing and, if necessary, seek specific performance of the Financing Sources of their obligations thereunder and (v) draw down upon and consummate the Financing at or prior to the Closing. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.11 shall require, and in no event shall the reasonable best efforts of Parent or Acquisition Sub be deemed or construed to require, Parent or Acquisition Sub to seek the Equity Financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

Neither Parent nor its Affiliates shall agree to any amendments, supplement or other modifications to, obtain any replacement of, or grant any waivers of, any condition or other provision of the Equity Commitment Letter without the prior written consent of the Company. Neither Parent nor its Affiliates shall agree to any amendments, supplement or other modifications to, obtain any replacement of, or grant any waivers of, any condition or other provision under the Debt Financing (other than pursuant to any flex provisions set forth in the Debt Commitment Letter) without the prior written consent of the Company if such amendments, modifications or waivers (i) would reduce the aggregate amount of the net proceeds of the Debt Financing (other than as a result of imposition of any original issue discount permitted to be imposed on the date hereof, but including by changing the amount of fees or other amounts to be paid (including any modification to the original issue discount as in effect on the date hereof) with respect to the Debt Financing), (ii) would impose new or additional conditions or otherwise expand, amend or modify any of the conditions under the Debt Commitment Letter or (iii) that would or would reasonably be expected to (x) prevent, delay or impair the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement or (y) adversely impact the ability of Parent or Acquisition Sub to enforce its rights against the other parties to the Financing Commitments. Prior to a termination of this Agreement in accordance with the terms of Article VIII, Parent shall not permit, release or consent to the withdrawal, termination, repudiation or rescission of the Financing Commitments or any definitive agreement with respect to the Financing and shall not release or consent to the termination of the obligations of any Financing Source under the Financing, in each case, without the prior written consent of the Company.

(b)            In the event that any portion of the Debt Financing becomes or could reasonably be expected to become unavailable in the manner or from the sources contemplated in the Debt Commitment Letter (including any flex provisions applicable thereto), (i) Parent shall promptly notify the Company, and (ii) Parent and Acquisition Sub shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative debt financing from alternative financial institutions in an amount sufficient to consummate the transactions contemplated by this Agreement upon terms and conditions not materially less favorable, taken as a whole, to Parent and Acquisition Sub or the Company than those in the Debt Commitment Letter, as promptly as practicable following the occurrence of such event; provided, however, that Parent and Acquisition Sub shall not be required to obtain financing which (in the reasonable judgment of Parent) includes terms and conditions materially less favorable (taking into account any “market flex” provisions), taken as a whole, to Parent and Acquisition Sub, in each case relative to those in the Debt Financing being replaced; provided, further that any such replacement of any part of the Debt Financing that amends the Debt Commitment Letter and/or substitution of all or any portion of the Debt Financing shall not, without the prior written consent of the Company (A) reduce the aggregate amount of the Debt Financing available on the Closing Date from that contemplated in the Debt Commitment Letter, (B) impose new or additional conditions precedent or otherwise expand upon, amend or modify the conditions precedent to the Debt Financing as set forth in the Debt Commitment Letter in any respect that would make such conditions less likely to be satisfied by the Closing Date or (C) prevent, impede, delay or adversely impact, or be reasonably expected to prevent, impede, delay or adversely impact the consummation of the transactions contemplated by this Agreement. The definitive agreements entered into pursuant to this Section 6.11(c) or Section 6.11(a)(ii) are referred to in this Agreement, collectively, as the “Financing Agreements.”

(c)            Each of Parent and Acquisition Sub acknowledges and agrees that neither the obtaining of the Financing or any alternative financing is a condition to the Merger or the Closing. Parent and Acquisition Sub agree to consummate the Merger and the other transactions contemplated by this Agreement regardless of its ability to obtain the Financing or any alternative Financing, subject to the applicable conditions set forth in Section 7.1, Section 7.3 and the termination rights set forth in Article VIII.

(d)            Parent and Acquisition Sub acknowledge and agree that the Company or its Subsidiaries or their respective Affiliates and its and their and their Affiliates’ respective Representatives shall not incur any liability to any Person under any financing that Parent and Acquisition Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 6.11 or Section 6.12 and that Parent and Acquisition Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Affiliates and its and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Financing (including any action taken in accordance with this Section 6.11) and any information utilized in connection therewith.

(e)            Parent shall (i) furnish the Company with complete, correct and executed copies of each amendment, waiver or other modification of the Financing Commitments and of the Financing Agreements or any alternative financing agreement promptly upon their execution, (ii) give the Company prompt notice of any breach or threatened breach by any party of any of the Financing Commitments, any alternative financing commitment, the Financing Agreements, or any alternative financing agreement of which Parent or Acquisition Sub becomes aware or any termination or threatened termination thereof of which Parent or Acquisition Sub becomes aware or, in each case, any written notice or other communication with respect to any of the foregoing, (iii) give the Company prompt notice of each material dispute or disagreement between or among the parties to the Financing Commitments or Financing Agreements, other than material disputes or disagreements that occur in the ordinary course of negotiations of the Financing Commitments or Financing Agreements and only to the extent Parent reasonable believes such material dispute or disagreement would give rise to failure of the conditions set forth in the Debt Commitment Letter or delay the funding of the Debt Commitment Letter at Closing; (iv) notify the Company if for any reason Parent no longer believes in good faith that it will be able to obtain all or any portion of the Financing contemplated by the Financing Commitments on the terms described therein and (iv) otherwise keep the Company reasonably and promptly informed of the status of its efforts to arrange the Financing (or any alternative financing), including by providing the Company with drafts of the definitive agreements or offering memoranda relating to the Financing a reasonable period of time prior to their execution or use.

(f)            Notwithstanding anything to the contrary contained in this Agreement, (a) the Company, its Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall not have any rights or claims against any Debt Financing Source, in any way relating to this Agreement or any of the transactions contemplated hereby, including the Merger, including any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, whether at Law or equity, in contract, in tort or otherwise and any such rights or claims are hereby waived, disclaimed, and released in full, and (b) no Debt Financing Source shall have any liability (whether in contract, in tort or otherwise) to the Company and its Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, including the Merger, and thereby, including any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, whether at Law or equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary contained in this Agreement, the Debt Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of this Section 6.11(f).

Section 6.12             Financing Cooperation. Subject to Section 6.11(a), prior to the Closing, the Company shall and shall cause its Subsidiaries to, at Parent’s sole expense, provide reasonable cooperation that is necessary and customary in connection with Parent’s efforts to obtain the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including, at the reasonable request of Parent, (i) furnishing, or causing to be furnished to, Parent and its Debt Financing Sources such customary financial and other information with respected to the Company and its Subsidiaries as Parent shall reasonably request in order to consummate the Debt Financing (provided, however, that there shall be no obligation to prepare any financial statements, reports or other information or documents other than such financial statements and reports prepared by the Company and/or its Subsidiaries in the ordinary course of business), (ii) participating in a reasonable number of lender meetings, lender presentations, due diligence sessions and rating agency meeting, in each case, upon reasonable advance notice and at mutually agreed times, (iii) providing reasonable assistance to Parent in its preparation of rating agency presentations, customary bank information memoranda and similar documents reasonably and customarily required in connection with the Debt Financing, in each case, solely with respect to information relating to the Company and its Subsidiaries, (iv) delivering information and documentation requested in writing by the Debt Financing Sources at least ten (10) Business Days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and (v) obtaining a customary payoff letter, and lien terminations and other customary documentation to allow for the payoff, discharge and termination of the Existing Credit Agreement; provided that the such requested cooperation shall not (A) cause any representation or warranty in this Agreement to be breached, (B) cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (C) require the Company or any of its Subsidiaries or their respective Representatives to (i) execute, deliver, enter into, or perform any agreement, document, advisors or instrument, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the effective time of the Closing, (ii) deliver or cause the delivery of, prior to Closing, any legal opinions or reliance letters or any certificate as to solvency or any other certificate in connection with the Financing or (iii) adopt resolutions or execute consents prior to the Closing to approve or authorize the execution of the Debt Financing or the incurrence of indebtedness thereby, (D) require any Representative of the Company or any of its Subsidiaries or their respective Affiliates to deliver any certificate or take any other action pursuant to this Section 6.12 if doing so would, or could reasonably be expected to, result in liability to such Representative (E) require the Company or any of its Subsidiaries to provide any information the disclosure of which is prohibited or restricted under applicable Law or any binding agreement with a third party or is legally privileged or consists of attorney work product, (F) require the Company or any of its Subsidiaries to take any action that will conflict with or violate its organizational documents, any Laws or result in a violation or breach of, or default under, any agreement to which the Company or any of its Subsidiaries is a party or (G) require the Company or any of its Subsidiaries to enter into or approve any Debt Financing. All non-public or other confidential information provided by the Company to Parent or its Affiliates pursuant to this Section 6.12 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent shall be permitted to disclose such information to rating agencies and prospective lenders and investors during syndication of the debt financing contemplated by the Debt Commitment Letter, subject to customary confidentiality undertakings, which shall, in any event, require “click through” or other affirmative action by the recipient acknowledging the confidentiality of such information. Parent shall promptly (and in any event within three (3) Business Days of delivery of documentation evidencing such cost and expenses) reimburse the Company for any expenses and costs incurred in connection with the Company’s or its Affiliates’ or Representatives’ obligations under Section 6.11 or this Section 6.12. Any offering materials, presentations and other documents shall include a conspicuous disclaimer to the effect that none of the Company or any of its Subsidiaries or their respective Affiliates or any of their or their Affiliates’ respective Representatives have any responsibility for the content of such document and disclaim all responsibility therefor and shall further include a disclaimer with respect to the Company and its Subsidiaries and their respective Affiliates and their and their Affiliates’ respective Representatives in any oral disclosure with respect to such financing. Any use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing shall require the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.13             Repayment of Indebtedness. In connection with and conditioned upon the Effective Time, Parent shall (or shall cause an Affiliate to) provide and make available to the Company in immediately available funds in an amount equal to the amount necessary for the Company and its Subsidiaries to repay and discharge in full all amounts outstanding or otherwise due and owing pursuant to the terms of the financing arrangements set forth on Section 6.13 of the Company Disclosure Letter (the “Company Debt”), including accrued interest thereon and all fees and other obligations (including penalties or other charges or amounts that become payable thereunder as a result of the prepayment thereunder or the consummation of the transactions contemplated at the Closing or that may become due and payable at the Effective Time) of the Company or any of its Subsidiaries thereunder (collectively, the “Debt Payoff Amount”). Subject to Parent’s compliance with the previous sentence, the Company shall pay the Debt Payoff Amount to the counterparties under the Company Debt as promptly as practicable following the date the Company receives such Debt Payoff Amount.

Section 6.14             Acquisition Sub. Parent shall take all actions necessary to (a) cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Acquisition Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement. Parent hereby (a) guarantees the due, prompt and faithful payment, performance and discharge by Acquisition Sub of, and compliance by Acquisition Sub with, all of the covenants and agreements of Acquisition Sub under this Agreement and (b) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Acquisition Sub under this Agreement. Parent agrees that any breach by Acquisition Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent.

Section 6.15             No Control of the Company’s Business. Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 6.16             Rule 16b-3 Matters. Prior to the Effective Time, the Company shall take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.17             Delisting of Company Common Stock. Parent shall, with the reasonable cooperation of the Company, take, or cause to be taken, all actions necessary to cause the Company’s securities to be delisted from the Nasdaq Global Market and deregistered under the Exchange Act as soon as practicable following the Effective Time.

Section 6.18             Stockholder Litigation. The Company shall promptly advise Parent in writing after becoming aware of any legal action commenced, or to the Knowledge of the Company threatened in writing, against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger, and the other transactions contemplated hereby) and shall keep Parent reasonably informed regarding any such legal action. The Company shall keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to participate in (but not control) the defense or settlement of such litigation with the Company and not settle or offer to settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.19           Resignations. The Company shall obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of all directors of the Company and the Company Subsidiaries designated by Parent in writing to the Company, if any. Immediately following the Closing Date, the Company shall terminate in writing, without Cause (as defined in the Horowitz Employment Agreement and the Molino Employment Agreement, as applicable), the employment of Richard A. Horowitz and Joseph A. Molino, Jr. in a form approved by Parent (which approval shall not be unreasonably withheld) and consistent with the provisions of the Horowitz Employment Agreement and the Molino Employment Agreement, as applicable, relating to termination without Cause and entitlement to severance payments (or, if applicable, retention or severance payments in the case of Mr. Molino) pursuant to the terms of the Horowitz Employment Agreement and the Molino Employment Agreement, as applicable.

Section 6.20           Tax Matters.

(a)            The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes which become payable in connection with the transactions contemplated in this Agreement.

(b)            At least three (3) days prior to the Closing, the Company shall deliver to Parent in a form reasonably acceptable to Parent a statement in accordance with Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not, and has not been, a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code.

Article VII

CONDITIONS TO THE MERGER

Section 7.1             Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the transactions contemplated hereby, including the Merger, are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

(a)            the Requisite Stockholder Approval (including, for the avoidance of doubt, the affirmative vote of a majority of the votes cast at the Stockholders’ Meeting by stockholders other than Richard A. Horowitz) shall have been obtained; and

(b)            no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger.

Section 7.2             Conditions to Obligations of Parent and Acquisition Sub to Effect the Merger. The obligations of Parent and Acquisition Sub to consummate the transactions contemplated hereby, including the Merger, are, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Effective Time of the following conditions:

(a)            each of the representations and warranties of the Company contained in: (i) this Agreement (other than in Sections 4.1(a), 4.2(a), 4.2(b), 4.3, 4.4(a)(i), 4.9(b), 4.20, and 4.21), without giving effect to any materiality or Company Material Adverse Effect qualifications therein, shall be true and correct as of the date hereof and as of the Closing Date, as if made at and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not have, a Company Material Adverse Effect, (ii) Sections 4.1(a), 4.3, 4.4(a)(i), 4.20 and 4.21 shall be true and correct in all material respects as of the date hereof and of the Closing Date, as if made at and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), (iii) Section 4.9(b) shall be true and correct in all respects as of the date hereof and (iv) Sections 4.2(a) and 4.2(b) shall be true and correct in all respects as of the date hereof and the Closing Date, as if made at and as of such date, except for de minimis inaccuracies;

(b)            the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing Date;

(c)            since the date of this Agreement, there shall not have been any Company Material Adverse Effect that is continuing;

(d)            the Company shall have received evidence reasonably satisfactory to Parent that Contract consent with the Material Customer set forth on Section 7.2(d) of the Company Disclosure Letter and such consent shall remain in full force and effect; and

(e)            Parent will have received a certificate, signed by an executive officer of the Company, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b), and Section 7.2(c) hereof.

Section 7.3             Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to consummate the transactions contemplated hereby, including the Merger, is, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Effective Time of the following conditions:

(a)            each of the representations and warranties of Parent and Acquisition Sub contained in (i) this Agreement (other than in Sections 5.1, 5.2(a), 5.2(b), 5.2(c) and 5.2(d)(i)), without giving effect to any materiality or Parent Material Adverse Effect qualifications therein, shall be true and correct as of the date hereof and as of the Closing Date, as if made at and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not have a Parent Material Adverse Effect, and (ii) Sections 5.1, 5.2(a), 5.2(b), 5.2(c) and 5.2(d)(i) shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as if made at and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

(b)          Parent or Acquisition Sub shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing Date; and

(c)          Company will have received a certificate, signed by an executive officer of Parent, certifying as to the matters set forth in Section 7.3(a) and Section 7.2(b) hereof.

Article VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1           Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

(a)          by mutual written consent of each of Parent and the Company; or

(b)          by either Parent or the Company, if:

(i)            the Merger shall not have been consummated on or before 5:00 p.m. (New York City time) on April 13, 2024 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of the Closing to have occurred on or before such date was primarily due to the failure of such party to perform or comply with any of its obligations under this Agreement; or

(ii)           prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the transactions contemplated by this Agreement, and such Law or Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such Law or Order or taking of such action was primarily due to the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform any of its obligations under this Agreement; or

(iii)          the Requisite Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which this Agreement and the transactions contemplated hereby have been voted upon;

(c)          by the Company, if:

(i)            Parent or Acquisition Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

(ii)           prior to obtaining the Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with Section 6.5; provided that, substantially concurrently with such termination, the Company enters into such definitive agreement and pays (or causes to be paid) at the direction of Parent the Termination Fee as specified in Section 8.3(a)(ii); or

(iii)          (A) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, provided that such conditions are at the time of termination capable of being satisfied as if such time were the Closing), (B) Parent and Acquisition Sub shall have failed to consummate the Merger by the time the Closing was required by Section 2.2, (C) the Company has notified Parent in writing that all of the conditions set forth in Article VII have been satisfied or, with respect to the Company’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands and will stand ready, willing and able to consummate the Merger at such time and (D) the Merger shall not have been consummated within five (5) Business Days after delivery of such notice; or

(d)          by Parent, if:

(i)            the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b), and (B) is not capable of being cured, or is not cured, by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Acquisition Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii)           the board of directors of the Company shall have made an Adverse Recommendation Change; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.1(d)(ii) shall expire upon the Requisite Stockholder Approval having been obtained.

Section 8.2           Effect of Termination. In the event that this Agreement is terminated and the Merger abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties hereto, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 8.3 or in any other provision of this Agreement, no such termination shall relieve any party hereto of any liability or damages resulting from any knowing and intentional breach of this Agreement prior to such termination, in which case, except as otherwise provided in Section 8.3, the aggrieved party shall be entitled to all remedies available at law or in equity; and provided, further, that the Confidentiality Agreement, the Guaranty, the expense reimbursement and indemnification obligations contained in Section 6.11 and Section 6.12, and the provisions of this Section 8.2, Section 8.3, Section 8.6 and Article IX shall survive any termination of this Agreement pursuant to Section 8.1 in accordance with their respective terms.

Section 8.3           Termination Fees.

(a)          Except in the event that this Agreement is terminated in a circumstance where the Reverse Termination Fee is payable, in the event that:

(i)            (A) a Third Party shall have made a Competing Proposal after the date of this Agreement, (B) this Agreement is subsequently terminated by (x) the Company or Parent pursuant to Section 8.1(b)(iii) or (y) Parent pursuant to Section 8.1(d)(i) and at the time of such Stockholder Meeting in the case of clause (x) or at the time of such breach in the case of clause (y), a Competing Proposal has been publicly announced and has not been withdrawn, and (C) within twelve (12) months of such termination of this Agreement, the Company consummates a transaction involving a Competing Proposal or enters into a definitive agreement providing for the consummation of a Competing Proposal and such Competing Proposal is subsequently consummated; provided, however, that for purposes of this Section 8.3(a)(i), the references to “twenty percent (20%)” in the definition of Competing Proposal shall be deemed to be references to “fifty percent (50%)”;

(ii)           this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii); or

(iii)          this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii);

then the Company shall, (A) in the case of clause (i) above, no later than two (2) Business Days following the date of the consummation of such transaction involving a Competing Proposal, (B) in the case of clause (ii) above, prior to or substantially concurrently with such termination, and (C) in the case of clause (iii) above, no later than two (2) Business Days after the date of such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Parent, the Termination Fee; it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(b)            In the event this Agreement is terminated by (i) the Company pursuant to Section 8.1(c)(i) (arising from a material breach of the Parent’s covenants set forth in Section 6.11) or Section 8.1(c)(iii) or (ii) the Company or Parent pursuant to Section 8.1(b)(i) if, at the time or prior to such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 8.1(c)(iii), then Parent shall, no later than two (2) Business Days after the date of such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of the Company, the Reverse Termination Fee; it being understood that in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion.

(c)            Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Company’s rights set forth in the next sentence of this Section 8.3(c), Section 8.3(e) and Section 9.9, the Company’s receipt of the Reverse Termination Fee pursuant to Section 8.3(b), in circumstances where the Reverse Termination Fee is owed pursuant to Section 8.3(b), shall constitute the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Acquisition Sub, the Guarantor, the Debt Financing Sources or any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates, or assignees of any of the foregoing (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Parent shall also be obligated with respect to the terms of the Confidentiality Agreement, Section 8.3(e), Section 8.3(f) and Section 8.6 and for any of its expense reimbursement and indemnification obligations contained in Section 6.11 and Section 6.12 and the Guarantor shall also be obligated pursuant to the terms and conditions of the Guaranty), and in no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Reverse Termination Fee (plus, if applicable, any additional amounts payable pursuant to Section 8.3(e)). Notwithstanding anything in this Agreement to the contrary and without limiting any right of the Company to enforce any other obligations of Parent or Acquisition Sub set forth herein, it is explicitly agreed that the Company shall be entitled to obtain an injunction, or other appropriate form of specific performance or equitable relief, to cause Parent and Acquisition Sub to cause, or for the Company to directly cause, in accordance with its third party beneficiary rights under the Equity Commitment Letter, the Equity Financing to be funded on the terms and subject to the conditions set forth in the Equity Commitment Letter and this Agreement and cause the Closing to occur if, and only if, each of the following conditions has been satisfied: (i) all conditions in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing) have been satisfied at the time when the Closing would have occurred but for the failure of the Equity Financing to be funded, and remain satisfied, (ii) the financing provided for by the Debt Commitment Letter (or, if alternative financing is being used in accordance with Section 6.11(c), pursuant to the commitments with respect thereto) has been funded in accordance with its terms or will be funded at the Closing in accordance with its terms if the Equity Financing is funded at the Closing, and (iii) with respect to any funding of the Equity Financing to occur at the Closing, the Company has irrevocably confirmed that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur. In no event shall the Company be entitled to enforce specifically Parent’s obligation to cause the Equity Financing to be funded (or exercise its third party beneficiary rights under the Equity Commitment Letter) if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). For the avoidance of doubt, the Company may pursue a grant of specific performance of the type provided in the preceding sentence and the payment of the Reverse Termination Fee under Section 8.3(b); provided that in no event shall the Company be entitled to receive both a grant of specific performance that results in the Closing to occur, on the one hand, and the Reverse Termination Fee, on the other hand.

(d)            Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.9, in circumstances where the Termination Fee is owed pursuant to Section 8.3(a)(i), Section 8.3(a)(ii) or Section 8.3(a)(iii), Parent’s right to receive payment (i) from the Company of the Termination Fee pursuant to Section 8.3(a), in circumstances where the Termination Fee is owed pursuant to Section 8.3(a)(i), Section 8.3(a)(ii) or Section 8.3(a)(iii), and (ii) pursuant to the Section 1.7 of the Stockholder Support Agreement, shall constitute the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Company shall also be obligated with respect to Section 8.3(e) and Section 8.6, as applicable), and in no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Termination Fee (plus, if applicable, any additional amounts payable pursuant to Section 8.3(e)), the Agreed Reimbursement Amount and the fee payable, if any, pursuant to the Stockholder Support Agreement.

(e)            Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Termination Fee and the Reverse Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in this Section 8.3, such paying party shall pay the other party its costs and Expenses in connection with such suit, together with interest on such amount at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

(f)            If and when the Company Termination Fee is payable, the Company shall pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Parent, the Agreed Reimbursement Amount.

Section 8.4             Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that (i) after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company without such further approval of such stockholders nor any amendment or change not permitted under applicable Law and (ii) any amendment of this Section 8.4 or Section 8.3(c), Section 9.5, Section 9.7, Section 9.8, Section 9.10 or Section 9.12, in each case to the extent such amendment would adversely affect the rights of a Debt Financing Source under such Section, shall also be approved by such Debt Financing Source. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 8.5             Extension; Waiver. At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.6             Expenses; Transfer Taxes. Except as expressly set forth herein, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. Parent shall timely and duly pay all (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, gains, real property transfer and other similar Taxes or fees arising out of or in connection with entering into and carrying out this Agreement.

Article IX

GENERAL PROVISIONS

Section 9.1             Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.6 and Section 6.9.

Section 9.2             Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to Parent or Acquisition Sub:

Tools AcquisitionCo, LLC
c/o ShoreView Industries IV, LLC
222 South Ninth Street, Suite 3300
Minneapolis, Minnesota 55402
Email: tdovidio@shoreview.com
Attention: Thomas D’Ovidio

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Email: jnsmith@sidley.com and mstoker@sidley.com
Attention: Jeffrey N. Smith and Matthew D. Stoker

if to the Company:

P&F Industries, Inc.
445 Broadhollow Road, Suite 100
Melville, New York 11747
Email: rgoodman@pfina.com
Attention: Richard B. Goodman, General Counsel

with copies (which shall not constitute notice) to:

Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza, East Tower, 15th Floor
Uniondale, New York 11556
Email: SKuperschmid@rmfpc.com
Attention: Steven J. Kuperschmid

and

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001-8602
Email: richard.grossman@skadden.com

Attention: Richard J. Grossman

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.2; provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

Section 9.3             Interpretation; Certain Definitions.

(a)            The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(b)            Disclosure of any fact, circumstance or information in any Section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to be disclosure of such fact, circumstance or information with respect to any other Section of the Company Disclosure Letter or Parent Disclosure Letter, respectively, if it is reasonably apparent that such disclosure relates to any such other Section. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

(c)            The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to October 13, 2023 unless the context requires otherwise. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States of America. References to the “ordinary course of business” or words of similar import shall, in each case, be deemed to mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency); provided that any action taken, or omitted to be taken, and any adjustments and modifications thereto taken in response to or as a result of COVID-19 or any COVID Measures shall be deemed to be in the “ordinary course of business.”

Section 9.4             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties hereto intend that the remedies and limitations thereon contained in Sections 8.3(a), 8.3(d) and 8.3(e) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder or under the Financing Commitments or the Guarantees.

Section 9.5             Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that (a) Parent may assign all of its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent and (b) from and after the Effective Time, Parent and Merger Sub may assign all of their rights, interests and obligations under this Agreement (i) in connection with a merger or consolidation involving Parent or the Surviving Corporation or other disposition of all or substantially all of the assets of Parent or the Surviving Corporation, (ii) to any of their respective Affiliates or (iii) to any Debt Financing Source pursuant to the terms of the Debt Financing; provided that no such assignment pursuant to clauses (a) or (b) above shall relieve Parent or Acquisition Sub of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 9.5 shall be null and void.

Section 9.6             Entire Agreement. This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the Guaranty, the Equity Commitment Letter, the Company Disclosure Letter, the Parent Disclosure Letter and the Stockholder Support Agreement, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

Section 9.7             No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that (A) the D&O Indemnified Parties (with respect to Section 6.6 from and after the Effective Time), (B) the Financing Sources under the Debt Financing of Parent and Acquisition Sub (with respect to Section 8.3, Section 8.4, Section 9.4, Section 9.7, Section 9.8, Section 9.10, and Section 9.12) and (C) the Parent Related Parties (with respect to Section 8.3) and the Company Related Parties (with respect to Section 8.3) are third-party beneficiaries.

Section 9.8             Governing Law.

(a)            This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Acquisition Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)            Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto: (i) agrees that it will not bring or support any Person in any action, suit, proceeding, hearing or arbitration before any Governmental Authority of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the financings contemplated thereby, in any forum other than the United States Federal and New York State courts located in New York County, State of New York and (ii) agrees that, except as specifically set forth in the Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Sources in any way relating to this Agreement, the Debt Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 9.9             Specific Performance.

(a)            The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, subject to the penultimate sentence of Section 8.3(c), the parties hereto acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to show proof of actual damages or provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary contained herein, this Section 9.9 is not intended and shall not be construed to limit in any way, and shall be subject in all respects to, the provisions of Section 8.3(c) and Section 8.3(d).

Section 9.10           Consent to Jurisdiction.

(a)            Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that Court does not have jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware, or, if that Court does not have jurisdiction, the United States District Court for the District of Delaware, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and (e) agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Court of Chancery of the State of Delaware, or, if that Court does not have jurisdiction, the United States District Court for the District of Delaware. Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The parties hereby further agree that New York state or United States Federal courts sitting in New York County, State of New York shall have exclusive jurisdiction over any action (whether at law, in equity, in contract, in tort or otherwise) brought against any Debt Financing Source in connection with the transactions contemplated under this Agreement.

(b)            Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.10(a) in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.11             Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.12             WAIVER OF JURY TRIAL. EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF (INCLUDING THE DEBT FINANCING).

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TOOLS ACQUISITIONCO, LLC

By:	/s/ Thomas D’Ovidio
	Name:	Thomas D’Ovidio
	Title:	Vice President, Assistant Treasurer, Assistant Secretary

TOOLS MERGERSUB, INC.

By:	/s/ Thomas D’Ovidio
	Name:	Thomas D’Ovidio
	Title:	Vice President, Assistant Treasurer, Assistant Secretary

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

P&F Industries, Inc.

By:	/s/ Richard A. Horowitz
	Name:	Richard A. Horowitz
	Title:	President

[Signature Page to Agreement and Plan of Merger]

Appendix A

As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 6.5(c).

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Action” means any action, arbitration, assessment, audit, subpoena, hearing, mediation, examination, charge, claim, complaint, demand, grievance, investigation, inquiry, petition, suit or other proceeding, whether civil or criminal, in law or in equity, brought by or before any Governmental Authority, mediator or arbitrator.

“Adverse Recommendation Change” shall have the meaning set forth in Section 6.5(d).

“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Aggregate Merger Consideration” shall mean the product of (x) the number of shares of Company Common Stock issued and outstanding (other than those shares canceled or retired pursuant to Section 3.1(a)) immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

“Agreed Reimbursement Amount” shall mean an amount, not to exceed $300,000.00, equal to Parent or the Acquisition Sub’s documented and reasonable out-of-pocket legal, consulting and other third-party costs and expenses incurred in connection with this Agreement from and after the date hereof and prior to the Termination Date.

“Agreement” shall have the meaning set forth in the Preamble.

“Antitrust Laws” shall mean any applicable U.S. or foreign competition, antitrust, merger control or investment Laws.

“Articles of Merger” shall have the meaning set forth in Section 2.3(a).

“Blue Sky Laws” shall mean state securities or “blue sky” laws.

“Book-Entry Shares” shall have the meaning set forth in Section 3.1(b).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“Certificates” shall have the meaning set forth in Section 3.1(b).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

Appendix A-1

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Benefit Plan” shall have the meaning set forth in Section 4.12(a).

“Company Bylaws” shall have the meaning set forth in Section 3.1(b).

“Company Charter” shall have the meaning set forth in Section 3.1(b).

“Company Common Stock” shall have the meaning set forth in Section 3.1(a).

“Company Data” means all confidential data, information, and data compilations contained in the IT Systems or any databases of the Company or any of its Subsidiaries, including Personal Data, that are used by, or necessary to the business of, the Company and its Subsidiaries.

“Company Debt” shall have the meaning set forth in Section 6.13.

“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

“Company Equity Awards” shall mean, collectively, (i) Company Options and (ii) Company Restricted Shares.

“Company Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).

Appendix A-2

“Company Material Adverse Effect” means any change, event, effect or circumstance which, individually or in the aggregate (x) has resulted in or would reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that changes, events, effects or circumstances which, directly or indirectly, to the extent they relate to or result from the following shall be excluded from the determination of Company Material Adverse Effect: (i) any condition, change, effect or circumstance generally affecting any of the industries or markets in which the Company or its Subsidiaries operate; (ii) any change in any Law (including any COVID Measures) or GAAP (or changes in interpretations of any Law or GAAP); (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Company or its Subsidiaries conduct business; (iv) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war in the U.S. or any other country or region in the world, including an outbreak of hostilities involving the U.S. or any other Governmental Authority or the declaration by the U.S. or any other Governmental Authority of a national emergency or war, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any COVID Measures, or effects thereof), other outbreak or illness or public health event (whether human or animal), or any escalation or worsening of any of the foregoing; (v) the negotiation, execution, announcement, consummation or existence of this Agreement or the transactions contemplated hereby, including by reason of the identity of Parent or any communication by Parent or its Subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business of the Company or any of its Subsidiaries and including the impact of any of the foregoing on any relationships with customers, suppliers, vendors, collaboration partners, employees or regulators; provided that the exceptions set forth in this clause (v) shall not apply to matters covered by Section 4.4 or Section 6.2(a)(iv) as it relates to the representations and warranties contained in Section 4.4); (vi) any action that is expressly required to be taken pursuant to the terms of this Agreement or with the consent or at the written direction of Parent or Acquisition Sub, and (vii) any changes in the market price or trading volume of the Company Common Stock, any failure by the Company or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (provided that the facts or occurrences giving rise to or contributing to such changes or failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect); and (viii) any litigation or claim threatened or initiated by stockholders of the Company against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement or the transactions contemplated hereby; provided, further that any effect, change, event or occurrence referred to in clauses (i), (ii), (iii) or (iv) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to similarly situated participants operating in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect) or (y) prevent, impair or materially delay the ability of the Company from entering into or performing its obligations under this Agreement and the transactions contemplated hereby.

“Company Material Contract” shall have the meaning set forth in Section 4.16(a).

“Company Option” shall mean each outstanding option to purchase shares of Company Common Stock.

“Company Permits” shall have the meaning set forth in Section 4.5(a).

“Company Privacy Policies” means any (a) internal or external past or present data protection, data usage, privacy and security policies of the Company and its Subsidiaries, (b) public statements, representations, obligations, promises, commitments relating to privacy, security, or the Processing of Personal Data, and (c) policies and obligations applicable to the Company or any of its Subsidiaries as a result of any certification relating to privacy, security, or the Processing of Personal Data.

“Company Recommendation” shall mean the recommendation of the board of directors of the Company that the stockholders of the Company vote in favor of the approval of the Merger.

Appendix A-3

“Company Related Parties” shall have the meaning set forth in Section 8.3(d).

“Company Restricted Shares” shall mean any restricted share of Company Common Stock.

“Company SEC Documents” shall have the meaning set forth in Section 4.6(a).

“Company Stock Plan” means the P&F Industries, Inc. 2021 Stock Incentive Plan.

“Company Stockholder Advisory Vote” shall have the meaning set forth in Section 4.3(a).

“Competing Proposal” shall have the meaning set forth in Section 6.5(g).

“Confidentiality Agreement” shall mean the Nondisclosure Agreement dated as of March 5, 2023 between Shoreview Industries IV, LLC and East Wind, on behalf of the Company.

“Consent” shall have the meaning set forth in Section 4.4(b).

“Continuing Employees” shall have the meaning set forth in Section 6.9(a).

“Contract” means any written contract, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, task order, delivery order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment or other agreement.

“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“COVID-19” shall mean SARS-CoV-2 and its disease commonly known as COVID-19, and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks.

“COVID Measures” shall mean (i) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and the Families First Coronavirus Response Act, or any other response to COVID-19 (including any such response undertaken by any similarly situated industry participants), and (ii) the reversal or discontinuation of any of the foregoing.

“D&O Indemnified Parties” shall have the meaning set forth in Section 6.6(a).

“DGCL” shall have the meaning set forth in the Recitals.

Appendix A-4

“Data Processor” means a natural or legal Person, public authority, agency or other body that Processes Personal Data on behalf of or at the direction of the Company or any of its Subsidiaries.

“Debt Commitment Letter” shall have the meaning set forth in Section 5.7(a).

“Debt Financing” shall have the meaning set forth in Section 5.7(a).

“Debt Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing or other financings in connection with the transactions contemplated hereby, including the parties to the Debt Commitment Letter and any joinder agreements, credit agreements and the other definitive documents relating thereto.

“Debt Payoff Amount” shall have the meaning set forth in Section 6.13.

“Dissenting Shares” shall have the meaning set forth in Section 3.6.

“East Wind” shall have the meaning set forth in Section 4.21.

“Effective Time” shall have the meaning set forth in Section 2.3(a).

“Environmental Laws” means all Laws relating to pollution or protection of the environment, natural resources, or human health and safety (in respect of exposure to Hazardous Materials), including Laws relating to the Release, generation, manufacture, processing, distribution, use, treatment, storage, transport, handling, labeling, remediation, or investigation of Hazardous Materials, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and other similar state and local Laws.

“Environmental Permit” shall have the meaning set forth in Section 4.18(a).

“Equity Commitment Letter” shall have the meaning set forth in Section 5.7(a).

“Equity Financing” shall have the meaning set forth in Section 5.7(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning set forth in Section 4.12(f).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Appendix A-5

“Exchange Fund” shall have the meaning set forth in Section 3.2(a).

“Existing Credit Agreement” shall mean that certain Second Amended and Restated Loan and Security Agreement, dated April 5, 2017, by and among the Company, Florida Pneumatic Manufacturing Corp. (“Florida Pneumatic”), Hy-Tech Machine, Inc. (“Hy-Tech”), ATSCO Holdings Corp. (“ATSCO”), Jiffy Air Tool, Inc. (formerly known as Bonanza Holdings Corp.) (“Jiffy”), Bonanza Properties Corp. (“Bonanza”), Continental Tool Group, Inc. (“Continental”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Exhaust Technologies, Inc. (“Exhaust”), Green Manufacturing, Inc. (“Green Manufacturing”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”), Woodmark International, L.P. (“Woodmark”), and Capital One, National Association (“Capital One”), as amended by Amendment No. 1 to the Second Amended and Restated Loan and Security Agreement, dated as of August 9, 2017, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy (formerly known as Bonanza Holdings Corp.), Bonanza, Continental, Countrywide, Embassy, Exhaust, Green Manufacturing, Pacific Stair, WILP, Woodmark, and Capital One, as further amended by Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement, dated as of June 21, 2018, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy (formerly known as Bonanza Holdings Corp.), Bonanza, Continental, Countrywide, Embassy, Exhaust, Green Manufacturing, Pacific Stair, WILP, Woodmark, and Capital One, and as further amended by Amendment No. 3 to the Second Amended and Restated Loan and Security Agreement, dated as of October 1, 2018, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy (formerly known as Bonanza Holdings Corp.), Bonanza, Continental, Countrywide, Embassy, Exhaust, Green Manufacturing, Pacific Stair, WILP, Woodmark, and Capital One, and as further amended by Amendment No. 4 to the Second Amended and Restated Loan and Security Agreement, dated as of November 16, 2018, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy (formerly known as Bonanza Holdings Corp.), Bonanza, Continental, Countrywide, Embassy, Exhaust, Green Manufacturing, Pacific Stair, WILP, Woodmark, and Capital One, and as further amended by Amendment No. 5 to the Second Amended and Restated Loan and Security Agreement, dated as of February 8, 2019, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy (formerly known as Bonanza Holdings Corp.), Bonanza, Continental, Countrywide, Embassy, Exhaust, Green Manufacturing, Pacific Stair, WILP, Woodmark, and Capital One, as further amended by Amendment No. 6 to the Second Amended and Restated Loan and Security Agreement, dated as of February 14, 2019, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy (formerly known as Bonanza Holdings Corp.), Bonanza, Continental, Countrywide, Embassy, Exhaust, Green Manufacturing, Pacific Stair, WILP, Woodmark, and Capital One, and as further amended by the Consent and Amendment No. 7 to Second Amended and Restated Loan and Security Agreement, dated as of April 19, 2019, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy, Bonanza, Continental, Countrywide, Embassy, Exhaust and Capital One, and as further amended by the Consent, Joinder and Amendment No. 8 to Second Amended and Restated Loan and Security Agreement, dated as of October 25, 2019, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy, Bonanza, Continental, Countrywide, Embassy, Exhaust, DaVinci Purchase Corp. and Capital One, and as further amended by the Consent, Joinder and Amendment No. 9 to Second Amended and Restated Loan and Security Agreement, dated as of January 14, 2022, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy, Bonanza, Continental, Countrywide, Embassy, Exhaust, Hy-Tech Illinois, Inc. (“Hy-Tech Illinois”), Heisman Acquisition Corp. (“Heisman”) and Capital One, and as further amended by Amendment No. 10 to Second Amended and Restated Loan and Security Agreement, dated as of April 12, 2022, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy, Bonanza, Continental, Countrywide, Embassy, Exhaust, Hy-Tech Illinois, Heisman and Capital One, and as further amended by Amendment No. 11 to Second Amended and Restated Loan and Security Agreement, dated as of March 24, 2023, by and among the Company, Florida Pneumatic, Hy-Tech, ATSCO, Jiffy, Bonanza, Continental, Countrywide, Embassy, Exhaust, Hy-Tech Illinois, Heisman and Capital One.

Appendix A-6

“Existing D&O Insurance Policies” shall have the meaning set forth in Section 6.6(b).

“Expenses” shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, any filing with, and obtaining of any necessary action or non-action, Consent or approval from any Governmental Authority pursuant to any Antitrust Laws, engaging the services of the Paying Agent, any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.

“Financing” shall have the meaning set forth in Section 5.7(a).

“Financing Agreements” shall have the meaning set forth in Section 6.11(c).

“Financing Commitments” shall have the meaning set forth in Section 5.7(a).

“Financing Sources” means the Debt Financing Sources and the Guarantor.

“Foreign Plan” shall mean each Company Benefit Plan that primarily covers current or former employees, directors or individual service providers of the Company or any of its subsidiaries based outside of the United States and/or that is subject to any Law other than U.S., federal, state or local law (other than any plan or program that is maintained by a Governmental Authority to which the Company or any of its subsidiaries contributes pursuant to applicable Law).

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.

“Government Contract” means any Contract between the Company or any of its Subsidiaries on the one hand, and any Governmental Authority (or a contractor or subcontractor to a Governmental Authority, in its capacity as such) on the other hand.

“Grant Date” shall have the meaning set forth in Section 4.2(c).

Appendix A-7

“Guarantor” shall have the meaning set forth in Section 5.7(a).

“Guaranty” shall have the meaning set forth in the Recitals.

“Hazardous Materials” means all substances, materials, chemicals or wastes (i) defined or identified as hazardous or toxic, or as oils, pollutants or (or words of similar import) under Environmental Law, including petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and per- and polyfluoroalkyl substances or (ii) any other substances, materials, wastes, or chemicals that are regulated by, or for which liability or standards of care may be imposed under, any Environmental Law.

“Horowitz Employment Agreement” means the Executive Employment Agreement, effective as of January 1, 2022, by and between the Company and Richard A. Horowitz, as amended by Amendment No. 1 to Executive Employment Agreement, dated as of October 13, 2023, by and between the Company and Richard A. Horowitz.

“Improvements” shall have the meaning set forth in Section 4.17(e).

“Information Security Program” means a written information security program that materially complies with Privacy Requirements, that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data, and that is at least as stringent as one or more relevant industry standards and that includes: (i) written policies and procedures regarding Personal Data, and the Processing thereof; (ii) administrative, technical and physical safeguards to protect the security, confidentiality, availability, and integrity of any Personal Data owned, controlled, maintained, held, or Processed by the Company and its Subsidiaries; (iii) disaster recovery, business continuity, incident response, and security plans, procedures and facilities; and (iv) protections against Security Incidents, Malicious Code, and against loss, misuse, unauthorized access to, and disruption of, the Processing of Company Data and IT Systems.

“Intellectual Property Rights” means all intellectual property and intellectual property rights as they exist in any jurisdiction throughout the world, whether registered or unregistered, published or unpublished, including the following: (i) patents, patent applications and similar rights including provisionals, continuations, divisionals, continuations-in-part, reissues or reexaminations thereof inventions, methods, processes; (ii) trademarks, service marks, trade dress, and registrations and applications for registration thereof, Internet domain names, and the goodwill associated with any of the foregoing; (iii) copyrightable works and copyrights and registrations and applications for registration thereof; (iv) processes, software, technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing), formulae, customer lists or data, business and marketing plans, and marketing information, rights in confidential information including trade secrets; and (v) software (including source code, object code and embedded data, databases, collections of data, firmware and related information, documentation and manuals).

“Intervening Event” shall have the meaning set forth in Section 6.5(g).

“IRS” shall mean the Internal Revenue Service.

Appendix A-8

“IT Systems” mean the hardware, software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, data, databases, data communication lines, network and telecommunications equipment, websites and Internet-related information technology infrastructure, wide area network and other data communications or information technology equipment, owned or leased by, licensed to, or used to Process Company Data in the conduct of the business of the Company and its Subsidiaries.

“Knowledge” means the actual knowledge of the following officers and employees of the Company or Parent, as applicable, after due inquiry: (i) for the Company: Richard A. Horowitz, Joseph Molino, George Aronson, Richard Goodman, Marc Mabie, Bart Swank, Dana Belton, James Graham, and Scott Clarke; and (ii) for Parent: Thomas D’Ovidio and Peter Zimmerman.

“Law” shall mean any and all domestic (federal, state or local) or foreign laws (including common law), rules, regulations, orders, judgments, statutes, code, ordinances, treaties, legally-enforceable policies or decrees promulgated by any Governmental Authority.

“Lease” shall have the meaning set forth in Section 4.17(b).

“Leased Real Property” shall have the meaning set forth in Section 4.17(b).

“Lien” shall mean liens, claims, mortgages, deeds of trust, encroachments, easements, covenants, restrictions, leases, rights-of-way, options, rights of first refusal, survey or title defects, encumbrances, pledges, security interests or charges of any kind.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.

“Material Customer” shall have the meaning set forth in Section 4.26.

“Material Supplier” shall have the meaning set forth in Section 4.26.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b).

“Molino Employment Agreement” shall mean the Executive Employment Agreement, dated as of January 1, 2018, by and between the Company and Joseph A. Molino, Jr., as amended by Amendment No. 1 to Executive Employment Agreement, dated as of March 5, 2019, by and between the Company and Joseph A. Molino, Jr., as further amended by Amendment No. 2 to Executive Employment Agreement, dated as of December 30, 2020, by and between the Company and Joseph A. Molino, Jr., as further amended by Amendment No. 3 to Executive Employment Agreement, dated as of June 6, 2023, by and between the Company and Joseph A. Molino, Jr., as further amended by Amendment No. 4 to Executive Employment Agreement, dated as of October 13, 2023, by and between the Company and Joseph A. Molino, Jr.

Appendix A-9

“Notice of Adverse Recommendation” shall have the meaning set forth in Section 6.5(d).

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.5(d).

“Open Source Software” means ” software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution terms including any license approved by the Open Source Initiative and listed at opensource.org/licenses.

“Option Cash Payment” shall have the meaning set forth in Section 3.3(a).

“Order” shall mean any decree, order, judgment, agreement, injunction, temporary restraining order or other order in any action, suit or proceeding by or with any Governmental Authority.

“Owned Real Property” shall have the meaning set forth in Section 4.17(a).

“Parent” shall have the meaning set forth in the Preamble.

“Parent Disclosure Letter” shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.

“Parent Material Adverse Effect” shall mean any change, effect or circumstance which, individually or in the aggregate, has prevented or materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or materially impair, the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.

“Parent Organizational Documents” shall mean the articles of incorporation, bylaws (or equivalent organizational or governing documents), and other organizational or governing documents, agreements or arrangements, each as amended to date, of each of Parent and Acquisition Sub.

“Parent Related Parties” shall have the meaning set forth in Section 8.3(c).

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“Paying Agent Agreement” shall have the meaning set forth in Section 3.2(a).

Appendix A-10

“Permitted Lien” shall mean (i) any Lien for Taxes not yet due and payable or that are being contested in good faith by any appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed by the Company with the SEC and Liens securing indebtedness, (iii) such Liens or other imperfections of title, if any, that do not have, individually or in the aggregate, materially detract from the value of or materially impair current use of the Real Property or the business conducted thereon, including (A) easements or claims of easements whether or not shown by the public records, boundary line disputes, overlaps, encroachments, (B) rights of parties in possession, (C) any supplemental Taxes or assessments not shown by the public records and (D) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (iv) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations that are not violated in any material respect by the current use or occupancy of the Real Property or the Business conducted thereon, (v) Liens disclosed on existing title reports or existing surveys that have been delivered to Parent as of the date hereof, (vi) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens incurred in the ordinary course of business; (vii) Liens securing acquisition financing with respect to the applicable asset, including refinancings thereof and (viii) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including, but not limited to: (a) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, insurance account information, any persistent identifier such as customer number held in a cookie, an Internet Protocol address, a processor or device serial number, or a unique device identifier; or (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy Requirements.

“Post-Closing Plans” shall have the meaning set forth in Section 6.9(c).

“Post-Closing Welfare Plans” shall have the meaning set forth in Section 6.9(d).

Appendix A-11

“Privacy Requirements” means any and all Laws relating to the protection or Processing of Personal Data that are applicable to the Company or any of its Subsidiaries, including, but not limited to: (a) the CAN-SPAM Act of 2003, 15 U.S.C. § 7701, et seq.; the Telephone Consumer Protection Act (“TCPA”), 47 U.S.C. § 227, et seq.; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the Stored Communications Act, 18 U.S.C. §§ 2701-12, et seq.; the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; the California Customer Records Act, Cal. Civ. Code §§ 1798.80 to 84; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; the New York Department of Financial Services Cybersecurity Regulation, 23 N.Y.C.R.R. § 500, et seq.; the South Carolina Privacy of Consumer Financial and Health Information Regulation, South Carolina Code § 69-58, et seq.; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. § 17.00, et seq.; Nev. Rev. Stat. 603A, et seq.; Cal. Civ. Code § 1798.82, et seq.; N.Y. Gen. Bus. Law § 899-aa, et seq.; N.Y. Gen. Bus. Law § 899-bb, et seq.; 11 N.Y.C.R.R. § 420, et seq.; 11 N.Y.C.R.R. § 421, et seq.; the Illinois Biometric Information Privacy Act, 740 I.L.C.S. § 14, et seq.; the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC) as implemented by countries within the European Economic Area (“EEA”); the General Data Protection Regulation (2016/679) (“EU GDPR) as implemented by countries within the EEA; the UK Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426); the UK Data Protection Act 2018 and the EU GDPR as it forms part of the law of England and Wales by virtue of section 3 of the European Union (Withdrawal) Act 2018 (known as the UK GDPR); U.S. state and federal Laws that prohibit unfair or deceptive acts and practices, such as the Federal Trade Commission Act, 15 U.S.C. § 45, et seq.; and all other Laws and binding regulations relating to data protection, information security, cybercrime, Security Incident notification, social security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions; and (b) each applicable rule, code of conduct, or other requirement of self-regulatory bodies and applicable industry standards, including, to the extent applicable, the Payment Card Industry Data Security Standard (“PCI-DSS”).

“Processing,” “Process,” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification, or any other processing (as defined by Privacy Requirements) of Company Data or IT Systems.

“Proxy Statement” shall have the meaning set forth in Section 4.7.

“Real Property” shall mean the Owned Real Property and the Leased Real Property.

“Release” means any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, emitting, abandoning, or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air (indoor or outdoor), soil, surface water, groundwater or real property, or within any building, structure, facility or fixture.

“Representatives” shall have the meaning set forth in Section 6.4.

“Requisite Stockholder Approval” shall have the meaning set forth in Section 4.19.

“Reverse Termination Fee” shall mean amount equal to $3,687,670.00.

“Sanctioned Country” shall mean any country or territory that is the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea, Sevastopol, Kherson, and Zaporizhzhia regions, and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic of Ukraine).

Appendix A-12

“Sanctioned Party” shall mean (i) a person (individual or entity) listed on a prohibited or restricted party list published by the United Nations, the United States (such as the U.S. Office of Foreign Assets Control’s (“OFAC”) “Specially Designated Nationals and Blocked Persons List”), the United Kingdom (such as the UK’s Consolidated List of Financial Sanctions Targets), the European Union and its Member States (such as the EU Consolidated List of persons, groups and entities subject to EU financial sanctions), or any such list maintained by countries with jurisdiction over the Company; (ii) the government, including any political subdivision, agency, or instrumentality thereof, of any Sanctioned Country or of Venezuela; (iii) a person located in, national of, resident in, or organized under the jurisdiction of, a Sanctioned Country; or (iv) a person acting or purporting to act on behalf of, or a person 50 percent or more owned or otherwise controlled, directly or indirectly, by, any of the parties listed in (i)-(iii).

“Sanctions” shall mean all economic, trade and financial sanctions and embargoes imposed, administered or enforced by the United States (including by OFAC, the U.S. Department of Commerce, and the U.S. Department of State), the United Kingdom, the European Union and its Member States, or any other Governmental Authority that has jurisdiction over the Company.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Clearance Date” shall have the meaning set forth in Section 6.2(c).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Incident” means any unauthorized Processing of Company Data, any unauthorized access to the Company’s or any of its Subsidiaries’ IT Systems, or any incident that may require notification to any Person, Governmental Authority, or any other entity under Privacy Requirements.

“Solvent” shall have the meaning set forth in Section 5.12.

“Stockholders’ Meeting” shall have the meaning set forth in Section 6.2(c).

“Stockholder Support Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Superior Proposal” shall have the meaning set forth in Section 6.5(g)(iii).

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Takeover Statute” shall have the meaning set forth in Section 4.3(c).

Appendix A-13

“Tax” or “Taxes” shall mean (a) any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax), including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, escheat and unclaimed property obligations, production, license, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, alternative or add-on minimum, ad valorem, stamp, transfer, value added, or gains taxes; customs duties, tariffs; and other obligations of the same or of a similar nature to any of the foregoing and (b) any liability for the payment of amounts determined by reference to amounts described in clause (a) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated, unitary or similar basis, as a result of any obligation under any agreement or arrangement (including any Tax sharing agreements or arrangements), as a result of being a transferee or successor, or by Contract or otherwise.

“Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or taxing authority, including, without limitation, any claim for refund or amended return.

“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).

“Termination Fee” shall mean an amount equal to $2,107,240.00.

“Third Party” shall mean any Person or group other than Parent, Acquisition Sub and their respective Affiliates.

“Trade Controls” shall mean all applicable Laws relating to Sanctions, customs, import and export control, and anti-boycott imposed, administered or enforced by the United States, the United Kingdom, the European Union and its Member States, and any other countries with jurisdiction over the Company.

“Treasury Regulation” shall mean the regulations promulgated under the Code by the U.S. Department of the Treasury.

“Union” has the meaning set forth in Section 4.13(a).

“WARN Act” shall mean the federal Worker Adjustment and Retraining Notification Act of 1988 and its regulations, and any similar applicable state, local and foreign Laws.

Appendix A-14

Annex B

East Wind Securities, LLC 810 7th Avenue│35th floor | New York, NY 10019 Tel: 646-202-1500

CONFIDENTIAL

October 13, 2023

Board of Directors

P&F Industries, Inc.

445 Broadhollow Road, Suite 100

Melville, NY 11747

Members of the Board of Directors:

We understand that ShoreView Industries IV, LP (“ShoreView”), through Tools AcquisitionCo, LLC (“Parent”) and Tools MergerSub, Inc. (“Merger Sub”), proposes to enter into the Agreement (defined below) with P&F Industries, Inc. (the “Company”), pursuant to which, among other things, Merger Sub shall be merged with and into the Company and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Transaction”) and that, in connection with the Transaction, each outstanding share of Class A Common Stock, $1.00 par value of the Company, other than cancelled and retired shares (the “Common Stock”) will be converted into the right to receive $13.00 in cash (the “Common Share Transaction Consideration”). The Board of the Directors of the Company (the “Board”) has requested that East Wind Securities, LLC (“East Wind”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Common Share Transaction Consideration to be received by the holders of the Common Stock in the Transaction pursuant to the Agreement is fair from a financial point of view to such holders. For purposes of this Opinion, and with your consent, we have assumed that the Common Stock Transaction Consideration is $13.00 per share in cash.

In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

1.	reviewed the financial terms and conditions as stated in the draft of the Agreement and Plan of Merger by and among Parent, Merger Sub and the Company, dated as of October 12, 2023 (the “Agreement”);
2.	reviewed the Company’s audited and unaudited financial statements;
3.	reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Company for each monthly period from June 30, 2023 through December 31, 2027, as approved for our use by the Company (the “Projections”);
4.	reviewed the Company’s recent public filings and certain other publicly available information regarding the Company;
5.	reviewed financial, operating and other information regarding the Company and the industry in which it operates;
6.	reviewed the financial and operating performance of the Company and those of other selected public companies that we deemed to be relevant;
7.	considered the publicly available financial terms, and terms available to us on a confidential basis, of certain transactions we deemed to be relevant;
8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;
9.	reviewed a certificate addressed to East Wind from the Vice President, Chief Financial Officer, and Chief Operating Officer of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, East Wind by or on behalf of the Company;

10.	reviewed the Equity Commitment Letter from ShoreView Capital Partners IV, LP addressed to Parent, and the Debt Commitment Letters from Northstar Mezzanine Partners VIII, LP and RCS SBIC Fund II addressed to Merger Sub; and
11.	discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided by the Company to or otherwise reviewed by or discussed between us and the Company, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided by the Company became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents (including from the Boeing Company) and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of October 12, 2023, and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We provided advice to the Board with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Common Stock Transaction Consideration to be received by the holders of the Common Stock.

We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by East Wind on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transaction.

In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of Common Stock as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the compensation received by the holders of the Common Shares or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company, ShoreView or Parent or the ability of the Company, ShoreView or Parent to pay their respective obligations when they come due.

The delivery of this opinion was approved by an opinion committee of East Wind.

East Wind has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Transaction. East Wind will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. In the past, East Wind provided investment banking services for the Company, for which it received fees and had its expenses reimbursed.

In the ordinary course of our business, East Wind may provide financial advisory services for ShoreView and / or its portfolio companies. However, East Wind has no agreement currently in place to do so.

It is understood that this letter is for the information of the Board (solely in each director’s capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of East Wind to any such party. This Opinion may not be reproduced or used for any other purpose without our prior written consent, except that this Opinion and a description of this Opinion that is reasonably acceptable to East Wind may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Transaction Consideration to be received by the holders of the Common Stock in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

EAST WIND SECURITIES, LLC

/s/ Peter H. Rothschild
Peter H. Rothschild
Partner

Annex C

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of§ 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) Repealed by 82 Laws 2020, ch. 256, § 15.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder's shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person's name, demand in writing an appraisal of such beneficial owner's shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner's beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person's demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person's request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person's shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person's demand for an appraisal in respect of some or all of such person's shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person's demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

PRELIMINARY PROXY CARD-SUBJECT TO COMPLETION

DATED AS OF NOVEMBER [ ], 2023

VOTE BY INTERNET - [●]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on [●], 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - [●]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on [●], 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [●].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☐ KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of P&F Industries, Inc. recommends you vote “FOR” proposals 1, 2 and 3.		For	Against	Abstain
1.	The proposal to adopt the Agreement and Plan of Merger, dated as of October 13, 2023, by and among P&F Industries, Inc., Tools AcquisitionCo, LLC and Tools MergerSub, Inc. (the “Merger Agreement”).	☐	☐	☐
2.	The proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by P&F Industries, Inc. to its named executive officers in connection with the merger.	☐	☐	☐
3.	The proposal to adjourn the special meeting of stockholders (the “Special Meeting”) to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.	☐	☐	☐
NOTE: The proxies are further authorized in their discretion to vote upon any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.
For address change / comments, mark here.
(see reverse for instructions)
		Yes	No
Please indicate if you plan to attend the Special Meeting.		☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date	CUSIP#
SEQUENCE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at [●]

P&F Industries, Inc.
Special Meeting of Stockholders
[●], 2023 [●] [a.m.]/[p.m.], Eastern Time
This proxy is solicited by the Board of Directors of P&F Industries, Inc.
for the Special Meeting of Stockholders to be held at [●] [a.m.]/[p.m.], Eastern Time on [●], 2023.

The undersigned appoints Richard A. Horowitz and Richard Goodman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of P&F Industries, Inc. held of record by the undersigned at the close of business on [●], 2023 at the Special Meeting of Stockholders of P&F Industries, Inc. to be held on [●], 2023 or at any postponement(s) or adjournment(s) thereof.

Please direct your proxy how he is to vote by placing an “X” in the appropriate box opposite the resolutions, which have all been proposed by P&F Industries, Inc., specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” proposals 1, 2 and 3 and, in the discretion of the proxies, with respect to such other business as may properly come before the Special Meeting, including any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side